UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SEGUE SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share, of Segue Software, Inc. (“Segue common stock”)

(2)	Aggregate number of securities to which transaction applies:

14,616,570 shares of Segue common stock (includes 2,587,685 shares underlying options to purchase Segue common stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$8.67 (per share consideration set forth in the merger agreement)

(4)	Proposed maximum aggregate value of transaction:

$115,763,904.85 (excludes $10,961,757.05 representing the aggregate exercise price of the options included in the aggregate number of securities)

(5)	Total fee paid:

$12,386.74 (maximum aggregate value multiplied by 0.000107 pursuant to Section 14(g) of the Exchange Act)

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY — SUBJECT TO COMPLETION

SEGUE SOFTWARE, INC.

201 SPRING STREET

LEXINGTON, MASSACHUSETTS 02421

                    , 2006

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Segue Software, Inc. to be held at the offices of                      located at                     ,                     ,                     , on             ,                     , 2006, at                     , local time.

At the special meeting, you will be asked to consider and vote upon a proposal to approve a merger agreement that Segue has entered into with Borland Software Corporation and a wholly-owned subsidiary of Borland. If the merger is consummated, Segue will become a wholly-owned subsidiary of Borland, and each outstanding share of our common stock will be converted into the right to receive $8.67 in cash, without interest. You should carefully read the merger agreement, a copy of which is attached as Annex A to the accompanying proxy statement.

Our board, based on the unanimous recommendation of a special committee, unanimously adopted the merger agreement and approved the merger and determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, and accordingly recommends that our stockholders vote “FOR” approval of the merger agreement. In reaching its determination, our board considered a number of factors, including the opinion of our financial advisors, which is attached as Annex B to the accompanying proxy statement, and which you are urged to read in its entirety.

The accompanying proxy statement provides you with a detailed summary of the merger agreement and additional information about the parties involved and their interests.

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to approve the merger agreement. Holders of approximately 21.4% of these shares have already agreed with Borland to vote in favor of approval of the merger agreement.

Your vote is very important. Because approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Segue common stock entitled to vote, a failure to vote will have the same effect as a vote against approval of the merger agreement.

Please give all of this information your careful attention. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and your continued support of Segue.

Sincerely,

Joseph K. Krivickas

Chief Executive Officer

IMPORTANT

Your vote is important regardless of the number of shares you own. Please complete, sign, date and return your proxy card at your earliest convenience. No postage is required if mailed in the United States. You may also vote your shares through the Internet or by telephone.

Stockholders with questions or requiring assistance voting their shares may call D.F. King & Co., Inc., which is assisting us, toll-free at (888) 605-1957.

This proxy statement is dated                     , 2006, and was first mailed to stockholders of Segue on or about                     , 2006.

PRELIMINARY COPY — SUBJECT TO COMPLETION

SEGUE SOFTWARE, INC.

201 SPRING STREET

LEXINGTON, MASSACHUSETTS 02421

(781) 402-1000

Notice of Special Meeting of Stockholders

of Segue Software, Inc.

To Be Held on                     , 2006

To the Stockholders of

SEGUE SOFTWARE, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Segue Software, Inc., a Delaware corporation, will be held at the offices of                      at                     ,                     ,                      on                     , 2006 at                     , local time, for the following purposes:

1.	To consider and vote upon a proposal to approve the agreement and plan of merger, dated as of February 7, 2006, by and among Borland Software Corporation, Beta Merger Sub, Inc., a wholly-owned subsidiary of Borland, and Segue Software, Inc. (a copy of the merger agreement is attached as Annex A to the accompanying proxy statement);

2.	To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

3.	To consider and act upon any other business that may properly come before the special meeting or at any adjournments or postponements of that meeting.

Only holders of record of our common stock at the close of business on                     , 2006 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of that meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the merger agreement. A form of proxy and a proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.

Segue stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of Segue common stock as determined by the Delaware Court of Chancery under applicable provisions of Delaware law. A copy of the applicable Delaware statutory provisions is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” beginning on page 58 in the accompanying proxy statement.

If you fail to vote by proxy or in person, it will have the same effect as a vote against approval of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement.

The Segue board unanimously recommends that stockholders vote “FOR” approval of the merger agreement.

By Order of the Board of Directors

Jeffrey C. Hadden

Secretary

Lexington, Massachusetts

                    , 2006

YOUR VOTE IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY CONTINUE TO HAVE YOUR SHARES VOTED AS INSTRUCTED IN THE PROXY OR YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Please do not send your stock certificates at this time. If the merger is consummated, you will be sent instructions regarding the surrender of your stock certificates.

Annex A	Agreement and Plan of Merger, dated as of February 7, 2006, by and among Borland Software Corporation, Beta Merger Sub, Inc., and Segue Software, Inc.
Annex B	Opinion of Jefferies Broadview
Annex C	Form of Voting Agreement
Annex D	Section 262 of the Delaware General Corporations Law

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the Segue special meeting of stockholders and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should still carefully read this entire proxy statement, including each of the annexes.

The Special Meeting

Q:	Who is soliciting my proxy?

A:	This proxy is being solicited by our board of directors.

Q:	What will I be asked to vote upon at the special meeting?

A:	You are being asked to vote on the approval of the merger agreement that we have entered into with Borland Software Corporation and Beta Merger Sub, Inc., a wholly-owned subsidiary of Borland, that provides for the merger of Merger Sub with and into our company. After the merger, Segue, as the surviving corporation, will be a wholly-owned subsidiary of Borland.

We also are asking you to authorize the named proxies to approve one or more adjournments, if necessary, of the special meeting in order to solicit additional proxies in favor of approval of the merger agreement at the time of the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:	Holders of record of our common stock as of the close of business on , 2006, are entitled to vote at the special meeting.

Q:	How do I vote?

A:	Indicate on your proxy card how you want to vote, sign and date your proxy card, and mail it in the enclosed, postage-paid envelope or vote your shares through the Internet or by telephone as soon as possible, so that your shares of common stock will be represented at the special meeting. Instructions for voting your shares through the Internet or by telephone are located on the enclosed proxy card. You may also attend the special meeting and vote your shares of common stock in person, rather than voting by proxy. In addition, you may withdraw your proxy at any time up to and including the time the polls are closed on the vote on the merger agreement at the special meeting and either change your vote, cast a new vote through the Internet or by telephone, or attend the special meeting and vote in person.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will only be permitted to vote your shares if you instruct your broker how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not provide instructions to your broker, your shares of common stock will not be voted, which will have the same effect as a vote against the proposal to approve the merger agreement.

Q:	May I vote in person?

A:	Yes. You may attend the special meeting of stockholders and vote your shares of common stock in person. If you hold shares in “street name” you must provide a legal proxy executed by your bank or broker to vote your shares at the meeting.

Q:	What if I do not vote?

A:	The failure to vote, by proxy or in person, an abstention from voting or a broker “non-vote” will have the same effect as a vote against the proposal to approve the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement. Your vote is important regardless of the number of shares that you own.

Q:	What should I do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares by returning the enclosed proxy or submitting a proxy through the Internet or by telephone. You may also attend the special meeting and vote in person. Do not enclose or return your stock certificate(s) with your proxy card.

Q:	When should I send in my proxy card?

A:	You should send in your proxy card as soon as possible so that your shares will be voted at the special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You may do this in one of three ways. First, you may send a written, dated notice to the secretary of Segue stating that you would like to revoke your proxy. Second, you may complete, sign, date and submit a new proxy card or submit a new vote through the Internet or by telephone. Third, you may attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker relating to changing those instructions.

The Merger

Q:	What will happen in the merger?

A:	Upon consummation of the merger, Merger Sub will be merged with and into Segue, with Segue being the surviving corporation. Segue will become a wholly-owned subsidiary of Borland and cease to be a publicly traded company.

Q:	What will I receive in the merger?

A:	As a stockholder of Segue, you will receive $8.67 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own (which we sometimes refer to as the merger consideration). For example, if you own 100 shares of our common stock, upon consummation of the merger, you will receive $867 in cash.

Q:	What vote is required to approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote on the matter. We urge you to complete, sign, date, and return the enclosed proxy card or to vote your shares through the Internet or by telephone to ensure the representation of your shares at the special meeting.

Q:	What rights do I have if I oppose the merger?

A:	You can vote against approval of the merger agreement by completing, signing, dating and returning your proxy card or by voting against approval of the merger agreement through the Internet, by telephone or in person at the special meeting.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Yes. To exercise appraisal rights, you must:

•	before the vote on the proposal to approve the merger agreement is taken, deliver to Segue a written demand, separate from your proxy, of your intent to demand appraisal for your shares of common stock;

•	not vote in favor of the proposal to approve the merger agreement; and

•	comply with other procedures required by Section 262 of the Delaware General Corporation Law.

A copy of Section 262 of the Delaware General Corporation Law is attached to this proxy statement as Annex D.

Q:	If the merger is consummated, when can I expect to receive the merger consideration for my shares of common stock?

A:	After the merger is consummated, you will receive detailed instructions from the paying agent regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. The paying agent will arrange for the payment of the merger consideration to be sent to you promptly following receipt of your stock certificates and other documents required by the paying agent.

Q:	Why is the Segue board recommending the merger?

A:	Our board believes that the merger and the merger agreement were advisable and in the best interests of our stockholders and unanimously recommends that you approve the merger agreement. To review our board’s reasons for recommending the merger, see the section entitled “The Merger—Recommendation of Our Board and Reasons for the Merger” beginning on page 26 of this proxy statement.

Q:	What are the tax consequences of the merger to me?

A:	Your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see the section entitled “Federal Income Tax Consequences” beginning on page 61 of this proxy statement. Your tax consequences will depend on your personal situation. You should consult your personal tax advisors for a full understanding of the tax consequences of the merger to you.

Q:	When do you expect the merger to be consummated?

A:	We are working towards consummating the merger as quickly as possible. We currently expect to consummate the merger during the second calendar quarter of 2006. We cannot, however, require Borland to consummate the merger until two business days after all of the conditions to the merger described in the merger agreement that can be satisfied prior to the closing are satisfied or waived, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we sometimes refer to as the HSR Act) and approval of the merger agreement by our stockholders. We and Borland have each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act on February 28, 2006. We and Borland do not believe that any foreign antitrust approvals are required to consummate the merger.

Q:	What will happen to my shares of common stock in Segue after the merger?

A:	From and after the effective time of the merger, your shares of our common stock will represent solely the right to receive the merger consideration, and trading in our common stock on the NASDAQ SmallCap Market will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934, as amended.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date for the special meeting is earlier than the expected effective time of the merger. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the merger, you may retain your right to vote at the special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares of common stock.

Q:	Should I send in my Segue stock certificates now?

A:	No. After the merger is consummated, the paying agent will send you written instructions for exchanging your Segue stock certificates. You must return your Segue stock certificates as described in the instructions. You will receive your cash payment promptly after the paying agent receives your Segue stock certificates and any completed documents required in the instructions.

PLEASE DO NOT SEND YOUR SEGUE STOCK CERTIFICATES NOW.

Q:	What should I do if I have questions?

A:	If you have questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 605-1957.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, you should carefully read this entire proxy statement, as well as the other documents to which we refer you, including the merger agreement attached to this proxy statement as Annex A. We have included page references in parentheses to direct you to a more complete summary of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 65 of this proxy statement.

Throughout this proxy statement, “Segue,” “we” and “our” refer to Segue Software, Inc.; “Borland” refers to Borland Software Corporation; and “Merger Sub” refers to Borland’s wholly-owned subsidiary, Beta Merger Sub, Inc. Also, we refer to the merger between Segue and Merger Sub as the “merger”; and the agreement and plan of merger, dated as of February 7, 2006, by and among Borland, Merger Sub, and Segue as the “merger agreement.”

Parties to the Merger (Page 13)

SEGUE SOFTWARE, INC.

201 Spring Street

Lexington, Massachusetts 02421

(781) 402-1000

www.segue.com

Segue is a Delaware corporation. Segue delivers software and services that optimize the quality of enterprise software applications. Our common stock is quoted on the NASDAQ SmallCap Market under the symbol “SEGU.” Our principal executive offices are located in Lexington, Massachusetts.

BORLAND SOFTWARE CORPORATION

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(408) 863-2800

www.borland.com

Borland is a Delaware corporation. Borland is a global leader in Software Delivery Optimization, the transformation of software development from a series of individual activities into a managed business process. Borland provides software and services that are designed to align the people, processes and technology required to maximize the business value of software. Borland’s common stock is quoted on the NASDAQ National Market under the symbol “BORL.” The principal executive offices of Borland are located in Cupertino, California.

BETA MERGER SUB, INC.

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(408) 863-2800

Merger Sub is a Delaware corporation recently formed by Borland for the purpose of consummating the merger. Merger Sub will be merged out of existence at the effective time of the merger. The principal executive offices of Merger Sub are located in Cupertino, California.

The Merger (Page 19)

We signed a merger agreement with Borland and Merger Sub on February 7, 2006. The merger agreement provides for the merger of Merger Sub with and into Segue, with Segue being the surviving corporation. Following the merger, Segue will cease to be a publicly traded company and will become a wholly-owned subsidiary of Borland. The merger agreement is attached as Annex A to this proxy statement; please read it carefully.

What You Will Receive in the Merger (Page 44)

At the effective time of the merger, each outstanding share of our common stock will be converted automatically into the right to receive $8.67 in cash, without interest and less any applicable withholding taxes (we sometimes refer to this as the merger consideration).

The Special Meeting (Page 15)

A special meeting of the holders of our common stock will be held at the offices of                      at             ,             ,              on     ,                     , 2006, at             , local time. At the special meeting, you will be asked to consider and vote on a proposal to approve the merger agreement. We will also ask you to consider and vote on a proposal to adjourn, if necessary, the special meeting so that we can solicit additional proxies in favor of approval of the merger agreement.

Record Date and Voting Power (Page 15)

Our board has fixed the close of business on                     , 2006, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. On the record date, we had                      outstanding shares of common stock held by approximately                      stockholders of record. We have no other class of voting securities outstanding.

Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required (Page 16)

Our charter and by-laws and Delaware law require:

•	the presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote at the special meeting in order to constitute a quorum; and

•	the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting in order to approve the merger agreement.

Failure to vote by proxy, either by mail, through the Internet or by telephone, or in person, will have the same effect as a vote against approval of the merger agreement.

On the record date, our directors and executive officers and their affiliates owned                      shares of our common stock, or approximately     % of our outstanding shares. These shares include 2,577,850 shares of our common stock, or approximately 21.4% of our outstanding shares that are subject to voting agreements with Borland.

Proxies and Voting (Page 16)

You may vote by proxy through the Internet, by telephone or by returning the enclosed proxy card. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee, which may include submitting a proxy through the Internet or by telephone.

Shares of our common stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with the instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR” approval of the merger agreement and, if necessary, “FOR” the approval of one or more adjournments of the special meeting to solicit additional proxies. Proxies are being solicited on behalf of our board.

Revocability of Proxy (Page 17)

A proxy may be revoked by the person who executed it at or before the special meeting. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

•	delivering to our secretary a written notice of revocation bearing a later date than the proxy;

•	duly completing, signing, dating and returning a subsequent proxy;

•	properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in “street name,” you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting another proxy by telephone or through the Internet.

Recommendation of Our Board and Reasons for the Merger (Page 26)

After an evaluation of a variety of business, financial and market factors and consultation with our legal and financial advisors, at a meeting on February 7, 2006, our board, based on the unanimous recommendation of the special committee, unanimously adopted the merger agreement and approved the merger and determined that the merger agreement and the merger were advisable and in the best interests of our stockholders. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

Opinion of Financial Advisor (Page 29)

Jefferies Broadview, our financial advisor, delivered an oral opinion to our board, which was subsequently confirmed in writing, that, as of February 7, 2006, and based upon and subject to the qualifications and limitations set forth in the opinion, the merger consideration was fair, from a financial point of view, to holders of Segue common stock.

The full text of the written opinion of Jefferies Broadview, dated February 7, 2006, that sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion is attached as Annex B to this proxy statement. Jefferies Broadview provided its opinion for the information and assistance of our board in connection with its consideration of the merger agreement. The Jefferies Broadview opinion is not a recommendation as to how any holder of our common stock should vote with respect to the merger agreement.

Appraisal Rights (Page 58)

Holders of Segue common stock have the right to dissent from the merger and, if the merger is consummated and all requirements of Delaware law are satisfied, to receive payment equal to the fair value of their shares of Segue common stock, determined in the manner set forth under the Delaware General Corporation Law. The procedures that must be followed in connection with the exercise of appraisal rights are set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached as Annex D to this proxy statement. A Segue stockholder seeking to exercise appraisal rights must file a written demand with Segue prior to the special meeting of his, her or its intention to demand appraisal rights and must not vote his, her or its shares in favor of approving the merger agreement. Failure to take any required step in connection with exercise of such rights may result in termination or waiver of these rights.

Exchange of Stock Certificates (Page 44)

Promptly after the effective time of the merger, the paying agent will mail to each of our stockholders a letter of transmittal and instructions specifying the procedures to be followed in surrendering your shares of our common stock in exchange for the merger consideration. You should not submit your stock certificates for exchange until you receive the letter of transmittal and instructions from the paying agent. You will receive the merger consideration promptly after surrendering your stock certificates along with the properly executed letter of transmittal and any other required documents.

Conditions to the Merger (Page 48)

We and Borland will not consummate the merger unless a number of conditions are satisfied or waived, including:

•	the approval of the merger agreement by our stockholders;

•	the absence of any law, order or injunction prohibiting the consummation of the merger;

•	the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (which we sometimes refer to as the HSR Act);

•	that there has not been a material adverse effect on us since February 7, 2006;

•	that the total number of dissenting shares does not exceed 10% of the issued and outstanding shares of our common stock; and

•	there being no litigation pending or threatened involving any governmental authority seeking to restrain the merger or prevent Borland from owning and controlling Segue.

Solicitation of Proposals from Other Parties (Page 51)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Segue. However, if we receive a bona fide unsolicited written acquisition proposal from a third party that is, or is reasonably likely to be, more favorable to our stockholders than the terms of the merger agreement, we may furnish nonpublic information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement. In addition, unless our board determines in good faith, after consultation with counsel and financial advisors, that an acquisition proposal is a superior proposal and that it is required to take such action to comply with its fiduciary duties to our stockholders under applicable law, and we provide Borland with notice of such determination and cooperate and negotiate in good faith with Borland to adjust or modify the terms and conditions of the merger agreement and the merger, our board may not withdraw or modify its approval or recommendation of the merger agreement, approve or recommend another acquisition proposal to our stockholders, or cause Segue to enter into a letter of intent or definitive agreement with respect to an acquisition transaction or that requires us to abandon, terminate or fail to consummate the merger.

Termination of the Merger Agreement (Page 54)

Either Borland or Segue may terminate the merger agreement at or prior to the closing of the merger if any of the following occurs:

•	the parties mutually agree in writing to terminate the merger agreement;

•	the merger has not occurred on or before November 30, 2006;

•	any law makes consummation of the merger illegal or otherwise prohibited;

•	any governmental authority issues a final and nonappealable order, writ, judgment, injunction, decree, stipulation, determination or award enjoining or otherwise prohibiting the transactions contemplated by the merger agreement;

•	there has been a material breach by the other party of any of its representations, warranties, covenants or agreements in the merger agreement, the breach would result in the failure to satisfy one or more of the applicable closing conditions, and the breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to the breaching party; or

•	at the special meeting or any adjournment thereof, our stockholders fail to approve the merger agreement.

In addition, Borland has the right to unilaterally terminate the merger agreement (we sometimes refer to these termination rights as Borland’s unilateral termination rights) if:

•	our board:

•	modifies, qualifies, withholds or withdraws its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	makes any statement, filing or release, in connection with the special meeting or otherwise, inconsistent with its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement;

•	breaches its obligations to call, give notice of and commence the special meeting, as required by the merger agreement;

•	approves or recommends an acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by Borland;

•	fails to publicly reconfirm its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement within five business days of being requested to do so by Borland; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	there has been a material breach by Segue of the no solicitation provisions of the merger agreement, as discussed in the section entitled “The Merger Agreement—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

We have the right to terminate the merger agreement if we decide to enter into a definitive agreement to effect a superior proposal after our board approves or recommends to our stockholders a superior proposal and withdraws, qualifies or modifies its recommendation with respect to the merger agreement, in accordance with the terms of the merger agreement, as discussed in the section entitled “The Merger Agreement—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

Termination Fee; Expenses (Page 55)

The merger agreement requires us to pay Borland a termination fee equal to $4,300,000, and to reimburse up to $1,000,000 of Borland’s out-of-pocket expenses relating to the merger agreement, if:

•	the merger agreement is terminated by Borland:

•	pursuant to Borland’s unilateral termination rights, as discussed in the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 54 of this proxy statement;

•	because we have materially breached our representations, warranties, covenants or agreements in the merger agreement, the breach would result in the failure to satisfy one or more of the applicable closing conditions, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach, as discussed in the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 54 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to Segue has been publicly announced, disclosed or otherwise communicated to our board; and

•	within 12 months of such termination, we enter into a definitive agreement with respect to, or we have consummated, an acquisition transaction;

•	the merger agreement is terminated by Borland or by us because our stockholders failed to approve the merger agreement at the special meeting and within 18 months of termination, we have entered into a definitive agreement with respect to, or we have consummated, an acquisition transaction; or

•	we terminate the merger agreement because we decide to enter into a definitive agreement to effect a superior proposal after our board approves or recommends to our stockholders a superior proposal and withdraws, qualifies or modifies its recommendation with respect to the merger agreement, in accordance with the terms of the merger agreement, as discussed in the section entitled “The Merger Agreement—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

The merger agreement requires us to reimburse Borland up to $1,000,000 of Borland’s out-of-pocket expenses relating to the merger agreement and the transactions contemplated by the merger agreement, if

•	at the special meeting, or any adjournment thereof, our stockholders fail to approve the merger agreement; and

•	prior to the special meeting, an acquisition proposal has been publicly announced, disclosed or otherwise communicated to our board.

Interests of Certain Persons in the Merger (Page 38)

In considering the recommendations of our board with respect to the approval of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of our stockholders. These interests may create potential conflicts of interest. Our board was aware of these interests, which include those summarized below, and considered them, among other matters, in approving and adopting the merger agreement.

•	Our Special Termination and Vesting Plan, as amended (which we sometimes refer to as the termination plan) provides for the payment of severance benefits to, and the acceleration of the vesting of stock options held by, certain of the executive officers of Segue if the executive officer’s employment is terminated within the first year following a change in control of Segue (which stockholder approval of the merger would constitute) either by (1) Segue or a successor entity for any reason other than for cause or the death of the executive officer, or (2) the executive officer for good reason.

•	In order to provide for the completion of various tasks relating to the consummation of the merger and the integration process, Borland has entered into separate letter agreements with seven executive officers relating to the continuation of such executive officers’ employment following the merger (which we sometimes refer to as the retention agreements). The retention agreements provide for certain benefits to be provided to the executive officers by Borland, including: (1) salary, (2) a retention bonus, (3) Borland stock options, (4) participation in health, life insurance, retirement plans and any other benefits in accordance with the terms of the merger agreement, and (5) an annual cash bonus.

•	Stock options held by our directors and executive officers will be treated in the same manner as all other stock options in the merger. For a discussion regarding the treatment of stock options generally, see the section entitled “The Merger Agreement—Treatment of Stock Options” beginning on page 56 of this proxy statement. Our directors and executive officers holding vested stock options at the effective time of the merger will receive cash payments at the effective time of the merger in settlement of the vested stock options in an aggregate amount of approximately $4,847,000. In addition, our executive officers holding unvested stock options at the effective time of the merger will be entitled to receive cash payments in an aggregate amount of approximately $1,784,800, provided that the holder is employed by Borland or any of its subsidiaries (including the surviving corporation) on each date that the stock option would have vested had it remained outstanding following the effective time of the merger.

•	In addition, under the terms of the merger agreement, our directors and executive officers will be entitled to indemnification in specified circumstances.

Voting Agreements (Page 41)

In connection with the merger agreement, Borland entered into voting agreements with certain of our executive officers and directors and their affiliates, who are also stockholders of our company. Pursuant to the voting agreements, each stockholder has agreed, among other things to:

•	appear and cause all of his, her or its shares of our common stock to be counted as present for purposes of calculating a quorum;

•	vote in favor of approval of the merger agreement;

•	vote against any action, proposal, transaction, or any agreement that would reasonably be expected to:

•	result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Segue contained in the merger agreement or of such stockholder in the voting agreement;

•	preclude fulfillment of a condition under the merger agreement to Segue’s, Borland’s or Merger Sub’s respective obligations to consummate the merger; or

•	materially impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the transactions contemplated by the merger agreement; and

•	if requested by Borland, appoint Borland as his, her or its proxy with respect to the voting of his, her or its shares if the stockholder is unable to perform his, her or its obligations under the respective voting agreement.

The following directors and executive officers entered into voting agreements with Borland: John Levine, Howard Morgan, Jyoti Prakash, James Simons, Michael Sullivan, Douglas Zaccaro, and certain of their affiliates. As of the record date, there were                  shares of our common stock subject to the voting agreements, which represented approximately         % of our outstanding common stock as of that date.

The form of voting agreement is attached to this proxy statement as Annex C.

Treatment of Stock Options (Page 56)

At the effective time of the merger, each stock option to purchase our common stock that is outstanding will be canceled and the holder of such stock option, to the extent such stock option is vested, will receive an amount in cash equal to the number of shares of common stock underlying the stock option, multiplied by the positive difference, if any, between the merger consideration and the exercise price applicable to that stock option (which we sometimes refer to as the option consideration). Each stock option to purchase our common stock that is outstanding and unvested as of the effective time of the merger will be canceled and the holder of such stock option will receive an amount in cash equal to the option consideration on each date that the stock option otherwise would have vested had it remained outstanding following the effective time of the merger, provided that the holder is employed by Borland or any of its subsidiaries (including the surviving corporation) on such vesting date.

In addition, the holder of an unvested stock option who is a participant in the termination plan and who incurs a terminating event within one year following a change in control of Segue (which stockholder approval of the merger would constitute) will be entitled to a cash payment equal to the product of the option consideration and the number of shares of common stock underlying such holder’s unvested stock options.

Federal Income Tax Consequences (Page 61)

If the merger is consummated, the exchange of common stock by our stockholders for the merger consideration will be treated as a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (which we sometimes refer to as the Internal Revenue Code), and may be taxable for state, local and foreign purposes as well. Because of the complexities of the tax laws, we advise you to consult your own personal tax advisors concerning the applicable federal, state, local, foreign and other tax consequences of the merger.

Regulatory and Other Approvals (Page 62)

Under the HSR Act, we and Borland cannot consummate the merger until we have both filed the required notification forms and, if requested, furnished additional information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and the specified waiting period expires or is terminated. Borland and Segue filed the required notification forms under the HSR Act on February 28, 2006 and, in accordance with the merger agreement, have requested “early termination” of the waiting period. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result. We and Borland do not believe that any foreign antitrust approvals are required to consummate the merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements are statements that contain predictions or projections of future events or performance, and often contain words such as “anticipates,” “can,” “estimates,” “believe,” “expects,” “projects,” “will,” “might,” or other words indicating a statement about the future. You should read statements that contain these words carefully. There can be no assurance that future developments affecting Segue will be those anticipated by Segue. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the risk that we will be unable to satisfy all of the closing conditions set forth in the merger agreement;

•	the possibility that our stockholders will not approve the merger agreement;

•	the possibility that we may not obtain the necessary governmental approvals to consummate the merger;

•	disruptions to our business as a result of the announcement and pendency of the merger, including our ability to retain customer and vendor relationships and key personnel; and

other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-Q and 10-K. For details about obtaining these documents, see the section entitled “Where You Can Find More Information” beginning on page 65 of this proxy statement.

You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

PARTIES TO THE MERGER

SEGUE SOFTWARE, INC.

201 Spring Street

Lexington, Massachusetts 02421

(781) 402-1000

www.segue.com

Segue delivers software and services that optimize the quality of enterprise software applications. Segue was incorporated in California in 1988 and reincorporated in Delaware in 1996. Segue’s products are used by quality assurance professionals, software developers, and information technology staff to ensure software quality, reduce development costs, manage the vast and growing number of application components, and shorten the cycle time required to develop and deploy mission-critical applications. Segue’s products and services provide comprehensive capabilities to test, measure, monitor and manage application quality. Segue’s solutions enable Segue’s customers to reduce the risk in deploying and operating Web, client/server, and legacy applications while providing a fast return on investment. Solutions, such as Segue’s, are critical components in optimizing the quality of mission-critical applications and ensuring the reliability of infrastructure performance for companies all over the globe. Segue’s common stock is quoted on the NASDAQ SmallCap Market under the symbol “SEGU.”

Segue’s principal executive offices are located in Lexington, Massachusetts.

For more information on the business of Segue and our subsidiaries, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Form 10-Q for the quarter ended September 30, 2005. Please refer to the section entitled “Where You Can Find More Information” beginning on page 65 of this proxy statement in order to find out where you can obtain copies of our Annual Report as well as other documents that we file with the Securities and Exchange Commission.

BORLAND SOFTWARE CORPORATION

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(408) 863-2800

www.borland.com

Borland is a Delaware corporation that is a global leader in Software Delivery Optimization, the transformation of software development from a series of individual activities into a managed business process. Borland provides software and services that are designed to align the people, processes and technology required to maximize the business value of software. By enabling a managed business process for the entire software development and delivery lifecycle, Borland helps customers address the constraints of software development that limit the effectiveness and efficiency of their efforts. Borland’s common stock is quoted on the NASDAQ National Market under the symbol “BORL.”

Borland’s principal executive offices are located in Cupertino, California.

BETA MERGER SUB, INC.

20450 Stevens Creek Blvd., Suite 800

Cupertino, California 95014

(408) 863-2800

www.borland.com

Merger Sub is a Delaware corporation recently formed by Borland as a wholly-owned subsidiary for the purpose of consummating the merger. Merger Sub will be merged out of existence at the effective time of the merger. The principal executive offices of Merger Sub are located in Cupertino, California.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Segue, as part of the solicitation of proxies by our board for use at the special meeting of stockholders.

Date, Time and Place of the Special Meeting

The special meeting will be held at the offices of                     , located at                     ,                     ,                     , on                     ,                     , 2006, at                     , local time.

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote on the following proposals:

•	to approve the merger agreement, a copy of which is attached as Annex A to this proxy statement;

•	to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement; and

•	to act upon any other business that may properly come before the special meeting or any adjournment or postponement of that meeting.

Recommendation of Our Board

Our board has unanimously determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, and has adopted the merger agreement and approved the merger. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

To allow the proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, we are submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. Our board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned for 30 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

The matters to be considered at the special meeting are of great importance to you. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement and to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope or to vote your shares through the Internet or by telephone.

You should not send any stock certificates with your proxy cards. A letter of transmittal with instructions for the surrender of Segue stock certificates will be mailed to stockholders. For more information regarding the procedures for exchanging Segue stock certificates, see the section entitled “The Merger Agreement—Exchange of Stock Certificates” beginning on page 44 of this proxy statement.

Record Date and Voting Power

Our board has fixed the close of business on                     , 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. At the close of business on the record date,                      shares of our common stock were outstanding and entitled to receive notice of, and vote at, the special meeting. On the record date, our shares were held of record by approximately              stockholders. Our common stock is our only outstanding class of stock. Stockholders of record on the record date will be entitled to one vote per share of our common stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting.

Quorum

Our charter and by-laws and Delaware law require the presence, in person or by duly executed proxy, of the holders of a majority of the voting power of outstanding shares of our common stock entitled to vote at the special meeting to constitute a quorum. Both abstentions and broker “non-votes” will be counted as present for purposes of determining the existence of a quorum. If a quorum is not present and if the adjournment proposal has the necessary majority, we expect to adjourn or postpone the special meeting to solicit additional proxies and intend to vote any proxies we have received at the time of the special meeting in favor of an adjournment or postponement.

Vote Required

Our charter and by-laws and Delaware law require the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting to approve the merger agreement. On the record date, our directors and executive officers and their affiliates owned                      shares of our common stock, or approximately     % of our total outstanding shares. These shares include                      shares of our common stock, or approximately     % of our outstanding shares that are subject to voting agreements with Borland.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

Abstentions and Broker Non-Votes

For purposes only of determining the presence or absence of a quorum for the transaction of business at the special meeting, we intend to count abstentions and broker “non-votes” as present at the special meeting. Abstentions and broker “non-votes” are not, however, counted as favorable votes and, therefore, have the same effect as a vote against approval of the merger agreement. Broker “non-votes” are shares held by brokers or nominees as to which (1) voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares, and (2) the broker or nominee does not have discretionary voting power. The proposal to approve the merger agreement is not an item on which brokerage firms may vote in their discretion on behalf of their clients. Accordingly, we urge you to return the enclosed proxy card marked to indicate your vote, to vote your shares through the Internet or by telephone or to give your broker proper instructions. Because the proposal to approve the merger agreement is required to be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, broker “non-votes” will have the same effect as a vote against the proposal to approve the merger agreement at the special meeting. If you fail to vote or abstain from voting, it will have the effect of a vote against the proposal to approve the merger agreement.

To approve the adjournment proposal, a majority of the outstanding shares of our common stock present or represented at the special meeting and entitled to vote, which includes abstentions, must vote in favor of the proposal. Broker “non-votes” will have no effect on the outcome of this proposal.

Proxies and Voting

Stockholders may vote their shares by attending the special meeting and voting their shares of our common stock in person, or by completing, signing and dating the accompanying proxy card and promptly returning it to us. All properly executed proxies received prior to taking the vote at the special meeting and not revoked will be voted as instructed on the proxy card. If the proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted “FOR” approval of the merger agreement,

“FOR” the approval of one or more adjournments or postponements of the special meeting, if necessary, and in the discretion of the individuals named as proxies as to any other matter that may come before the special meeting.

In addition, stockholders may vote their shares through the Internet or by telephone by following the instructions included on the accompanying proxy card. If you vote your shares through the Internet or by telephone, please do not return the proxy card. You should be aware that in delivering a vote through the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet voting facility and the telephone voting facility for stockholders of record will close at                     , Eastern Time, on                     , 2006.

Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact D.F. King & Co., Inc., our proxy solicitor, toll-free at (888) 605-1957.

Stockholders who hold their shares of Segue common stock in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of our common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting.

Revocability of Proxies

If you have not submitted a proxy through your broker or other nominee, you may revoke your proxy at any time before it is voted at the special meeting by:

•	delivering to our secretary at the address listed below a written notice of revocation bearing a later date than the proxy;

•	duly completing, signing, dating and delivering to our secretary at the address listed below, a new proxy card, dated later than the first proxy card, which will automatically replace any earlier dated proxy card that you returned;

•	properly casting a new vote through the Internet or by telephone at any time before the closure of the Internet voting facilities and the telephone voting facilities; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

If your shares are held in “street name,” you should follow the instructions of your broker or other nominee regarding revocation of proxies. If your broker or other nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet. Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the special meeting, you must bring a legal proxy from your broker, bank or other nominee authorizing you to vote those shares.

You should send any notice of revocation of your proxy card to:

Segue Software, Inc.

201 Spring Street

Lexington, Massachusetts 02421

Attention: Jeffrey C. Hadden, Secretary

Solicitation of Proxies and Expenses

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means, or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $8,500 plus reasonable out-of-pocket expenses relating to the solicitation.

Other Business

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to matters relating to the purposes stated in the notice of special meeting, which is provided at the beginning of this proxy statement, unless otherwise properly brought before the special meeting by our board or a stockholder. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on other matters that are properly presented at the special meeting.

THE MERGER

(Proposal 1)

This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

General

The merger agreement provides for the merger of Merger Sub with and into Segue. We will be the surviving corporation in the merger and will continue our existence under the laws of the State of Delaware as a wholly-owned subsidiary of Borland. Segue will cease to exist as a separate company and our common stock will no longer be listed on the NASDAQ SmallCap Market. The merger will be consummated when the certificate of merger has been filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law, which is expected to occur as soon as practicable after the special meeting and the satisfaction or waiver of all other conditions to closing, unless another effective time is specified in the certificate of merger. However, under the merger agreement Borland will not be required to consummate the merger until two business days after all of the conditions to the merger that can be satisfied prior to the closing are satisfied or waived.

As of the effective time of the merger, holders of shares of our common stock will have no further ownership interest in the surviving corporation. Instead, each holder of our common stock outstanding immediately prior to the effective time of the merger will be entitled to receive $8.67 in cash per share, without interest and less any applicable withholding taxes (which we sometimes refer to as the merger consideration). Upon consummation of the merger, all of our outstanding stock options will be canceled and the holder of such stock option, to the extent such stock option is vested, will receive an amount in cash equal to the number of shares of common stock underlying the stock option, multiplied by the difference between the merger consideration and the exercise price applicable to that stock option (which we sometimes refer to as the option consideration). Each stock option to purchase our common stock that is outstanding and unvested as of the effective time of the merger will be canceled and the holder of such stock option will receive an amount in cash equal to the option consideration on each date that the stock option otherwise would have vested had it remained outstanding following the effective time of the merger, provided that the holder is employed by Borland or any of its subsidiaries (including the surviving corporation) on such vesting date.

Background of the Merger

We have had a long-standing relationship with a number of our customers, including Borland, working with them to provide maximum performance in their application developments. In 2004, we were named by Borland as its “2004 Technology Partner of the Year.” As a result of this relationship, our president and chief executive officer, Joseph Krivickas, has been involved, from time to time and in the ordinary course of our business, in discussions with Borland (as well as other customers and other software companies) regarding potential strategic relationships, focusing primarily on original equipment manufacturing (which we sometimes refer to as OEM) relationships, maintenance and support arrangements and similar transactions. Any conversations concerning a more substantial alliance between the parties were always general in nature and did not result in the parties engaging in more significant discussions.

On September 13, 2005, Mr. Krivickas had a lunch meeting with the chief executive officer of Company A to discuss a potential OEM or other strategic relationship. The parties concluded this meeting by expressing an interest to engage in further discussions.

Between September 13, 2005 and September 27, 2005, Mr. Krivickas and the chief executive officer of Company A engaged in several communications to follow up on their September 13th lunch meeting. In these communications, they continued to express a mutual interest in a potential relationship between the companies and reaffirmed their interests in engaging in further discussions.

On September 22, 2005, Mr. Krivickas had a telephone meeting with the chief executive officer of Company B where they discussed, among other things, their on-going business relationship, a potential OEM relationship and other potential strategic alliances. The parties concluded this meeting by expressing an interest to engage in further discussions and tentatively scheduled a telephone meeting for October 17, 2005.

On September 27, 2005, the chief executive officer of Company A delivered to Mr. Krivickas a written offer to acquire Segue for cash consideration in the range of $8.00 to $8.50 for each share of Segue common stock, subject to Company A performing confirmatory due diligence, negotiating a mutually satisfactory definitive merger agreement, and obtaining necessary financing. In addition, Company A requested that we negotiate exclusively with them for a period of 12 weeks.

On September 28, 2005, and in response to Company A’s offer, Segue requested that Jefferies Broadview assist the board in considering Company A’s offer. The board was familiar with Jefferies Broadview because, from time to time prior to September 28, 2005, Jefferies Broadview had acted as a financial advisor to Segue in connection with the board’s consideration of various business strategies.

On October 3, 2005, representatives of Jefferies Broadview reviewed the terms of Company A’s offer with the board, as well as considerations related to the board’s evaluation of a potential strategic transaction. During this board meeting, the board established a special committee consisting of three independent directors to review and evaluate the potential transaction with Company A as well as potential strategic alternatives for Segue. The members of the special committee were Dr. Howard Morgan (chairman), Robert Powers, Jr., and Dr. James Simons. At the conclusion of this board meeting, the Segue board authorized Mr. Krivickas to continue discussions with Company A regarding a due diligence process and authorized the special committee to begin discussions with Company A regarding the terms of a potential transaction, including pricing. The board also authorized management to follow up with any interest expressed by Company B.

After the October 3rd board meeting, Mr. Krivickas informed the chief executive officer of Company A of the process that the Segue board was undertaking to evaluate its offer. Mr. Krivickas also informed the chief executive officer of Company A that there was a regularly scheduled board meeting on October 21, 2005, at which point the board would further consider Company A’s proposal.

Between October 3, 2005 and October 10, 2005, the chief executive officer of Company A and Mr. Krivickas, as well as members of the senior management team of Company A and Segue and representatives of Jefferies Broadview, engaged in various communications regarding a due diligence process as well as possible timing for a potential transaction between the parties. Also during this time, Dr. Morgan and the chief executive officer of Company A tentatively scheduled an in-person meeting on October 26, 2005 in New York City to discuss the terms of the potential transaction, including valuation. In light of the discussions between the parties, Company A and Segue entered into a confidentiality agreement dated October 5, 2005.

On October 14, 2005, we formally engaged Jefferies Broadview as financial advisors to our board to assist in the evaluation of Company A’s proposal as well as other potential strategic alternatives for Segue, which engagement was confirmed in a letter dated October 14, 2005. We also instructed our outside legal advisors at Goodwin Procter LLP to advise the special committee and our board as to its fiduciary duties in responding to the proposal.

During the remainder of October 2005, certain members of senior management of Segue, with the assistance of Jefferies Broadview, responded to various requests by Company A for information concerning Segue’s business and operations for the purpose of enabling Company A to deliver a proposal to Segue containing greater specificity as to price and structure.

On October 17, 2005, Mr. Krivickas had the previously scheduled telephone meeting with the chief executive officer of Company B. On this call, the chief executive officer of Company B reaffirmed Company B’s interest in considering a potential strategic transaction with Segue. The chief executive officer further indicated that, before any offer could be made, Company B would need to conduct exploratory due diligence on Segue, after which point Company B would be in a position to determine whether or not to make a proposal and begin negotiations concerning a definitive merger agreement. Mr. Krivickas informed the chief executive officer of Company B that all matters related to the due diligence process and any strategic transaction proposals should be coordinated through Segue’s special committee and Jefferies Broadview. Mr. Krivickas and the chief executive officer of Company B tentatively scheduled a follow up meeting for October 27, 2005.

During this same period, Jefferies Broadview had discussions with the senior management of Company B regarding the possibility of a strategic transaction between the parties. In these discussions, Company B again indicated its willingness to move forward with discussions regarding a potential strategic transaction and the due diligence process.

On October 20, 2005, Company B and Segue entered into a confidentiality agreement. During the remainder of October 2005, certain members of senior management of Segue, with the assistance of Jefferies Broadview, responded to various requests by Company B for information concerning Segue’s operations for the purpose of enabling Company B to consider making a proposal regarding a potential strategic transaction with Segue.

On October 21, 2005, at a regularly scheduled board meeting, with representatives of Jefferies Broadview and Goodwin Procter in attendance at the request of the board, Dr. Morgan and Mr. Krivickas updated the board regarding the due diligence process and discussions with Company A. Dr. Morgan and Mr. Krivickas also informed the board of the communications that had occurred between Segue and Company B, indicating that Company B continued to express interest in possibly making an offer to acquire Segue.

On October 25, 2005, representatives of Company B and Segue’s management met in Boston, Massachusetts to discuss Segue’s business and operations. During this meeting, the parties tentatively scheduled a follow up call by October 27, 2005.

On October 26, 2005, at the previously scheduled meeting in New York City with Company A, Dr. Morgan had discussions with the chief executive officer of Company A regarding the terms, including price and structure, of a potential strategic transaction and the potential benefits to the stockholders and customers of both companies that could result from such a transaction. Dr. Morgan emphasized that valuation would be a critical factor in any continued discussions with Company A. At the conclusion of this meeting, the chief executive officer of Company A indicated that Company A was prepared to offer cash consideration of $8.50 for each share of Segue common stock. Dr. Morgan indicated to the chief executive officer of Company A that he would discuss this proposal with the Segue board.

On October 26, 2005, Dr. Morgan, Mr. Krivickas and representatives of Jefferies Broadview and Goodwin Procter discussed the status of discussions with Company A, and, specifically, Company A’s proposal of $8.50 for each share of Segue common stock. Dr. Morgan provided an update as to his conversations with the chief executive officer of Company A earlier that day. Mr. Krivickas also provided an update as to his conversations with the chief executive officer and other members of the senior management of Company A regarding the due diligence process. In addition, Mr. Krivickas also noted his conversations with the representatives of the management of Company B.

On October 26, 2005, Dr. Morgan and the chief executive officer of Company A spoke by telephone concerning pricing and other issues related to a potential transaction. On this call, the chief executive officer of Company A expressed Company A’s desire to enter into exclusive negotiations with Segue concerning a potential strategic transaction.

On October 27, 2005, the chief executive officer of Company B cancelled the telephone call with Mr. Krivickas that was tentatively scheduled for that day. Also on that day, representatives of Jefferies Broadview had telephone calls with the senior management of Company B. On these calls, the executive vice president of corporate development of Company B informed Jefferies Broadview that Company B was not in a position to continue discussions with Segue regarding a potential strategic transaction at this time. Following these conversations, on October 28, 2005, Mr. Krivickas telephoned the chief executive officer of Company B to reconfirm that, at this time, Company B was not in a position to continue discussions with Segue regarding a potential strategic transaction.

On October 31, 2005, the board held a meeting to discuss the status of discussions with Company A, including Company A’s request to enter into exclusive negotiations with Segue. The board also was informed as to Company B’s decision not to proceed with further consideration of whether or not to make a proposal regarding a strategic transaction involving Segue. In view of these developments, the board concluded that Segue should negotiate exclusively with Company A.

On November 4, 2005, Segue and Company A entered into an exclusivity agreement pursuant to which the parties agreed to exclusively work together to conduct and perform due diligence and negotiate a definitive merger agreement until 5:00 p.m. (EST) on December 5, 2005.

Between November 4, 2005 and November 9, 2005, representatives from Company A and its outside legal and financial advisors conducted legal and financial due diligence on Segue’s business and operations.

On November 11, 2005 Company A’s outside legal advisor delivered a draft merger agreement to us. In addition, representatives of Company A continued to perform legal and financial due diligence on our business and operations.

On November 22, 2005, Dr. Morgan and the chief executive officer of Company A had a telephone meeting where they discussed, among other things, the valuation of a proposed transaction. Based on the due diligence performed to date, the chief executive officer of Company A indicated that Company A was revising its offer to $8.40 for each share of Segue common stock. Dr. Morgan indicated to the chief executive officer of Company A that he would discuss this proposal with the members of the board.

On December 1, 2005, Mr. Krivickas received an unsolicited telephone call from Tod Nielsen, the president and chief executive officer of Borland. During this call, Mr. Nielsen inquired into Segue’s willingness to consider a potential strategic transaction with Borland pursuant to which Segue would be acquired by Borland. Mr. Krivickas informed Mr. Nielsen that at this time he could not have any conversations with Mr. Nielsen concerning a potential strategic transaction involving the sale of Segue.

On December 5, 2005, pursuant to the terms of the exclusivity agreement, Company A’s exclusivity period with Segue expired at 5:00 p.m. (EST). Company A and its outside advisors continued to conduct legal and financial due diligence after the expiration of the exclusivity period and Segue continued to make information concerning Segue’s business and operations available to Company A.

In addition, on December 5, 2005, the special committee had a telephonic meeting, with Mr. Krivickas and representatives of Jefferies Broadview and Goodwin Procter in attendance at the request of the special committee, to discuss the status of discussion with Company A. Dr. Morgan updated the special committee as to his conversations with the chief executive officer of Company A, including Company A’s revised offer. At the conclusion of the meeting, the special committee decided to continue negotiations with Company A and also to authorize management and Jefferies Broadview to contact Borland and Company B. After the expiration of Company A’s exclusivity period, Mr. Krivickas telephoned Mr. Nielsen to inform him that Segue was in a position to have a conversation with Borland representatives. During this telephone call, Mr. Nielsen re-affirmed

Borland’s interest in acquiring Segue and expressed his desire to begin the due diligence process and enter into negotiations. In addition, Jefferies Broadview contacted the senior management of Company B to inquire as to whether Company B had any interest in re-engaging in discussions concerning a potential strategic transaction between the parties. The senior management of Company B informed Jefferies Broadview that Company B was still not in a position to engage in any such discussions.

On December 6, 2005, Segue and Borland entered into a confidentiality agreement. Additionally, Jefferies Broadview began preliminary discussions with Borland regarding valuation matters related to a potential strategic transaction between the parties. At this time, Borland also began conducting preliminary legal and financial due diligence on Segue.

On December 7, 2005, Mr. Krivickas and Mr. Nielsen met to discuss a potential strategic transaction between the parties. While Mr. Krivickas and Mr. Nielsen did not discuss any specific amount or form of consideration to be paid to Segue’s stockholders in any transaction, they did discuss the possibility of Borland acquiring Segue and the potential benefits to the stockholders and customers of both companies that could result from such a transaction. Mr. Krivickas informed Mr. Nielsen that any discussions regarding valuation should be directed to Dr. Morgan, as the chairman of the special committee, and Jefferies Broadview. Mr. Krivickas and Mr. Nielsen agreed that there was a mutuality of interest based on their discussion and that the parties should continue to discuss the merits of such a transaction as well as the terms that might be acceptable to both parties.

On December 8, 2005, Borland’s management, together with its outside financial advisor, Bear Stearns & Co. Inc., and Jefferies Broadview conducted a series of negotiations concerning valuation but were unable to come to a mutually satisfactory understanding.

The special committee held a meeting on December 8, 2005, with Mr. Krivickas and representatives of Jefferies Broadview and Goodwin Procter in attendance at the request of the special committee, to discuss developments with Company A and Borland, and concluded that it would be in the best interests of the Segue stockholders to focus further discussions concerning a strategic transaction with Company A. As such, the special committee authorized management and Segue’s financial and legal advisors to continue discussions exclusively with Company A, with an emphasis on completing due diligence and negotiating documentation that would lead to a definitive agreement.

After the special committee meeting, Jefferies Broadview informed Bear Stearns that in the absence of any tentative agreement on valuation, Segue would likely pursue other alternatives. Thereafter, discussions with Borland ceased.

On December 9, 2005, Segue and Company A agreed to extend the exclusivity period to January 11, 2006.

On December 9, 2005, at a regularly scheduled telephonic board meeting, with representatives of Jefferies Broadview and Goodwin Procter in attendance at the request of the board, the board discussed the status of discussions with Company A, and, specifically, Company A’s revised proposal. Dr. Morgan updated the board as to his conversations with the chief executive officer of Company A. Mr. Krivickas also updated the board as to his conversations with the chief executive officer and other members of the senior management of Company A regarding the due diligence process.

Between December 12, 2005 and December 22, 2005, representatives from Company A and its outside legal advisor and financial advisor continued to conduct legal and financial due diligence on Segue.

On December 22, 2005, the chief executive officer of Company A informed Mr. Krivickas that Company A was no longer in a position to continue discussions regarding a potential strategic transaction. In connection with Company A’s decision, Segue provided Company A with notice that Segue was exercising its right to terminate the exclusivity agreement between the parties, and discussions between the parties ceased.

On December 22, 2005, Dr. Morgan and Mr. Krivickas, together with representatives of Jefferies Broadview and Goodwin Procter, discussed the possibility of Segue engaging in further discussions with Borland regarding a potential strategic transaction. At the conclusion of these discussions, Jefferies Broadview was directed to discuss with Borland the possibility of re-engaging in discussions concerning a potential strategic transaction.

On December 22, 2005, Jefferies Broadview contacted Bear Stearns and informed them that Segue was in a position to engage in discussions regarding a potential strategic transaction between the parties.

On December 27, 2005, Borland and its outside financial advisors began performing legal and financial due diligence on Segue. Between December 27, 2005 and January 9, 2006, the management teams of each of Segue and Borland met repeatedly to discuss a proposed strategic transaction and due diligence matters.

On January 11, 2006, Mr. Nielsen delivered to Segue’s board a written proposal to acquire Segue in a merger for cash consideration in the range of $8.00 to $8.50 per share, subject to Borland performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement. Borland’s proposal also provided that Segue would negotiate exclusively with Borland through February 9, 2006. In addition, Mr. Nielsen delivered a draft merger agreement to Segue’s board.

On January 12, 2006, the Segue board met, with representatives of Jefferies Broadview and Goodwin Procter in attendance at the request of the board, to discuss the status of discussions with Borland, and specifically, Borland’s proposal. Mr. Krivickas updated the board as to his communications with Mr. Nielsen. The board concluded that it was in the best interests of the stockholders to continue discussions with Borland, with a focus on seeking to increase the proposed pricing being offered by Borland.

On January 14, 2006, Dr. Morgan had a conversation with Kenneth Hahn, senior vice president and chief financial officer of Borland, where they discussed, among other things, the valuation of the proposed transaction.

The parties continued discussions and on January 19, 2006, Mr. Nielsen delivered to Segue’s board a revised written proposal to acquire Segue in a merger for cash consideration of $8.40 per share, subject to Borland performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement, as well as exclusivity through February 9, 2006.

Between January 19, 2006 and January 23, 2006, Dr. Morgan had a number of conversations with Mr. Nielsen during which, among other things, the valuation of the proposed transaction was discussed.

On January 23, 2006, Mr. Nielsen delivered to Segue’s board a revised written proposal to acquire Segue in a merger for cash consideration of $8.70 per share, subject to Borland performing confirmatory due diligence and negotiating a mutually satisfactory definitive merger agreement, as well as exclusivity through February 9, 2006.

Dr. Morgan discussed with each member of the special committee whether Segue should enter into exclusive negotiations with Borland with the focus on entering into a definitive agreement by February 9, 2006. The special committee concluded that it was in the best interests of the stockholders to enter into an exclusivity agreement with Borland.

In light of the advancing discussions between Borland and Segue, on January 25, 2006, Borland and Segue agreed to exclusively negotiate until 5:00 p.m. (EST) on February 9, 2006 in connection with a proposed strategic transaction. In addition, Borland re-confirmed its offer of $8.70 for each share of Segue common stock.

From January 25, 2006 through February 7, 2006, Segue and Borland management and their respective financial and legal advisors facilitated the exchange of business, financial, accounting, tax and legal due diligence and participated in discussions with each other on various issues relating to the proposed transaction. From January 23, 2006 until February 7, 2006, a number of drafts of the merger agreement were negotiated and exchanged between the parties. During this period, the parties discussed and negotiated various issues, including the representations and warranties to be made by Segue, the treatment of Segue’s employees in the merger, the conduct of Segue’s business between signing and closing of the merger, the parties’ respective conditions to closing, the rights of the parties to abandon the merger, the ability of Segue to consider competing proposals, and the voting agreement to be entered into by certain members of Segue’s senior management and board pursuant to which such individuals would agree to vote their shares of Segue common stock in favor of the merger. Between February 2, 2006 and February 6, 2006, the parties also continued to discuss matters related to due diligence and valuation.

On February 6, 2006, the Segue board met, with representatives of Jefferies Broadview and Goodwin Procter in attendance at the request of the board, to discuss the status of negotiations with Borland. Dr. Morgan and Mr. Krivickas updated the board with respect to termination of discussions with Company A, and the status of discussions with Borland, including the process undertaken with respect to conducting business, financial and legal due diligence, and negotiations of a definitive agreement with Borland. Dr. Morgan noted that management and the special committee were satisfied with the direction of the negotiations and, particularly, with efforts to obtain a higher valuation for Segue. At the meeting, representatives of Jefferies Broadview reviewed the financial aspects of the proposed transaction and made a presentation to the Segue board regarding a financial analysis of the proposed terms of the transaction. Goodwin Procter reviewed for the board the terms of the merger agreement and the terms of the voting agreement to be entered into by certain members of senior management and certain directors, indicated the unresolved issues and informed the board as to the parties’ respective positions with respect to those issues. At the conclusion of the meeting, the special committee was directed by the board to continue negotiations with Borland, and the board tentatively agreed to convene a telephone meeting on February 7, 2006 to consider the proposed merger with Borland provided that all remaining issues were resolved by that time.

Throughout February 6, 2006 and February 7, 2006, the parties continued negotiating the terms of the merger agreement and continued to discuss due diligence and valuation matters.

On February 7, 2006, representatives of Borland, including Mr. Nielsen and Mr. Hahn, had discussions with representatives of Segue, including Dr. Morgan, concerning valuation matters. As a result of these discussions, the parties agreed to a final price of $8.67 for each share of Segue common stock.

On February 7, 2006, the Segue board held two telephonic meetings, with representatives of Jefferies Broadview and Goodwin Procter in attendance at each meeting at the request of the board, to discuss the remaining unresolved issues. At these meetings, Dr. Morgan, together with Jefferies Broadview and Goodwin Procter, updated the board on the status of negotiations and the unresolved issues that had been agreed upon since the prior board meeting, subject to approval by the Segue board. In addition, Dr. Morgan and Dr. Simons updated the board on the conversations with Borland related to the valuation discussions. Jefferies Broadview made an updated presentation to the Segue board regarding a financial analysis of the proposed terms of the transaction. At the conclusion of Jefferies Broadview’s update, Jefferies Broadview delivered an oral opinion concerning the fairness, from a financial point of view, of the proposed merger consideration to be received by holders of Segue common stock as set forth in the merger agreement, which was later confirmed in writing. Following a discussion by the board, by the unanimous vote of all directors present, the Segue board approved the merger agreement and the merger, authorized management to enter into the merger agreement and other related agreements and recommended that the stockholders vote their shares in favor of approving the merger agreement.

Following this meeting, on the evening of February 7, 2006, the parties executed the definitive merger agreement. On February 8, 2006, both parties issued press releases announcing the execution of the merger agreement before the opening of the markets.

Recommendation of Our Board and Reasons for the Merger

Recommendation of Our Board

Our board established a special committee, comprised of three independent directors, to review and evaluate potential strategic alternatives for our company. Our board formed the special committee to assist our board with the strategic alternatives process, particularly with respect to a possible sale of our company.

The special committee unanimously determined that the merger agreement and the merger were advisable and in the best interests of our stockholders, and recommended that our board adopt the merger agreement and approve the merger. Following the unanimous recommendation of the special committee, our board also determined that the merger agreement and the merger were advisable and in the best interests of our stockholders and unanimously recommended that our stockholders approve the merger agreement. In connection with the foregoing, the special committee and our board each considered the opinion of Jefferies Broadview, our company’s financial advisor, in making their respective recommendations. For more information on the opinion of Jefferies Broadview, see the section entitled “—Opinion of Financial Advisor” beginning on page 29 of this proxy statement. Our board unanimously recommends that our stockholders vote “FOR” approval of the merger agreement.

Reasons for the Merger

In reaching their determinations, our board and the special committee consulted with our financial and legal advisors, drew on their knowledge of the business, operations, properties, assets, financial condition, operating results, historical market prices and prospects of our company, and considered the following factors, each of which our board and the special committee deemed favorable:

•	the value of the consideration to be received by our stockholders pursuant to the merger agreement, as well as the fact that stockholders will receive the consideration in cash, which provides certainty of value to our stockholders compared to a transaction in which they would receive stock or other non-cash consideration;

•	the merger consideration of $8.67 per share represents a 27.9% premium over the closing price of our common stock on February 6, 2006 (the trading day prior to the signing of the merger agreement) and a 27.9% premium over the closing price of our common stock on January 9, 2006 (20 trading days prior to the signing of the merger agreement);

•	the presentation of Jefferies Broadview (including the assumptions and methodologies underlying the analyses in connection therewith) and the opinion of Jefferies Broadview to our board dated February 7, 2006, a copy of which is attached to this proxy statement as Annex B and which you should read carefully in its entirety, which provides that, as of February 7, 2006, and based upon the qualifications and limitations set forth in its opinion, the merger consideration was fair, from a financial point of view, to holders of Segue common stock;

•	the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock, including the possibility that if we remained as an independent publicly-owned corporation, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by holders of our common stock in the open market or in a future transaction might be less than the merger consideration;

•	historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions, including our prospects, if we were to remain an independent company;

•	the fact that discussions with Company A and Company B, as discussed in the section entitled “—Background of the Merger Section” beginning on page 19 of this proxy statement, did not result in a per share offer price higher than Borland’s per share offer price;

•	our estimated financial results for the quarter ending December 31, 2005;

•	the terms and conditions of the merger agreement, including:

•	the ability of the board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Borland of a termination fee of $4,300,000 and up to $1,000,000 in expense reimbursement, to terminate the merger agreement to accept a superior proposal; and

•	the board’s belief that the $5,300,000 maximum aggregate fees and expenses payable to Borland was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;

•	the likelihood that the merger will be consummated in light of the limited conditions to Borland’s obligation to complete the merger;

•	Borland’s financial capability and the absence of any financing condition to Borland’s obligation to consummate the merger;

•	the thin trading market and the lack of liquidity of Segue’s common stock. In that regard, the small stock market float would make it difficult for any large stockholder to sell its shares of common stock in the public market without depressing the market price of Segue’s common stock. The special committee and our board believed that the proposed merger would permit all of our stockholders to sell all of their shares at a fair price;

•	the fact that the merger agreement and the transactions contemplated thereby were the product of extensive arms’ length negotiations between representatives of Borland and representatives of Segue;

•	the financial projections prepared by Segue management as part of the normal annual budgeting and planning process. The special committee and our board considered the fact that the financial projections relied on the ability of Segue to implement successfully its growth strategy and the risk that if Segue did not implement successfully its growth strategy then the results contemplated by the financial projections might not materialize;

•	the fact that dissenters’ rights of appraisal would be available to Segue’s stockholders under Delaware law. For more information, see the section entitled “Appraisal Rights” beginning on page 58 of this proxy statement; and

•	the fact that approval of the merger agreement would require the affirmative vote of the holders of a majority of the outstanding shares of Segue common stock entitled to vote. Our board and the special committee noted that certain significant stockholders, who collectively owned approximately 21.4% of Segue’s common stock, entered into a voting agreement with Borland in which the stockholders agreed to vote the shares held by such stockholders in favor of approval of the merger agreement. The special committee and our board also noted that the voting agreements with the stockholders were a condition to Borland entering into the merger agreement and that such voting agreements terminate in the event that the merger agreement is terminated in accordance with its terms.

In the course of its deliberations, our board also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to us if the merger does not close, including:

•	the diversion of management and employee attention, potential employee attrition and the effect on business relationships; and

•

the market price of Segue common stock, as the market price could be affected by many factors, including (1) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting Segue; (2) the then current operating and financial results of Segue, which could be variable; (3) the possibility that, as a result of the termination of the merger agreement, the marketplace would consider Segue to be an unattractive acquisition candidate; and (4) the possible sale of shares of Segue common stock by short-term investors (such as arbitrageurs) following an announcement of termination of the merger agreement;

•	the restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that we would be obligated to pay the $4,300,000 termination fee (and up to an additional $1,000,000 in expense reimbursement) to Borland under certain circumstances;

•	the fact that Segue will no longer exist as an independent, stand-alone company and our stockholders will no longer participate in the growth of Segue or in any synergies resulting from the merger;

•	the fact that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes; and

•	the interests of our officers and directors in the merger described under the section entitled “Interests of Certain Persons in the Merger” beginning on page 38 of this proxy statement.

The foregoing discussion of the factors considered by our board and our special committee is not intended to be exhaustive, but does set forth the principal factors considered by our board and our special committee. Our board and our special committee collectively reached the unanimous conclusion to adopt the merger agreement and approve the merger in light of the various factors described above and other factors that each member of our board and our special committee felt were appropriate. In view of the wide variety of factors considered by our board and our special committee in connection with its evaluation of the merger and the complexity of these matters, our board and our special committee did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our board and our special committee made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal counsel and its financial advisors, our board determined that the merger agreement was advisable and in the best interests of our stockholders. Accordingly, our board has unanimously adopted the merger agreement and approved the merger. Our board unanimously recommends that you vote “FOR” approval of the merger agreement.

Segue Projections

In connection with Borland’s review of Segue and in the course of the negotiations between Borland and Segue as described above in the section entitled “—Background of the Merger” beginning on page 19 of this proxy statement, we provided Borland with certain non-public business and financial information. This information was also provided to Jefferies Broadview and was used by Jefferies Broadview in its analysis of the fairness of the merger consideration to be received by holders of our common stock in the merger as described below in the section entitled “—Opinion of Financial Advisor” beginning on page 29 of this proxy statement. The non-public information provided by us included various projections of our future operating performance. These projections included management projections of, among other things, our gross revenue, net revenue, gross margin and earnings per share. The projections covered the year 2006.

We do not, as a matter of course, publicly disclose projections as to future revenues or earnings. The projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available to Borland in connection with its due diligence investigation of our company. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially different than those set forth below. The projections were not prepared with a view to compliance with the published guidelines of the Securities and Exchange Commission regarding projections, nor were they prepared in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. Moreover, our accountants have not examined, compiled or applied any procedures to the projections in accordance with standards established by the American Institute of Certified Public Accountants. These forward-looking statements reflect numerous assumptions made by our management. In addition, factors such as industry performance, general business, economic, regulatory, and market and financial conditions, all of which are difficult to predict, may cause the projections or the underlying assumptions to be inaccurate. Accordingly, there can be no assurance that the projections will be realized, and actual results may be materially more or less favorable than those contained in the projections.

The inclusion of the projections in this proxy statement should not be regarded as an indication that our board, our special committee, Segue, Borland or any of their respective financial advisors considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. None of our board, our special committee, Segue, Borland or any of their respective financial advisors intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error or to have otherwise changed.

The 2006 projections and 2005 preliminary results that we provided to Borland and that Jefferies Broadview analyzed in giving its opinion are set forth below:

Management 2006 Projections and 2005 Preliminary Results as of February 2006

	2005 Preliminary	2006 Estimated (1)
	(in millions, except per share data)
Revenue:
Software	$15.9	$19.0
Services	20.8	24.2

Gross Revenue	$36.8	$43.2
Less vendor consideration to a customer	(.3)	(.4)

Net Revenue	$36.4	$42.9
Gross Margin	$31.3	$36.9
Net income applicable to common shares	$3.0	$6.3
Net income per common share—basic	$.29	$.51

(1)	In connection with Borland’s due diligence review, Segue prepared an alternate set of financial projections that adjusted the projections to eliminate certain expenses in 2006. The adjusted projections showed projected 2006 gross margin of $36.9 million, projected net income applicable to common shares of $6.6 million and projected net income per share—basic of $0.53.

Opinion of Financial Advisor

Pursuant to an engagement letter dated as of October 14, 2005, Jefferies Broadview was engaged to act as financial advisor to Segue’s board. Segue’s board selected Jefferies Broadview based on Jefferies Broadview’s reputation and experience in the information technology (which we sometimes refer to as IT), communications, healthcare technology and media industry, in particular. Jefferies Broadview focuses on providing investment banking services, including merger and acquisition advisory services, to IT, communications, healthcare technology and media companies. In this capacity, Jefferies Broadview is continually engaged in valuing these businesses and maintains an extensive database of IT, communications, healthcare technology and media mergers and acquisitions for comparative purposes.

At the meeting of Segue’s board on February 7, 2006, Jefferies Broadview rendered its oral opinion to Segue’s board, which was subsequently confirmed in writing, that, as of February 7, 2006 and based upon and subject to the qualifications and limitations set forth in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Segue common stock.

The full text of the written opinion of Jefferies Broadview, dated February 7, 2006, which sets forth assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached as Annex B to this proxy statement. You are urged to, and should, read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview provided its opinion for the information and assistance of Segue’s board in connection with its consideration of the transactions contemplated by the merger agreement. The Jefferies Broadview opinion addresses only the fairness of the merger consideration, from a financial point of view, to the holders of Segue common stock as of the date of the opinion, does not address any other aspect of the merger and does not constitute a recommendation to any Segue stockholder as to how to vote at the special meeting. The summary of the Jefferies Broadview opinion set forth in this proxy statement, although materially complete, is qualified in its entirety by reference to the full text of the opinion.

Jefferies Broadview’s opinion does not address the underlying business decision to enter into the merger agreement or the merger, nor does it evaluate alternative transaction structures or other financial or strategic alternatives.

In reading the discussion of the opinion set forth below, you should be aware that Jefferies Broadview:

•	reviewed the terms of a draft of the merger agreement dated February 7, 2006 furnished to Jefferies Broadview by Segue’s legal counsel;

•	reviewed certain publicly available financial statements and other information with respect to Segue;

•	reviewed certain internal financial and operating information concerning Segue, including certain projections for Segue prepared and furnished to Jefferies Broadview by Segue management (for more information on these projections, see the section entitled “—Segue Projections” beginning on page 28 of this proxy statement);

•	participated in discussions with Segue management concerning the operations, business strategy, current financial performance and prospects for Segue;

•	discussed with Segue management its view of the strategic rationale for the merger;

•	reviewed the recent reported closing prices and trading activity for Segue common stock;

•	compared certain aspects of Segue’s financial performance with those of public companies Jefferies Broadview deemed comparable;

•	analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

•	assisted in negotiations and discussions related to the merger among Segue, Borland and their respective financial and legal advisors; and

•	conducted other financial studies, analyses and investigations as Jefferies Broadview deemed appropriate for purposes of its opinion.

In rendering its opinion, Jefferies Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including, without limitation, the representations and warranties of Segue contained in the merger agreement) that was publicly available or furnished to Jefferies Broadview by Segue or its advisors. With respect to the financial projections and estimates of future revenues examined by Jefferies Broadview, Jefferies Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of Segue as to the future performance of Segue.

Jefferies Broadview also assumed that in the course of obtaining the necessary regulatory and third party approvals, consents and releases for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the merger and that the merger will be consummated in accordance with applicable laws and regulations and the terms of the merger agreement as set forth in the February 7, 2006 draft, without waiver, amendment or modification of any material term, condition or agreement. Jefferies Broadview did not make or take into account any independent appraisal or valuation of any of Segue’s assets or liabilities, contingent or otherwise, or conduct any investigation into the business of Segue other than as set forth in its written opinion. Jefferies Broadview expressed no view as to the federal, state or local tax consequences of the merger.

For purposes of its opinion, Jefferies Broadview assumed that Segue was not currently involved in any material transaction other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Jefferies Broadview’s opinion was necessarily based upon market, economic, financial and other conditions as they existed on February 7, 2006 and should be evaluated as of that date. It should be understood that, although subsequent developments may affect Jefferies Broadview’s opinion, Jefferies Broadview has no obligation to update, revise or reaffirm its opinion.

The following is a summary explanation of the various sources of information and valuation methodologies employed by Jefferies Broadview in rendering its opinion. These analyses were presented to Segue’s board at its meeting on February 7, 2006. This summary includes the financial analyses used by Jefferies Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Jefferies Broadview in arriving at its opinion. Jefferies Broadview did not explicitly assign any relative weights to the various factors or analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Jefferies Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

In constructing its analyses, Jefferies Broadview considered two sets of Segue projections for the calendar year ending December 31, 2006. The first set of projections was prepared and furnished to Jefferies Broadview by Segue management (which we sometimes refer to as Case 1). The second set of projections (which we sometimes refer to as Case 2) was developed by Jefferies Broadview in conjunction with Segue management and reflects certain modifications to the assumptions underlying Case 1. Case 2 was prepared as a sensitivity case in order to reflect the effect of potential risks relating to Segue’s business plan. Case 2 assumed that Segue would achieve 5% lower revenue for the calendar year ended December 31, 2006 than in Case 1, with projected gross margins and operating expenses remaining constant. Jefferies Broadview noted that Segue’s management believed these modifications reflected a reasonable representation of a more conservative forecast of Segue’s projected financial performance than Case 1.

Segue Stock Performance Analysis

For comparative purposes, Jefferies Broadview examined the following:

•	weekly historical volume and closing trading prices of Segue common stock from February 9, 2001 through February 3, 2006;

•	daily historical volume and closing trading prices of Segue common stock from February 7, 2005 through February 6, 2006, including Segue’s 20-day, 3-month, 6-month and 1-year average closing prices, 52-week closing price high and low, and the offer price per share; and

•	relative daily closing prices of Segue versus the NASDAQ Composite and the Segue Comparables Index from February 7, 2005 through February 6, 2006.

The Segue Comparables Index is comprised of public companies that Jefferies Broadview deemed comparable to Segue. Jefferies Broadview selected companies competing in the Application Lifecycle Management industry with revenue for the 12 months ended December 31, 2005 between $10 and $500 million.

The Segue Comparables Index consists of the following companies:

•	Borland Software Corporation

•	Embarcadero Technologies, Inc.

•	Keynote Systems, Inc.

•	Quest Software, Inc.

•	SupportSoft, Inc.

•	Telelogic AB

Public Company Comparables Analysis

Jefferies Broadview considered ratios of share price and equity market capitalization, adjusted for cash and debt when appropriate, to reflect total enterprise value (which we sometimes refer to as TEV) to selected historical and projected operating results in order to derive multiples that indicate the value public equity markets place on companies in a particular market segment. In order to perform this analysis, Jefferies Broadview compared financial information of Segue with publicly available information for the companies included in the Segue Comparables Index. For this analysis, as well as other analyses, Jefferies Broadview examined publicly available information, as well as a range of estimates based on equity research reports.

The following table presents, based on closing prices as of February 6, 2006, the median multiples and the range of multiples for the Segue Comparables Index of TEV or Segue share price, divided by selected operating metrics as appropriate:

	Median Multiples	Range of Multiples
12/31/05 TEV/ Revenue	2.02 x	1.09 x - 3.40 x
12/31/05 TEV/ EBIT[1]	20.20 x	14.26 x - 98.69 x
12/31/05 P/E2	28.24 x	25.08 x - 33.52 x
Projected 12/31/06 TEV/Revenue (Case 1)	1.89 x	1.07 x - 2.90 x
Projected 12/31/06 TEV/EBIT (Case 1)	13.69 x	11.24 x - 61.43 x
Projected 12/31/06 P/E (Case 1)	25.77 x	20.21 x - 65.98 x
Projected 12/31/06 TEV/Revenue (Case 2)	1.89 x	1.07 x - 2.90 x
Projected 12/31/06 TEV/EBIT (Case 2)	13.69 x	11.24 x - 61.43 x
Projected 12/31/06 P/E (Case 2)	25.77 x	20.21 x - 65.98 x

1.	EBIT (earnings before interest and taxes)
2.	P/E (price/earnings per share ratio)

The comparables imply the following medians and ranges for per share value:

	Median Values	Range of Values
12/31/05 TEV/Revenue	$6.69	$4.27 - $10.15
12/31/05 TEV/EBIT	$5.84	$4.54 - $21.75
12/31/05 P/E	$7.28	$6.47 - $ 8.64
Projected 12/31/06 TEV/Revenue (Case 1)	$7.22	$4.71 - $10.15
Projected 12/31/06 TEV/EBIT (Case 1)	$8.00	$6.86 - $29.25
Projected 12/31/06 P/E (Case 1)	$13.77	$10.80 - $35.25
Projected 12/31/06 TEV/Revenue (Case 2)	$6.94	$4.54 - $ 9.73
Projected 12/31/06 TEV/EBIT (Case 2)	$6.25	$5.40 - $21.86
Projected 12/31/06 P/E (Case 2)	$10.23	$8.02 - $26.20

No company utilized in the public company comparables analysis as a comparison to Segue is identical to Segue. In evaluating the comparables, Jefferies Broadview made numerous assumptions with respect to the Application Lifecycle Management and software industry’s performance and general economic conditions, many of which are beyond the control of Segue. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

Jefferies Broadview considered ratios of equity purchase price, adjusted for the seller’s cash and debt when appropriate, to selected historical and projected operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed a number of transactions, including those involving companies deemed by Jefferies Broadview to be comparable to Segue based on financial performance, market focus, business model and size. Jefferies Broadview reviewed nine comparable merger and acquisition transactions announced from January 1, 2004 through February 6, 2006 involving sellers in the Infrastructure Management software industry, which includes the Application Lifecycle Management industry, with trailing 12 months (which we sometimes refer to as TTM) revenue between $10 and $200 million. For this analysis, as well as other analyses, Jefferies Broadview examined publicly available information, as well as information from Jefferies Broadview’s proprietary database of published and confidential merger and acquisition transactions in the IT, communications, healthcare technology and media industries.

The Infrastructure Management software transactions consisted of the acquisitions of:

•	Marimba, Inc. by BMC Software, Inc.

•	Concord Communications, Inc. by Computer Associates International, Inc.

•	NEON Systems, Inc. by Progress Software Corporation

•	Merant plc by Serena Software, Inc.

•	Gores Technology Group LLC (Aprisma Management Technologies, Inc.) by Concord Communications, Inc.

•	Peregrine Systems, Inc. by Hewlett-Packard Company

•	Novadigm, Inc. by Hewlett-Packard Company

•	Visual Networks, Inc. by Danaher Corporation (Fluke Electronics Corporation)

•	Apropos Technology, Inc. by Enghouse Systems Limited (Syntellect, Inc.)

The following table presents, as of February 6, 2006, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller’s revenue (which we sometimes refer to as P/R) in the last reported 12 months prior to acquisition for the transactions listed above:

	Median Multiple	Range of Multiples
P/R	2.12 x	0.51 x - 4.75 x

These comparables imply the following median and range for per share value:

	Median Value	Range of Values
P/R	$6.94	$2.73 - $13.44

No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparable transactions, Jefferies Broadview made numerous assumptions with respect to the Infrastructure Management software industry’s performance and general economic conditions, many of which are beyond the control of Segue. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Transaction Premiums Paid Analysis

Jefferies Broadview considered the premiums paid above a seller’s share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed 26 transactions involving publicly-held North American software vendors from January 1, 2004 to February 6, 2006 with equity purchase prices between $25 and $250 million. Transactions were selected from Jefferies Broadview’s proprietary database of published and confidential mergers and acquisition transactions in the IT, communications, healthcare technology and media industries. These transactions consisted of the acquisition of:

•	Nuance Communications, Inc. by ScanSoft, Inc.

•	Nassda Corporation by Synopsys, Inc.

•	Sanchez Computer Associates, Inc. by Fidelity National Financial, Inc.

•	SciQuest, Inc. by Trinity Ventures, Ltd.

•	Basis 100, Inc. by First American Corporation

•	MDSI Mobile Data Solutions Inc. by Vista Equity Partners

•	Novadigm, Inc. by Hewlett-Packard Company

•	Plumtree Software, Inc. by BEA Systems, Inc.

•	Blue Martini Software, Inc. by Golden Gate Capital Management, LLC (Multi-Channel Holdings, Inc.)

•	AD OPT Technologies Inc. by Kronos Inc.

•	NEON Systems, Inc. by Progress Software Corporation

•	MDI Technologies, Inc. by Logibec Groupe Informatique Ltd.

•	Marimba, Inc. by BMC Software, Inc.

•	Extended Systems Incorporated by Sybase, Inc.

•	Visual Networks, Inc. by Fluke Electronics Corporation (Danaher Corporation)

•	Speedware Corporation, Inc. by Activant Solutions, Inc.

•	Datastream Systems, Inc. by Infor Global Solutions AG

•	IMPAC Medical Systems, Inc. by Elekta AB

•	Vastera, Inc. by JPMorgan Chase & Co.

•	Tarantella, Inc. by Sun Microsystems, Inc.

•	BindView Development Corporation by Symantec Corporation

•	Primus Knowledge Solutions, Inc. by Art Technology Group, Inc.

•	Apropos Technology, Inc. by Enghouse Systems Limited (Syntellect, Inc.)

•	Centra Software Inc. by Saba Software Inc.

•	Landacorp, Inc. by SHPS Holdings, Inc.

•	Optika Inc. by Stellent, Inc.

The following table presents the median premium and the range of premiums for these transactions calculated by dividing:

•	the offer price per share minus the closing share price of the seller’s common stock 20 trading days or one trading day prior to the public announcement of the transaction, by

•	the closing share price of the seller’s common stock 20 trading days or one trading day prior to the public announcement of the transaction:

	Median Premiums	Range of Premiums
Premium Paid to Seller’s Stock Price One Trading Day Prior to Announcement	29.3%	1.3% - 84.7%
Premium Paid to Seller’s Stock Price 20 Trading Days Prior to Announcement	39.7%	(8.6)% - 114.2%

The following table presents the median implied value and the range of implied values of Segue’s stock, calculated by using the premiums shown above and Segue’s share price 20 trading days and one trading day prior to delivery:

	Median Values	Range of Values
Premium Paid to Seller’s Stock Price One Trading Day Prior to Announcement	$8.77	$6.87 - $12.52
Premium Paid to Seller’s Stock Price 20 Trading Days Prior to Announcement	$9.47	$6.19 - $14.52

No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparables, Jefferies Broadview made numerous assumptions with respect to the software industry’s performance and general economic conditions, many of which are beyond the control of Segue. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Present Value of Projected Share Price Analysis

Jefferies Broadview calculated the present value of the projected share price of Segue common stock on a standalone basis using Segue projections (both Case 1 and Case 2) for the 12 months ending December 31, 2006.

Case 1: The implied share price calculated using the median 12/31/05 P/E for the public company comparables and discounted based on the Capital Asset Pricing Model (which we sometimes refer to as CAPM) using the median capital-structure adjusted beta for the aggregate public company comparables is $11.53. In addition, Jefferies Broadview considered a range of values based on varying 12/31/05 P/E multiples and discount rates. Based on 12/31/05 P/E multiples ranging from 20x to 40x and discount rates ranging from 20% to 40%, Jefferies Broadview calculated implied share prices ranging from $7.68 to $17.86.

Case 2: The implied share price calculated using the median 12/31/05 P/E for the public company comparables and discounted based on the CAPM using the median capital-structure adjusted beta for the aggregate public company comparables is $8.57. In addition, Jefferies Broadview considered a range of values based on varying 12/31/05 P/E multiples and discount rates. Based on 12/31/05 P/E multiples ranging from 20x to 40x and discount rates ranging from 20% to 40%, Jefferies Broadview calculated implied share prices ranging from $5.70 to $13.28.

Consideration of the Discounted Cash Flow Methodology

While discounted cash flow is a commonly used valuation methodology, Jefferies Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Segue, with very limited intermediate and long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of Segue. Given management’s inability to develop reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate for Segue, Jefferies Broadview considered a discounted cash flow analysis inappropriate for valuing Segue.

Other Considerations

The preparation of a fairness opinion is a complex process involving determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Jefferies Broadview. In arriving at its fairness determination, Jefferies Broadview considered the results of all of these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Jefferies Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Certain Jefferies Broadview analyses are based upon forecasts of future results and are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Jefferies Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

In performing its analyses, Jefferies Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Segue. The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The merger consideration to be received by the holders of Segue common stock pursuant to the merger agreement and other terms of the merger agreement were determined through arm’s length negotiations between Segue and Borland, and were approved by the board of Segue. In addition, Jefferies Broadview’s opinion and presentation to Segue’s board was one of many factors taken into consideration by Segue’s board in making its decision to adopt the merger agreement and approve the merger. Consequently, the Jefferies Broadview analyses as described above should not be viewed as determinative of the opinion of Segue’s board with respect to the value of Segue or whether Segue’s board would have been willing to agree to different consideration.

Based upon and subject to the qualifications and limitations set forth in its written opinion, a copy of which is attached as Annex B, Jefferies Broadview was of the opinion that, as of February 7, 2006, the merger consideration was fair, from a financial point of view, to holders of Segue common stock.

Pursuant to the terms of an engagement letter, Jefferies Broadview received a commitment fee of $50,000 and a fee of $275,000 upon delivery of Jefferies Broadview’s opinion, and will receive a transaction fee of approximately $2.0 million, less the amount of the commitment fee and the opinion fee already paid, which is only payable upon consummation of the merger. Jefferies Broadview will also be reimbursed for its reasonable and customary expenses, and it and related parties will be indemnified against certain liabilities, including liabilities under the federal securities laws, in connection therewith. No limitations were imposed on Jefferies Broadview by Segue with respect to the investigations made or procedures followed by it in rendering its opinion.

Jefferies Broadview and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, financial and advisory services to Segue or its affiliates unrelated to the merger, for which services they have received, and expect to receive, compensation.

In the ordinary course of their businesses, Jefferies Broadview and its affiliates, including Jefferies & Company, Inc., Jefferies Broadview’s parent company, may publish research reports regarding the securities of Segue or Borland or their respective affiliates, may actively trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

Certain Effects of the Merger

If the merger is consummated, our stockholders will not have an opportunity to continue their equity interest in the surviving corporation as an ongoing corporation and, therefore, will not have the opportunity to share in its future earnings, dividends or growth, if any.

Delisting and Deregistration of Segue Common Stock

If the merger is consummated, our common stock will be delisted from the NASDAQ SmallCap Market and deregistered under the Securities Exchange Act of 1934, as amended (which we sometimes refer to as the Exchange Act), and Segue will cease to file periodic reports with the Securities and Exchange Commission.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendations of our board with respect to the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board was aware of these interests and considered them, among other matters, when it adopted the merger agreement and approved the merger and voted to recommend that our stockholders vote in favor of approving the merger agreement.

Special Termination and Vesting Plan

Pursuant to our Special Termination and Vesting Plan, as amended (which we sometimes refer to as the termination plan), in the event that the employment of an executive officer covered by the termination plan is terminated within the first year following a change in control of Segue (which stockholder approval of the merger would constitute) either by (1) Segue or a successor entity for any reason other than for cause or the death of the executive officer, or (2) the executive officer for good reason, the executive officer is entitled to certain severance benefits as described below.

The severance benefits payable pursuant to the termination plan include the following:

•	one times the sum of the executive officer’s annual base salary;

•	for a period of up to one year, Segue will continue to provide health, dental, long-term disability and life insurance benefits on the same terms and conditions as though the executive officer had remained an active employee;

•	COBRA benefits to the executive officer following the termination of the benefits listed in the immediately preceding bullet point; and

•	full vesting of all outstanding stock options. For more information, see the section entitled “—Stock Options of Directors and Executive Officers” on page 40 of this proxy statement.

The table below sets forth the executive officers covered by the termination plan and lists, for each such executive officer, the approximate cash severance payable under the termination plan:

Name	Title	Approximate Severance Amount
Joseph Krivickas	Chief Executive Officer	$262,500
Ernst Ambichl	Chief Technical Officer	$180,278	(1)
Ian McLeod, Jr.	Senior Vice President Products	$170,000
André Pino	Chief Marketing Officer	$190,000
Manfred Reindl	Senior Vice President Architecture	$180,278	(1)
John Sullivan	Senior Vice President World Wide Sales	$200,000
Michael Sullivan	Chief Financial Officer	$175,000
Douglas Zaccaro	Senior Vice President and Treasurer	$185,000

TOTAL		1,543,056

(1)	Messrs. Ambichl’s and Reindl’s salaries are paid in Euros. The severance amounts provided above are converted based on the conversion rate as of March 2, 2006.

The termination plan also provides that if the payments made to the participants are not deductible by reason of the operation of Section 280G of the Internal Revenue Code, the payments will be reduced to the maximum deductible amount.

Retention Agreements

In addition, in order to provide for the completion of various tasks relating to the consummation of the merger and the integration process, Borland has entered into letter agreements with seven executive officers relating to the continuation of such executive officer’s employment following the merger (which we sometimes refer to as the retention agreements). Each retention agreement provides that, if the executive officer continues to be employed by Segue for specified time periods following the consummation of the merger, the executive officer will be entitled to (1) receive his salary, (2) receive a retention bonus payable on a specified payment schedule and (3) participate in health, life insurance, retirement plans and any other benefits in accordance with the terms of the merger agreement. For certain of the executive officers, the retention agreements contemplate transitional employment for up to six months, while for others, the retention agreements contemplate ongoing employment with Segue following the merger. In addition, certain of the executive officers who executed retention agreements will be entitled to receive a grant of Borland stock options and be eligible to receive an annual cash bonus. The benefits payable pursuant to the retention agreements are in addition to those benefits that may be payable to the executive officers pursuant to the termination plan described under the section entitled “—Special Termination and Vesting Plan” beginning on page 38 of this proxy statement, except that in each of the retention agreements, the applicable executive officer has agreed to defer his right to claim termination for good reason pursuant to the termination plan, which right such executive officer may continue to exercise up to 12 months following the consummation of the merger, after which time such right shall expire. Borland has acknowledged that, for purposes of the availability of the termination plan only, each executive officer’s entering into the retention agreement does not in any manner constitute his consent to the changes in the nature or scope of his responsibilities.

The following table sets forth, for each executive officer who has entered into a retention agreement, such executive officer’s annual salary, the retention bonus, the period he is expected to remain employed by Segue following the merger, the amount of any annual cash bonus and, where applicable, the number of Borland stock options granted:

Name	Retention Bonus		Annual Salary	Period of Continuing Employment	Annual Cash Bonus	Borland Stock Options
Joseph Krivickas Chief Executive Officer	$1,000,000	(1)	$262,500	N/A	$250,000	125,000
Ernst Ambichl Chief Technical Officer	$250,000	(1)	$179,634	N/A	20% of annual salary(2)	35,000
Ian McLeod, Jr. Senior Vice President Products	$250,000	(1)	$170,000	N/A	20% of annual salary(3)	50,000
André Pino Chief Marketing Officer	$25,000	(4)	$190,000	Up to 6 months	N/A	N/A
Manfred Reindl Senior Vice President Architecture	$250,000	(1)	$179,634	N/A	20% of annual salary(2)	35,000
John Sullivan Senior Vice President World Wide Sales	$100,000	(5)	$200,000(6)	N/A	$50,000(7)	50,000
Michael Sullivan Chief Financial Officer	$150,000	(8)	$200,000	Up to 6 months	N/A	N/A

(1)	Payable as follows: 50% upon the six month anniversary of the consummation of the merger and 50% upon the 18 month anniversary of the consummation of the merger.
(2)	Messrs. Ambichl and Reindl salaries are paid in Euros; based upon the conversion rate as of March 2, 2006, Messrs. Ambichl and Reindl would be entitled to receive an annual cash bonus in the amount of $36,056.
(3)	Based upon his current salary of $170,000, Mr. McLeod would be eligible to receive an annual cash bonus in the amount of $34,000.
(4)	Payable upon termination of employment, no later than the six month anniversary of the consummation of the merger.
(5)	Payable on January 31, 2007.

(6)	In addition, Mr. J. Sullivan is entitled to variable compensation in the amount of $175,000 if Mr. Sullivan achieve a target earnings of commissions.
(7)	If certain revenue expectations are met in fiscal year 2006, Mr. J. Sullivan is entitled to an additional $50,000.
(8)	Payable upon termination of employment.

Stock Options of Our Directors and Executive Officers

The merger agreement provides that, at the effective time of the merger, each stock option to purchase our common stock that is outstanding will be canceled and the holder of such stock option will, to the extent the stock option is vested, receive an amount in cash equal to the option consideration. Each stock option to purchase our common stock that is outstanding and unvested as of the effective time of the merger will be canceled and the holder of such stock option will receive an amount in cash equal to the stock option consideration on each date that the stock option otherwise would have vested had it remained outstanding following the effective time of the merger, provided the holder is employed by Borland or any of its subsidiaries (including the surviving corporation) on such vesting date.

Mr. Krivickas has a pre-existing arrangement with Segue that provides that 50% of Mr. Krivickas’ unvested stock options will vest immediately upon a change of control.

Our directors and executive officers holding in-the-money vested stock options as of March 2, 2006 will receive cash payments upon the consummation of the merger in the approximate amounts (before withholding for applicable taxes) indicated in the following table:

Name	Title	Number of Stock Option Shares		Stock Option Shares Exercise Price	Approximate Stock Option Settlement Amount
Joseph Krivickas	Chief Executive Officer	347,083	(1)	$2.44 – 6.25	$2,123,435
John Levine	Director	48,394		$2.40 – 5.31	$260,456
Howard Morgan	Director	54,083		$2.40 – 5.31	$291,023
Robert Powers, Jr.	Director	56,394		$2.40 – 7.56	$259,441
Jyoti Prakesh	Director	41,048		$2.40 – 5.31	$229,287
James Simons	Director	45,735		$2.40 – 5.31	$244,901
Ernst Ambichl	Chief Technical Officer	43,824		$1.02 – 8.25	$157,952
Ian McLeod, Jr.	Senior Vice President Products	21,875		$6.25	$52,938
André Pino	Chief Marketing Officer	41,980		$2.97 – 6.25	$229,718
Manfred Reindl	Senior Vice President Architecture	43,824		$1.02 – 8.25	$157,952
John Sullivan	Senior Vice President World Wide Sales	0		$0	$0
Michael Sullivan	Chief Financial Officer	52,361		$1.02 – 8.37	$186,144
Douglas Zaccaro	Senior Vice President and Treasurer	133,271		$1.02 – 8.25	$653,791

Total					$4,847,038

(1)	Includes unvested stock options that will become vested immediately upon a change of control pursuant to Mr. Krivickas’ pre-existing arrangement with Segue.

Our executive officers and directors holding in-the-money unvested stock options as of March 2, 2006 will receive a cash payment equal to the option consideration on each date that the stock option otherwise would have vested had it remained outstanding following the effective time of the merger, provided that such executive officer is employed by Borland or any of its subsidiaries (including the surviving corporation) on such vesting date. The approximate aggregate option consideration to be paid in respect of the directors’ and executive officers’ unvested stock options is set forth on the following table:

Name	Title	Number of Stock Option Shares		Stock Option Shares Exercise Price	Approximate Stock Option Settlement Amount
Joseph Krivickas	Chief Executive Officer	107,917		$2.44 – 6.25	$577,865
John Levine	Director	3,531	(1)	$5.31	$11,864
Howard Morgan	Director	4,237	(1)	$5.31	$14,236
Robert Powers, Jr.	Director	3,531	(1)	$5.31	$11,864
Jyoti Prakesh	Director	2,825	(1)	$5.31	$9,492
James Simons	Director	3,531	(1)	$5.31	$11,864
Ernst Ambichl	Chief Technical Officer	10,000		$2.50 – 6.25	$35,139
Ian McLeod, Jr.	Senior Vice President Products	53,125		$6.25	$128,563
André Pino	Chief Marketing Officer	43,020		$2.97 – 6.25	$221,982
Manfred Reindl	Senior Vice President Architecture	10,000		$2.50 – 6.25	$35,139
John Sullivan	Senior Vice President World Wide Sales	175,000		$6.20	$432,250
Michael Sullivan	Chief Financial Officer	37,083		$2.50 – 6.25	$114,710
Douglas Zaccaro	Senior Vice President and Treasurer	33,229		$1.58 – 6.25	$179,868

Total					$1,725,516

(1)	Effective April 1, 2006, these stock options will fully vest.

In addition, as described above under the section entitled “—Special Termination and Vesting Plan” beginning on page 38 of this proxy statement, in the event that the employment of an executive officer covered by the termination plan is terminated within the first year following a change in control of Segue either by (1) Segue or a successor entity for any reason other than for cause or death of the executive officer, or (2) the executive officer for good reason, then, in either case, the executive officer is entitled to the option consideration with respect to the number of shares of common stock underlying such holder’s unvested stock options.

Indemnification of Our Directors and Executive Officers

In addition, under the terms of the merger agreement, our directors and executive officers will be entitled to indemnification in specified circumstances, as more fully described in the section entitled “The Merger Agreement—Indemnification and Insurance” on page 57 of this proxy statement.

Voting Agreements

The following summary of the voting agreements is qualified by reference to the complete text of the form of voting agreement, which is attached to this proxy statement as Annex C and incorporated in this proxy statement by reference.

In connection with the merger agreement, Borland entered into voting agreements with certain of our directors and executive officers, who are also stockholders of our company, consisting of John Levine, Howard Morgan, Jyoti Prakash, James Simons, Michael Sullivan, Douglas Zaccaro and certain of their affiliates. Pursuant to the voting agreements, each of these stockholders has agreed that, at the special meeting held in connection with the merger agreement or for purposes of any other vote taken in connection with the merger agreement, he, she or it would:

•	appear and cause all of his, her or its shares of our common stock to be counted as present for purposes of calculating a quorum;

•	vote in favor of approval of the merger agreement;

•	vote against any action, proposal, transaction, or any agreement that would reasonably be expected to:

•	result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Segue contained in the merger agreement or of such stockholder in the voting agreement;

•	preclude fulfillment of a condition under the merger agreement to Segue’s, Borland’s or Merger Sub’s respective obligations to consummate the merger; or

•	materially impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the transactions contemplated by the merger agreement; and

•	if requested by Borland, appoint Borland as his, her or its proxy with respect to the voting of his, her or its shares if the stockholder is unable to perform his, her or its obligations under the respective voting agreement.

As of the record date, there were                    shares of our common stock subject to the voting agreements, which represented approximately         % of our outstanding common stock as of that date. Under the voting agreements, each of the stockholders generally agreed not to sell, assign, transfer or otherwise dispose of any of his, her or its shares of our common stock prior to the merger.

Under the voting agreements, each of the stockholders also has agreed not to, and not to permit any of his, her or its affiliates to:

•	make or participate in a “solicitation” of “proxies,” grant powers of attorney or similar rights to vote or seek to advise or influence any person with respect to the voting of any shares of our common stock in a manner that would be inconsistent with such stockholder’s obligations under the voting agreement, other than to recommend that stockholders of Segue vote in favor of approval of the merger agreement;

•	deposit any shares of our common stock in a voting trust or subject any shares of our common stock to any arrangement or agreement with any person with respect to the voting of such shares of our common stock in a manner that would be inconsistent with such stockholder’s obligations under the voting agreement;

•	initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal or provide information or data to any person (other than Borland and Merger Sub) with respect to Segue or any of its subsidiaries relating to an acquisition proposal; and

•	enter into any agreement relating to an acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement relating to an acquisition proposal.

Also, each stockholder agreed to notify Borland within 24 hours if any proposals are received by, any information is requested from, or any negotiations are sought to be initiated with us or our representatives in connection with an acquisition proposal. However, nothing in the voting agreements prevents the stockholders from acting in any capacity they may have as a director, officer or employee of Segue.

The voting agreements will terminate on the earliest to occur of (1) the effective time of the merger, and (2) the termination of the merger agreement in accordance with its terms.

THE MERGER AGREEMENT

The following is a summary of the material terms of the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated in this proxy statement by reference. This description is qualified in its entirety by, and made subject to, the more complete information set forth in the merger agreement. You should read the merger agreement carefully and in its entirety. This summary may not contain all of the information about the merger agreement that is important to you.

Except for the merger agreement’s status as a contractual document that establishes and governs the legal relations of the parties thereto with respect to the merger, we do not intend for its text to be a source of factual, business or operational information about Segue and our subsidiaries. The representations, warranties and covenants made by the parties in the merger agreement are qualified and limited, including by information in the schedules referenced in the merger agreement that Segue delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material by our stockholders. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the merger agreement and therefore may not directly enforce or rely on its terms and conditions and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Segue or its affiliates.

Structure

If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, Merger Sub, a wholly-owned subsidiary of Borland and created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into Segue, with Segue being the surviving corporation. Segue will cease to exist as a separate company and our common stock will no longer be listed on the NASDAQ SmallCap Market or file periodic reports with the Securities and Exchange Commission. After the merger, Segue will be a wholly-owned subsidiary of Borland. We sometimes refer to Segue after the merger as the surviving corporation.

Effective Time

The merger will become effective when the certificate of merger has been filed with the Secretary of State of the State of Delaware or such time as is specified in the certificate of merger. We expect the merger to become effective as soon as practicable after the special meeting and the satisfaction or waiver of all of the other conditions to closing the merger. However, under the merger agreement, Borland will not be required to consummate the merger until two business days after all of the conditions to closing the merger described in the merger agreement are satisfied or waived, except for conditions that by their terms are required to be satisfied or waived at the closing. We refer to the time at which the merger is consummated as the effective time. Although we expect that the merger will be consummated during the second quarter of 2006, we cannot specify when, or assure you that, we and Borland will satisfy or waive all of the conditions to the merger.

Certificate of Incorporation and By-laws

Our certificate of incorporation, as in effect on the date of the merger agreement, will be amended and restated as of the effective time of the merger to be identical to the certificate of incorporation of Merger Sub, except the name of the surviving corporation shall be Segue Software, Inc. At the effective time of the merger, the by-laws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the by-laws of the surviving corporation.

Board of Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the merger will become the directors of the surviving corporation following the merger. The officers of Merger Sub immediately prior to the merger will become the officers of the surviving corporation following the merger.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock will be converted into the right to receive the merger consideration, other than shares held by stockholders who properly exercise and perfect their appraisal rights and any shares owned by Borland or us. Our stockholders are entitled to assert appraisal rights and, if the merger is consummated and all requirements of Delaware law are satisfied, to receive payment equal to the fair value of their shares of Segue common stock, determined in the manner set forth under the Delaware General Corporation Law. For more information on appraisal rights, see the section entitled “Appraisal Rights” beginning on page 58 of this proxy statement.

Dissenting Shares

Shares of our common stock that are held by stockholders who have perfected demands for appraisal of their shares in accordance with Delaware law will not be converted into the right to receive the merger consideration. Segue has agreed to give Borland prompt notice of any demands for appraisal received by Segue, withdrawals of such demands, and any other instruments served pursuant to the Delaware General Corporation Law and received by Segue relating to rights to be paid the “fair value” of dissenting shares. Segue has also agreed to give Borland the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. Segue shall not, except with the prior written consent of Borland, which consent shall not be unreasonably withheld, make any payment with respect to any demands for appraisals, offer to settle or settle any demands or approve any withdrawal of any demands for appraisal.

Under the merger agreement, Borland will not have to consummate the merger if stockholders representing more than 10% of the outstanding shares of Segue’s common stock exercise their appraisal rights. For more information, see the section entitled “—Conditions to the Merger” beginning on page 48 of this proxy statement.

Rights of Holders of Our Common Stock at the Effective Time of the Merger

At the effective time of the merger, holders of our common stock will cease to be, and will have no rights as, our stockholders, other than the right to receive the merger consideration. After the merger occurs, there will be no transfers on our stock transfer books of any shares of our common stock.

Exchange of Stock Certificates

Prior to the effective time of the merger, Borland will appoint a paying agent that will make payment of the merger consideration in exchange for certificates representing shares of our common stock. Borland will deposit sufficient cash with the paying agent at or prior to the effective time of the merger in order to permit the payment of the merger consideration. Promptly after the effective time of the merger, the paying agent will mail to each holder of record of a certificate representing shares of our common stock, a letter of transmittal and instructions explaining how to surrender your shares of our common stock in exchange for the merger consideration. The letter of transmittal and instructions will specify that delivery will be effected and risk of loss and title to stock certificates will pass only upon proper delivery of the stock certificate to the paying agent and will specify how to properly surrender your stock certificates for payment.

You should not send your stock certificates for exchange until you receive the letter of transmittal and instructions referred to above. Do not return your stock certificate with the enclosed proxy card.

When you deliver your stock certificates to the paying agent along with a properly executed letter of transmittal and any other required documents, you will receive the merger consideration to which you are entitled under the merger agreement for each share of common stock previously represented by your stock certificate, and the stock certificate will be canceled. Borland will be entitled to deduct and withhold from the merger consideration any amounts required to be withheld under the Internal Revenue Code or any provision of state, local or foreign law.

You are not entitled to receive any interest on the merger consideration. The paying agent will only issue a check for the merger consideration in a name other than the name in which a surrendered stock certificate is registered if the stock certificate surrendered is properly endorsed, or otherwise in proper form for transfer, and you show that you paid any applicable stock transfer taxes. Until surrendered in accordance with the provisions stated above, each certificate will, after the effective time of the merger, represent only the right to receive the merger consideration.

Beginning six months after the effective time of the merger, the surviving corporation will act as the paying agent, and our former stockholders may look solely to the surviving corporation for any amounts owed to them. None of Borland, Merger Sub, the surviving corporation, any of their respective affiliates or the paying agent will be liable to any person in respect of any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

After the effective time of the merger, there will be no transfers of certificates that previously represented common stock on our stock record books. If, after the effective time of the merger, stock certificates are presented to the surviving corporation or the paying agent for payment, they will be canceled and exchanged for the merger consideration, without interest. However, no holder of a stock certificate will have any greater rights against the surviving corporation than may be accorded to general creditors of the surviving corporation under applicable law.

If any of your certificates representing our common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and, if required by the surviving corporation, post a bond as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to your lost, stolen or destroyed stock certificates.

Our Conduct of Business Prior to Completing the Merger

From the date of the merger agreement through the effective time of the merger, we have agreed, and have agreed to cause our subsidiaries, to conduct our business in the ordinary course of business consistent with past practice and use our reasonable best efforts to preserve our present business organization and preserve our current relationships with, among others, our customers, suppliers, service providers and other persons with which we have business dealings, and to keep available the services of our officers and key employees.

In addition, the merger agreement specifically prohibits us and our subsidiaries from taking any of the following actions, except as expressly permitted by the merger agreement or to the extent that Borland otherwise consents in writing:

•	enter into any agreement or arrangement with any of our directors, officers, or other affiliates of Segue or any of our subsidiaries, other than in the ordinary course of business consistent with past practice;

•	enter into any waiver or modification of any agreement or arrangement with any of our directors, officers or other affiliates of Segue or any of our subsidiaries, other than in the ordinary course of business consistent with past practice;

•	except as required by law:

•	make any change in the compensation payable or to become payable to any of our officers, directors, employees, agents, consultants, sales associates, independent contractors, or persons providing management services;

•	enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan with, or make any loans to, any of our officers, directors, employees, affiliates, agents, consultants, sales associates, independent contractors, or persons providing management services, other than in the ordinary course of business consistent with past practice;

•	make any change in our existing borrowing or lending arrangements for or on behalf of any of our officers, directors, employees, affiliates, agents, consultants, sales associates, independent contractors, or persons providing management services pursuant to an employee benefit plan or otherwise;

•	pay or make any accrual or arrangement for payment of any pension, retirement allowance, unused vacation days or other employee benefit to any officer, director, employee, sales associate, or affiliate, except payments and accruals made in the ordinary course of business consistent with past practice;

•	adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement, other than in the ordinary course of business consistent with past practice; or

•	amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the preceding two bullet points;

•	declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of our capital stock or other interests, other than dividends or distributions declared, set aside or paid by any of our wholly-owned subsidiaries to us or to another of our wholly-owned subsidiaries consistent with past practice;

•	issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of Segue or any of our subsidiaries, other than exercise of stock options outstanding as February 7, 2006;

•	redeem, purchase or otherwise acquire any shares of any class or series of the capital stock of Segue or any of our subsidiaries, or any instrument or security that consists of or includes a right to acquire such shares, except for the acquisition of our common stock from holders of stock options in full or partial payment of the exercise price payable by such holders upon exercise of stock options outstanding as of February 7, 2006;

•	sell, lease, pledge, transfer or dispose of any assets or rights having value in excess of $25,000, other than in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force as of February 7, 2006;

•	enter into any lease for real property;

•	incur any lien (other than permitted liens) upon any of our assets other than pursuant to contracts or agreements in force as of February 7, 2006;

•	acquire or lease any assets or rights, other than in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force as of February 7, 2006;

•	merge, consolidate or otherwise combine, directly or indirectly, Segue or any of our subsidiaries or any substantial portion of our assets with another person;

•	incur any indebtedness or any other material liability, other than (1) liabilities incurred by us or on our behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement, including without limitation, fees, expenses and disbursements of financial advisors, outside legal counsel (at current billing rates) and accountants, and (2) liabilities incurred in the ordinary course of business consistent with past practice;

•	amend or change the organizational and charter documents of us and each of our subsidiaries;

•	fail to operate our businesses and our subsidiaries’ businesses and to maintain our and our subsidiaries’ books, accounts and records in the ordinary course of business consistent with past practice;

•	fail to maintain in reasonably good repair our and our subsidiaries’ business premises, fixtures, machinery, furniture and equipment in a manner consistent with past practice;

•	initiate, settle, dismiss or otherwise dispose of any litigation or arbitration to which we or any of our subsidiaries is a party, which settlement dismissal or other disposition will result in a net loss, payment or other cost, after receipt of insurance and indemnification payments, in excess of $25,000;

•	institute any liquidation, dissolution, reorganization, or insolvency proceedings or other proceedings for relief under any bankruptcy or similar law for the relief of debtors;

•	appoint or terminate any of our officers or any of our subsidiaries’ officers;

•	enter into, amend, extend, terminate or permit any renewal notice period or option to lapse with respect to, any material contract (or any contract or agreement that, had it been in effect on the date of the merger agreement, would have been a material contract) or waive, release or assign any material rights or claims under any material contract;

•	make any change to any of our or any of our subsidiaries’ financial or tax accounting principles, methods or practices (including any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories), except in each case as required by generally accepted accounting principles in the United States (which we sometimes refer to as GAAP) or applicable law;

•	except as required by applicable law:

•	settle or compromise any tax liability;

•	agree to any adjustment of any tax attribute;

•	make, change or revoke any material election with respect to taxes;

•	surrender any right to claim a refund for any taxes (other than a right that has expired solely as a result of the operation of the applicable statute of limitations);

•	consent to any extension or waiver of the statute of limitations period applicable to any taxes, tax return, or tax claim, amend any tax return; or

•	enter into any closing or similar agreement with respect to taxes;

•	other than in the ordinary course of business, commence, terminate or change (in any material respect) any line of business or materially change any business practice;

•	permit any insurance policy naming us as a beneficiary or a loss payee to be canceled or terminated without notice to Borland;

•	enter into or amend in an adverse manner any agreement which has non-competition, geographical restriction or similar covenants relating to our businesses and the businesses of our subsidiaries;

•	take, or agree in writing or otherwise to take, any action that would, or would be reasonably likely to, result in any of the closing conditions to the merger set forth in Article VI of the merger agreement not being satisfied, or would make any representation or warranty of Segue or our subsidiaries contained in the merger agreement inaccurate in any material respect at, or as of any time prior to, the effective time of the merger, or that would materially impair our ability to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation, except, in every case, as may be required by law; and

•	consent, agree or resolve to do any of the foregoing.

Stockholders Meeting

We have agreed to hold as promptly as practicable a meeting of our stockholders to vote on the proposal to approve the merger agreement. We have also agreed to use our reasonable best efforts to solicit proxies in favor of approval of the merger agreement.

Conditions to the Merger

The obligations of Segue and Borland to consummate the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the merger agreement by the required vote of our stockholders;

•	the absence of any law, order or injunction prohibiting the consummation of the merger; and

•	the expiration or termination of the waiting period applicable to the consummation of the merger under the HSR Act.

Our obligation to consummate the merger is subject to the satisfaction of the following additional conditions, any of which can be waived by us:

•	the representations and warranties of Borland and Merger Sub in the merger agreement must be true and correct (without giving effect to any limitation as to materiality or material adverse effect) as of February 7, 2006, and as of the closing date of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty speaks of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except for such inaccuracies that, individually or in the aggregate, have not had, and are not reasonably likely to have, a material adverse effect on Borland;

•	each of Borland and Merger Sub must have performed and complied with, in all material respects, all of their respective covenants, obligations and agreements required by the merger agreement to be performed or complied with by them on or prior to the closing date of the merger; and

•	we must have received a certificate signed by the chief executive officer and the chief financial officer of Borland, dated as of the closing date of the merger, certifying as to the satisfaction of the preceding two conditions.

The obligations of Borland and Merger Sub to consummate the merger are subject to the satisfaction of the following additional conditions, any of which can be waived by Borland or Merger Sub:

•	our representations and warranties set forth in the merger agreement must be true and correct (without giving effect to any limitation as to materiality or material adverse effect) as of February 7, 2006, and as of the closing date of the merger as though made on and as of such date and time (except to the extent that any such representation and warranty speaks of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except for such inaccuracies that, individually or in the aggregate, have not had, and are not reasonably likely to have, a material adverse effect on us;

•	we must have performed and complied with, in all material respects, all of our covenants, obligations and agreements required by the merger agreement to be performed or complied with by us on or prior to the closing date of the merger;

•	there must not have occurred a material adverse effect on us since February 7, 2006;

•	Borland must have received a certificate signed by our chief executive officer and chief financial officer, dated as of the closing date of the merger, certifying as to the satisfaction of the preceding three conditions;

•

all governmental permits, consents, approvals or clearances (other than the filing of the certificate of merger with the Secretary of State of the State of Delaware) necessary for the consummation of the merger shall have been obtained; provided that no such permit, consent, approval or clearance will contain a prohibition, limitation, or other requirement that would prohibit or materially limit the ownership or operation by us or any of our subsidiaries, or by Borland, Merger Sub or any of Borland’s affiliates, of all or any material portion of the business or assets of Segue or any of our subsidiaries or

Borland or any of its affiliates, or compel Borland, Merger Sub or any of Borland’s affiliates to dispose of or hold separate all or any material portion of the business or assets of Segue or any of our subsidiaries or Borland or any of its affiliates;

•	the total number of shares of our common stock held by a stockholder that has properly exercised his, her or its appraisal rights available under Section 262 of the Delaware General Corporation Law will not exceed 10% of the issued and outstanding shares of our common stock at the effective time of the merger; and

•	there must not be any litigation pending or threatened in writing before a governmental authority in which a governmental authority is a party seeking to:

•	restrain, enjoin, prevent, prohibit, make illegal or otherwise challenge the acquisition of some or all of the shares of our common stock by Borland or Merger Sub or the consummation of the merger or the other transactions contemplated by the merger agreement;

•	impose any limitations on the ability of Borland or its affiliates effectively to vote, transfer, receive dividends or otherwise exercise ownership rights with respect to all shares of the surviving corporation;

•	prohibit or limit the ownership or operation by Segue, Borland or any of their respective affiliates of any material portion of the businesses or assets of Segue, Borland or any such affiliate, or to require any such person to divest or hold separate any material portion of its businesses or assets, as a result of the merger or the other transactions contemplated by the merger agreement; or

•	prohibit Borland or any of its affiliates from effectively controlling a material portion of the business or operations of Segue or our subsidiaries.

Representations and Warranties

In the merger agreement, we made customary representations and warranties, subject to exceptions that were disclosed to Borland, concerning our business and assets. These representations and warranties related to, among other things:

•	Segue’s and our subsidiaries’ corporate existence, qualification or license to conduct business and corporate power and authority to carry on our business;

•	our corporate power and authority to enter into and carry out our obligations under the merger agreement, and the enforceability of the merger agreement;

•	our capital structure;

•	our subsidiaries;

•	the execution, delivery and performance of the merger agreement by us not conflicting with or violating our or our subsidiaries’ organizational documents, resulting in any violation or breach under any of our agreements or violating any order, statute or rule applicable to us, except as provided in the merger agreement;

•	identification of required governmental filings and consents;

•	our filings and reports with the Securities and Exchange Commission;

•	our financial statements;

•	compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002;

•	our and our subsidiaries’ internal accounting controls;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events affecting our business since September 30, 2005;

•	our personal property and real estate;

•	litigation and claims;

•	compliance with laws;

•	permits and licenses;

•	insurance coverage;

•	environmental matters;

•	material contracts;

•	intellectual property matters;

•	tax matters;

•	employee benefits and ERISA matters;

•	labor matters;

•	our books and records;

•	affiliate transactions;

•	our software;

•	payment of fees to brokers or finders in connection with the merger;

•	opinion of our financial advisor;

•	the accuracy of the information contained in this proxy statement;

•	our board’s adoption of the merger agreement and approval of the merger and its recommendation to our stockholders to approve the merger agreement;

•	the vote of our stockholders necessary to approve the merger agreement, and that no other vote of our stockholders is necessary to consummate the merger; and

•	the inapplicability of state anti-takeover statutes.

The merger agreement also contains customary representations and warranties of Borland and Merger Sub relating to, among other things:

•	Borland’s corporate existence, qualification or license to conduct business and corporate power and authority to carry on its business;

•	Merger Sub’s corporate existence;

•	Borland’s and Merger Sub’s power and authority to enter into and carry out their respective obligations under the merger agreement, and the enforceability of the merger agreement;

•	the execution, delivery and performance of the merger agreement by Borland and Merger Sub not conflicting with or violating their respective organizational documents or violating any order, statute or rule applicable to Borland or Merger Sub, except as provided in the merger agreement;

•	identification of required governmental filings and consents;

•	the accuracy of information supplied by Borland and Merger Sub for inclusion in this proxy statement;

•	availability of funds necessary for the merger, including the merger consideration; and

•	payment of fees to brokers or finders in connection with the merger.

Many of our representations and warranties are qualified by a material adverse effect standard. A material adverse effect means, with respect to Segue, any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (1) are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows, assets or properties of Segue and our subsidiaries, taken as a whole, or (2) would reasonably be expected to prevent us from performing our obligations under the merger agreement or consummating the transactions contemplated by the merger agreement, without including the impact of:

•	any fact, change, event, development, effect or circumstance generally affecting the industry in which we operate or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on us and our subsidiaries, taken as a whole);

•	any fact, change, event, development, effect or circumstance resulting from any change in law or GAAP, which affects generally entities such as us and our subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on us and our subsidiaries taken as a whole);

•	actions and omissions of either Borland or us or any of our respective subsidiaries taken with the prior written consent of the other party in furtherance of the transactions contemplated by the merger agreement or otherwise permitted to be taken by the other party under the merger agreement; and

•	any fact, change, event, development, effect or circumstance (other than the departure or notice of departure of any employees of Segue or any of our subsidiaries) resulting from the announcement or pendency of the transactions contemplated by the merger agreement.

The representations and warranties included in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement, which is attached to this proxy statement as Annex A.

Solicitation of Proposals from Other Parties

We have agreed that neither we nor our subsidiaries nor any of our respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, affiliates and other of our agents (which we sometimes refer to as our representatives) will, directly or indirectly:

•	initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Borland and Merger Sub) any information or data with respect to Segue or any of our subsidiaries or otherwise relating to an acquisition proposal;

•	release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which we are a party; or

•	enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

An acquisition proposal means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Borland or Merger Sub), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an acquisition transaction. An acquisition transaction means:

•	any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving us or any of our subsidiaries;

•	any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Segue or any of our subsidiaries representing, in the aggregate, 15% or more of the assets of Segue and our subsidiaries on a consolidated basis;

•	any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 15% or more of the votes attached to the outstanding securities of Segue or any of our subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 15% or more of any class of equity securities of Segue or any of our subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

If, prior to the approval of the merger agreement by our stockholders, we receive a bona fide unsolicited written acquisition proposal that did not result from a breach by us of any of the no solicitation provisions in the merger agreement, as discussed above, our board may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to us or any of our subsidiaries or otherwise relating to the acquisition proposal if:

•	our board first determines in good faith, after consultation with and having considered the advice of our outside legal counsel and a nationally recognized, independent financial advisor, that

•	such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

•	it is required to take such actions to comply with its fiduciary duties to our stockholders under applicable law;

•	we have provided Borland with at least three business days’ prior notice of such determination; and

•	prior to furnishing or affording access to any information or data with respect to Segue or any of our subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with us containing terms no less favorable to us than those contained in our confidentiality agreement with Borland.

A superior proposal means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an acquisition transaction on terms that our board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation:

•	would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of our common stock or all, or substantially all, of the assets of Segue and our subsidiaries on a consolidated basis;

•	would result in a transaction that

•	involves consideration to the holders of the shares of our common stock that is more favorable, from a financial point of view, than the consideration to be paid to our stockholders pursuant to the merger agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated by the merger agreement, and which proposal is not conditioned upon obtaining additional financing; and

•	is, in light of the other terms of such proposal, more favorable to our stockholders than the merger and the transactions contemplated by the merger agreement; and

•	is reasonably capable of being consummated on the terms proposed,

in each case taking into account all legal, financial, regulatory and other aspects of the proposal, including the likelihood that such transaction will be consummated.

We have agreed to promptly, and in any event within 24 hours, notify Borland and Merger Sub in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, us or any of our representatives, in each case in connection with any acquisition proposal. Any such notice will indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). We are also required to keep Borland informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

We also are required to promptly, and in any event within 24 hours, following determination by our board that an acquisition proposal constitutes, or is reasonably likely to, lead to a superior proposal, and prior to providing any such person with any non-public information regarding us or our subsidiaries, notify Borland of such determination. We have also agreed to promptly provide Borland with any non-public information regarding us or any of our subsidiaries provided to any other person that was not previously provided to Borland.

Under the merger agreement, we agreed that our board would not:

•	withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Borland or Merger Sub, its approval of the merger agreement and its recommendation to our stockholders to vote to approve the merger agreement or make any statement, filing or release, in connection with the special meeting of our stockholders or otherwise, inconsistent with its recommendation to our stockholders to vote to approve the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	approve or recommend, or propose to approve or recommend, any acquisition proposal; or

•	enter into (or cause Segue or any of our subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement

•	related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the no solicitation provisions of the merger agreement); or

•	requiring Segue to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

However, prior to the approval of the merger agreement by our stockholders, our board may approve or recommend to our stockholders a superior proposal and withdraw, qualify or modify its recommendation with respect to the merger agreement, if our board determines in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that it is required to take such actions to comply with its fiduciary duties to our stockholders under applicable law. In the event that our board makes this determination, we must provide five business days prior written notice to Borland that our board has decided that a bona fide unsolicited written acquisition proposal that we received (that did not result from a breach of the no solicitation provisions of the merger agreement) constitutes a superior proposal. During the five business days period after Borland’s receipt of the notice of a superior proposal, we and our board must cooperate and negotiate in good faith with Borland to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable us to proceed with our board’s original recommendation with respect to the merger agreement without requiring us to approve or recommend to our stockholders a superior proposal and withdraw, qualify or modify our board’s recommendation with respect to the merger agreement. At the end of the five business day notice period, and after taking into account any such adjusted, modified or amended terms as may have been proposed by Borland during such period, our board must, again, determine in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that

•	it is required to approve or recommend to our stockholders a superior proposal and withdraw, qualify or modify its recommendation with respect to the merger agreement to comply with its fiduciary duties to our stockholders under applicable law; and

•	such acquisition proposal is a superior proposal.

Termination of the Merger Agreement

Either Borland or Segue may terminate the merger agreement at or prior to the closing of the merger if any of the following occurs:

•	the parties mutually agree in writing to terminate the merger agreement;

•	the merger has not occurred on or before November 30, 2006 (provided that, the right to terminate the merger agreement pursuant to this provision will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the closing of the merger to occur on or before November 30, 2006);

•	any law makes consummation of the merger illegal or otherwise prohibited;

•	any governmental authority issues a final and nonappealable order, writ, judgment, injunction, decree, stipulation, determination or award enjoining or otherwise prohibiting the transactions contemplated by the merger agreement (and which order the parties have used their reasonable best efforts to lift);

•	there has been a material breach by the other party of any of its representations, warranties, covenants or agreements in the merger agreement, which breach would result in the failure to satisfy one or more of the conditions, as applicable, discussed in the section entitled “—Conditions to the Merger” beginning on page 48 of this proxy statement, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach is given to the breaching party (provided that, at the time of delivery of such written notice, the party delivering such written notice is not in material breach of its obligations under the merger agreement) (we sometimes refer to this termination right as the material breach termination right); or

•	if, at the special meeting or any adjournment thereof, our stockholders fail to approve the merger agreement.

In addition, Borland has the right to unilaterally terminate the merger agreement (we sometimes refer to these termination rights as Borland’s unilateral termination rights) if:

•	our board:

•	modifies, qualifies, withholds or withdraws its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement (including taking a neutral position or no position with respect to an acquisition proposal);

•	makes any statement, filing or release, in connection with the special meeting or otherwise, inconsistent with its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement;

•	breaches its obligations to call, give notice of and commence the special meeting, as required by the merger agreement;

•	approves or recommends an acquisition proposal;

•	fails to publicly recommend against a publicly announced acquisition proposal within five business days of being requested to do so by Borland;

•	fails to publicly reconfirm its approval or recommendation to our stockholders that they vote in favor of approval of the merger agreement within five business days of being requested to do so by Borland; or

•	resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	there has been a material breach by Segue of the no solicitation provisions of the merger agreement, as discussed in the section entitled “—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

We have the right to terminate the merger agreement if we decide to enter into a definitive agreement to effect a superior proposal after our board approves or recommends to our stockholders a superior proposal and withdraws, qualifies or modifies its recommendation with respect to the merger agreement, in accordance with the terms of the merger agreement, as discussed in the section entitled “—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

Termination Fee; Expenses

The merger agreement requires us to pay Borland a termination fee equal to $4,300,000, and to reimburse up to $1,000,000 of Borland’s out-of-pocket expenses relating to the merger agreement, if:

•	the merger agreement is terminated by Borland:

•	pursuant to Borland’s unilateral termination rights, as discussed in the section entitled “—Termination of the Merger Agreement” beginning on page 54 of this proxy statement;

•	because we have materially breached our representations, warranties, covenants or agreements in the merger agreement, the breach would result in the failure to satisfy one or more of the applicable closing conditions, and such breach is incapable of being cured or, if capable of being cured, has not been cured within 30 days after written notice of the breach, as discussed in the section entitled “—Termination of the Merger Agreement” beginning on page 54 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to Segue has been publicly announced, disclosed or otherwise communicated to our board; and

•	within 12 months of such termination, we enter into a definitive agreement with respect to, or we have consummated, an acquisition transaction;

•	the merger agreement is terminated by Borland or by us because our stockholders failed to approve the merger agreement at the special meeting and within 18 months of termination, we have entered into a definitive agreement with respect to, or we have consummated, an acquisition transaction; or

•	we terminate the merger agreement because we decide to enter into a definitive agreement to effect a superior proposal after our board approves or recommends to our stockholders a superior proposal and withdraws, qualifies or modifies its recommendation with respect to the merger agreement, in accordance with the terms of the merger agreement, as discussed in the section entitled “—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

The merger agreement requires us to reimburse Borland up to $1,000,000 of Borland’s out-of-pocket expenses relating to the merger agreement, if

•	at the special meeting, or any adjournment thereof, our stockholders fail to approve the merger agreement; and

•	prior to the special meeting, an acquisition proposal has been publicly announced, disclosed or otherwise communicated to our board.

The delivery of the termination fee and reimbursement of expenses, as applicable, to Borland will occur as follows:

•	concurrently with the termination of the merger agreement if:

•	Borland terminates the merger agreement pursuant to Borland’s unilateral termination rights, as discussed in the section entitled “—Termination of the Merger Agreement” beginning on page 54 of this proxy statement; or

•	we terminate the merger agreement because we decide to enter into a definitive agreement to effect a superior proposal after our board approves or recommends to our stockholders a superior proposal and withdraws, qualifies or modifies its recommendation with respect to the merger agreement, as discussed in the section entitled “—Solicitation of Proposals from Other Parties” beginning on page 51 of this proxy statement.

•	two business days after the satisfaction of the applicable conditions provided for in the applicable termination provisions of the merger agreement if:

•	the merger agreement is terminated pursuant to Borland’s material breach termination right, as discussed in the section entitled “—Termination of the Merger Agreement” beginning on page 54 of this proxy statement, and on or before the date of such termination,

•	an acquisition proposal with respect to Segue has been publicly announced, disclosed or otherwise communicated to our board; and

•	within 12 months of such termination, we enter into a definitive agreement with respect to, or we have consummated, an acquisition transaction;

•	the merger agreement is terminated by Borland or by us because our stockholders failed to approve the merger agreement at the special meeting and, within 18 months of termination, we have entered into a definitive agreement with respect to, or we have consummated, an acquisition transaction; or

•	at the special meeting, or any adjournment thereof, our stockholders fail to approve the merger agreement, and prior to the special meeting, an acquisition proposal has been publicly announced, disclosed or otherwise communicated to our board.

Treatment of Stock Options

At the effective time of the merger, each stock option to purchase our common stock that is outstanding will be canceled and the holder of such option, to the extent such stock option is vested, will receive an amount in cash equal to the number of shares of common stock underlying the stock option, multiplied by the positive difference, if any, between the merger consideration and the exercise price applicable to that stock option (which we sometimes refer to as the option consideration). Each stock option to purchase our common stock that is outstanding and unvested as of the effective time of the merger will be canceled and the holder of such stock option will receive an amount in cash equal to the option consideration on each date that the stock option otherwise would have vested had it remained outstanding following the effective time of the merger, provided that the holder is employed by Borland or any of its subsidiaries (including the surviving corporation) on such vesting date.

In addition, the holder of an unvested stock option who is a participant in the termination plan and who incurs a terminating event within one year following a change of control (which stockholder approval of the merger would constitute) will be entitled to a cash payment equal to the product of the option consideration and the number of shares underlying such holder’s unvested stock options.

Employee Matters

Employee Benefit Plans. For one year after the effective time of the merger, Borland will provide to our employees who remain employed with the surviving corporation or any other Borland subsidiary, employee benefits (other than incentive and equity compensation) pursuant to our employee benefit plans, programs, policies and arrangements as provided to our employees immediately prior to the effective time of the merger or pursuant to employee benefit plans, programs, policies or arrangements maintained by Borland or any of its subsidiaries providing coverage and benefits which, in the aggregate, are no less favorable than those provided to Borland employees in comparable positions.

Our employees will receive full credit for service with us for purposes of eligibility, vesting, waiting periods and determination of the level of benefits under any employee benefit plans or arrangements maintained by Borland or any of its subsidiaries to the same extent recognized immediately prior to the effective time of the merger. Borland has also agreed to waive all limitations as to preexisting conditions, at-work conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to our employees under any welfare benefit plans in which our employees may be eligible to participate after the effective time of the merger, other than limitations or waiting periods that are already in effect and that have not been satisfied as of the effective time of the merger. In addition, any deductibles, co-pays and out-of-pocket expenses paid by our employees under our health plans in the calendar year in which the effective time of the merger occurs will be credited towards the deductibles, co-pays and out-of-pocket expenses under the welfare plans of Borland and its subsidiaries.

Severance Obligations. On and after the effective time of the merger, Borland has agreed to cause the surviving corporation to honor, in accordance with their terms, all of the employment, severance, change of control and similar obligations of Segue.

Post-Closing Employee Payments. Prior to the closing of the merger, Borland will allocate an aggregate of $4,250,000 among our employees who remain employed with the surviving corporation or any subsidiary of Borland as Borland shall determine upon consultation with our management. At least $2,000,000 of the $4,250,000 will be allocated to our employees who were senior management employees of Segue. For more information on these arrangements, please see the section entitled “Interest of Certain Persons in the Merger—Retention Agreements” beginning on page 39 of this proxy statement.

In addition, promptly following the closing of the merger, subject to action by the Compensation Committee of Borland’s board, Borland will grant options to purchase up to 1,100,000 shares of its common stock to our employees who remain employed with the surviving corporation or any subsidiary of Borland in individual amounts as determined by Borland upon consultation with Segue’s management. These options will be priced at the fair market value of Borland’s common stock on the date of grant and will become exercisable over a four-year period consistent with standard options granted to Borland employees.

Indemnification and Insurance

Borland and the surviving corporation have each agreed to indemnify our current and former directors and officers against losses arising out of acts or omissions occurring at or prior to the effective time of the merger to the full extent permissible under the applicable provisions of the Delaware General Corporation Law, the terms of our certificate of incorporation and by-laws and under any agreements in effect as of February 7, 2006.

Before the effective time of the merger, Borland will purchase an extended reporting period endorsement for our directors and officers under either (1) our existing directors’ and officers’ liability insurance coverage, or (2) other fully paid up “tail” policy from a nationally recognized insurance carrier having a financial strength or security rating equal to or greater than that of our insurance carrier. The endorsement must be in a form reasonably acceptable to us with coverage for a period of six years following the merger of not less than the existing coverage under, and with other terms not materially less favorable on the whole to, our directors and officers than our current directors’ and officers’ liability insurance policy. However, the aggregate cost for this insurance cannot exceed $375,000. If such amount is insufficient to obtain such coverage, then we will purchase an extended reporting period endorsement under our existing directors’ and officers’ liability insurance coverage in a form acceptable to us with coverage for a period of six years following the merger of not less than the existing coverage under, and with other terms not materially less favorable, to our directors and officers than our current directors’ and officers’ liability insurance policy. However, we cannot spend more than $400,000 to purchase this insurance. Borland will, and will cause the surviving corporation to, maintain this insurance coverage following the merger.

Amendment and Waiver

Any provision of the merger agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by both Borland and Segue, or in the case of a waiver, by the party against whom the waiver is to be effective. While we do not have any current intention to waive any of the conditions to closing in favor of our company, we may determine that such a waiver is in the best interests of our stockholders because the benefits of closing the merger outweigh the detriments, if any, of waiving such condition.

APPRAISAL RIGHTS

If the merger is consummated, holders of shares of our common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, provided that they (a) strictly comply with the conditions established by Section 262, (b) perfect their rights to appraisal of their capital stock in accordance with Section 262, and (c) do not thereafter withdraw their demand for appraisal of their capital stock or otherwise lose their appraisal rights, in each case in accordance with the Delaware General Corporation Law.

Section 262 is reprinted in its entirety as Annex D to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. This discussion and Annex D should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to strictly comply with the procedures set forth in this section or Section 262 will result in the loss of appraisal rights.

A record holder of shares of our common stock:

•	who makes the demand described below with respect to those shares;

•	who continuously is the record holder of those shares through the effective time of the merger;

•	who otherwise complies with the statutory requirements of Section 262; and

•	who neither votes in favor of approval of the merger agreement nor consents to such approval in writing,

will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his, her or its shares of our common stock. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of our common stock” are to the record holder or holders of shares of our common stock. Except as set forth in this section, our stockholders will not be entitled to appraisal rights in connection with the merger. In addition, Segue and Borland have made no provisions in connection with this transaction to grant unaffiliated stockholders appraisal services at the expense of Segue or Borland.

Under Section 262, when a merger agreement is to be submitted for approval at a meeting of stockholders, such as the special meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available not less than 20 days prior to the meeting that such appraisal rights are available and include in each such notice a copy of Section 262. Such copy is reprinted in its entirety as Annex D to this proxy statement. This proxy statement shall constitute that notice to the record holders of our common stock.

Holders of shares of our common stock who desire to exercise their appraisal rights must not vote in favor of approval of the merger agreement, and must deliver a separate written demand for appraisal to us prior to the vote by our stockholders on the merger agreement at the special meeting. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the stockholder of record and that such stockholder intends to demand appraisal of his, her or its shares of our common stock. A proxy or vote against the merger agreement will not by itself constitute such a demand. Within 10 days after the effective time of the merger, we must provide notice of the effective time to all stockholders who have complied with Section 262.

A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to the attention of our Secretary at our offices located at 201 Spring Street, Lexington, Massachusetts 02421.

A person having a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this section properly and in a timely manner to perfect appraisal rights. If the shares of our common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of our common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of our common stock outstanding in the name of that record owner.

At any time within 60 days after the effective time of the merger, any former stockholder who has demanded appraisal has the right to withdraw the demand and accept the terms offered pursuant to the merger agreement. Any attempt by a holder of shares of our common stock to withdraw his, her or its appraisal demand more than 60 days after the effective time of the merger will require our written approval. Within 120 days after the effective time of the merger, Segue or any former stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the shares of our common stock entitled to appraisal. Segue is under no obligation to and has no present intention to file such a petition. Accordingly, it will be the obligation of former stockholders of Segue seeking appraisal rights to initiate all necessary action to perfect any appraisal rights within the time prescribed in Section 262. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time of the merger, stockholders’ rights to appraisal shall cease, and all holders of shares of our common stock will be entitled to receive the merger consideration offered pursuant to the merger agreement. No petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

Within 10 days after the effective time of the merger, Segue, as the surviving corporation, must notify each stockholder who is entitled to appraisal rights that the merger has become effective and inform the stockholder of the effective date; provided, however, that if this second notice is sent more than 20 days following the first notice, this second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with Section 262(d)(2). Within 120 days after the effective time of the merger, any former stockholder who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of approval of the merger agreement and with respect to which demands for appraisal have been received by us and the aggregate number of holders of such shares of our common stock. This statement must be mailed (1) within 10 days after a written request therefor has been received by us; or (2) within 10 days after the expiration of the period for the delivery of demands for appraisal from Segue as described above, whichever is later.

If a petition for an appraisal is timely filed, a copy thereof shall be served upon Segue, and Segue will then be obligated within 20 days after such service to file in the office of the Register in Chancery a duly verified list containing the names and addresses of all of our stockholders who have demanded an appraisal of their shares of our common stock and with whom an agreement as to the value of their shares has not been reached. After notice to such stockholders by the Register in Chancery in accordance with the provisions of Section 262, the Delaware Chancery Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Chancery Court may require the holders of shares of our common stock who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation on those certificates of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Chancery Court may dismiss the proceedings as to such stockholder.

After determining the stockholders of Segue entitled to an appraisal, the Delaware Chancery Court will appraise the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Chancery Court, and stockholders should recognize that an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our common stock is less than the merger consideration.

The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. However, such costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his, her or its attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by a dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any holder of shares of our common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to that demand or to receive payment of dividends or other distributions on those shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

Pursuant to the merger agreement, Segue has agreed to give Borland prompt notice of any demands for appraisal received by Segue, withdrawals of such demands, and any other instruments served pursuant to the Delaware General Corporation Law and received by Segue relating to rights to be paid the “fair value” of dissenting shares. Segue has also agreed to give Borland the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. Segue shall not, except with the prior written consent of Borland, which consent shall not be unreasonably withheld, make any payment with respect to any demands for appraisals, offer to settle or settle any demands or approve any withdrawal of any demands for appraisal. In addition, the merger agreement provides that Borland will not have to consummate the merger if stockholders representing more than 10% of the outstanding shares of our common stock exercise their appraisal rights. For more information, see the section entitled “The Merger Agreement—Dissenting Shares” beginning on page 44 of this proxy statement and the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 48 of this proxy statement.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax considerations of the merger generally relevant to holders of our capital stock who are U.S. stockholders (as defined below), assuming that the merger is consummated. This discussion is based upon interpretations of the Internal Revenue Code, Treasury Regulations promulgated under the Internal Revenue Code and judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the merger. The tax treatment of our stockholders may vary depending upon each stockholder’s particular situation. This discussion does not apply to stockholders who received our stock pursuant to the exercise of employee stock options, warrants or otherwise as compensation. Also, stockholders subject to special treatment, including:

•	dealers in securities or foreign currency;

•	tax-exempt entities;

•	banks and thrifts;

•	insurance companies;

•	persons that hold our capital stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction”;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities,

may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the merger to holders of our capital stock that do not hold such stock as a capital asset and does not address tax consequences of the merger to non-U.S. stockholders.

A U.S. stockholder is a stockholder that, for U.S. federal income tax purposes, is:

•	a U.S. citizen or resident;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust, or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

For investors who own our capital stock through a partnership, the U.S. federal income tax treatment will generally depend upon the status of the partner and the activities of the partnership. Such investors should consult their own tax advisor as to their particular tax consequences.

This discussion of certain material U.S. federal income tax considerations is not tax advice. You are urged to consult your own tax advisor with respect to the particular U.S. federal income tax consequences to you of the merger, including any special considerations related to your particular situation, as well as the applicability and effect of any state, local, foreign or other tax laws and changes in any applicable tax laws.

Consequences to U.S. Stockholders

For U.S. stockholders, the merger will be a taxable event and each U.S. stockholder will recognize capital gain or loss with respect to our capital stock, measured by the difference between the U.S. stockholder’s tax basis in our capital stock exchanged and the amount of cash received in the merger. If a U.S. stockholder acquired our capital stock by purchase, the U.S. stockholder’s adjusted tax basis in our capital stock will generally equal the amount the U.S. stockholder paid for the stock, less any returns of capital that the U.S. stockholder might have received with regard to the stock. In the case of a U.S. stockholder that holds multiple blocks of our capital stock (i.e., blocks of our capital stock acquired separately at different times and/or prices), gain or loss must be calculated and accounted for separately for each block.

The gain or loss on the sale of our common stock will constitute long-term capital gain or loss if that capital stock had been held for more than one year as of the effective time of the merger. If a U.S. stockholder receiving long-term capital gain is an individual, then the capital gain will generally be subject to tax at a maximum rate of 15%. A U.S. stockholder may deduct capital losses only to the extent that the U.S. stockholder has capital gains in a given tax year, plus up to $3,000 for individual U.S. stockholders.

REGULATORY AND OTHER APPROVALS

Under the HSR Act, we and Borland cannot consummate the merger until we have filed the required notification forms and, if requested, furnished additional information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and the specified waiting period expires or is terminated. Borland and Segue filed the required notification forms under the HSR Act on February 28, 2006 and, in accordance with the merger agreement, have requested “early termination” of the waiting period. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result. We and Borland do not believe that any foreign antitrust approvals are required to consummate the merger.

There are no state regulatory requirements with which we need to comply in order to consummate the merger, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware.

SECURITY OWNERSHIP OF MANAGEMENT AND

CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 2, 2006 information regarding the beneficial ownership of our common stock for:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers for which compensation information is required to be disclosed in our proxy statement for our annual meeting; and

•	all of our directors and executive officers as a group.

This information is based on filings received by us under the Exchange Act, as supplemented by additional information provided to us. Unless otherwise indicated, the beneficial owner has sole voting power and dispositive power with respect to the shares of common stock beneficially owned.

Name and Address**	No. of Shares Beneficially Owned(1)	Percent of Class(2)
James H. Simons (3)(4) Renaissance Technology Corp. 800 Third Avenue New York, New York 10022	2,352,548	17.81%

Diker Management, LLC (5) 745 Fifth Avenue Suite 1409 New York, NY 10151	939,182	9.09%

Dorset Management Corporation and David M. Knott (6) 485 Underholl Boulevard, Suite 205 Syosset, New York 11791	652,072	5.4%

Osmium Partners, LLC (7) 388 Market Street, Suite 920 San Francisco, CA 94111	504,259	5.04%

Joseph K. Krivickas (8)	357,292	2.71%

Ernst Ambichl (8)	84,899	*	%

John R. Levine (4)(9)	222,043	1.68%

Howard L. Morgan (4)(10)	113,474	*	%

Ian McLeod, Jr. (11)	25,538	*	%

André Pino (8)	45,521	*	%

Robert W. Powers, Jr. (8)	59,925	*	%

Jyoti Prakash (4)(12)	44,873	*	%

Manfred Reindl (8)	84,899	*	%

John Sullivan (8)	21,875	*	%

Michael Sullivan (4)(13)	105,576	*	%

Douglas Zaccaro (4)(14)	241,497	1.83%

All Directors and Executive Officers as a group (13 Persons)	3,747,960	28.46%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
(1)	The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at March 2, 2006 (12,028,885 shares), plus for each listed beneficial owner, any shares of common stock that the listed beneficial owner has the right to acquire within 60 days following March 2, 2006 pursuant to the exercise of stock options.

(2)	For purposes of calculating the percentage of the outstanding shares of common stock on March 2, 2006 for each listed person, the number of shares of common stock outstanding includes shares that may be acquired by such person within 60 days of March 2, 2006 through the exercise of stock options, but does not include shares that may be acquired by any other person through the exercise of stock options.
(3)	Includes (i) 286,666 shares of common stock owned by Dr. Simons, (ii) 806,973 shares of common stock owned by Bermuda Trust Company, as Trustee of certain trusts, including the Lord Jim Trust, for the benefit of Dr. Simons and the members of his family, but as to which Dr. Simons disclaims beneficial ownership, (iii) 1,189,643 shares of common stock owned by S-7 Associates, and (iv) 69,266 shares of common stock which may be purchased within 60 days of March 2, 2006 upon the exercise of stock options.
(4)	As a result of voting agreements entered into with Segue stockholders John Levine, Howard Morgan, Jyoti Prakash, James Simons, Michael Sullivan, Douglas Zaccaro, and certain of their affiliates, Borland may be deemed the beneficial owner of 2,577,850 shares of our common stock, which constitutes approximately 21.4% of the issued and outstanding shares of our common stock. Borland disclaims beneficial ownership of the shares and options owned by these stockholders. For more information, see the section entitled “Interests of Certain Persons in the Merger—Voting Agreements” beginning on page 41 of this proxy statement.
(5)	Based solely on an amendment to Schedule 13G filed on behalf of Diker Management LLC (which we sometimes refer to as Diker Management) with the Securities and Exchange Commission on February 14, 2006. According to such Schedule 13G, Diker Management, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the investment manager of Diker Value-Tech Fund, LP, a Delaware limited partnership (which we sometimes refer to as the partnership) and the investment manager of separately managed accounts (which we sometimes refer to as the managed accounts). The partnership is a private investment partnership, the sole general partner of which is Diker GP, LLC, a Delaware limited liability company (which we sometimes refer to as Diker GP). As the sole general partner of the partnership, Diker GP has the power to vote and dispose of the shares of common stock owned by the partnership, and, accordingly, may be deemed the beneficial owner of such shares. Diker Management, as the investment manager of the partnership and the managed accounts, may be deemed the beneficial owner of shares held by the partnership and the managed accounts. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP and Diker Management, and in that capacity direct their operations.
(6)	Based solely on an a Schedule 13G filed on behalf of David M. Knott and Dorset Management Corporation with the Securities and Exchange Commission on February 8, 2006.
(7)	Based solely on a Schedule 13G filed on behalf of Osmium Partners, LLC with the Securities and Exchange Commission on March 18, 2005. Mr. John H. Lewis is the controlling member of Osmium Partners, LLC, a Delaware limited liability company, which serves as the general partner of Osmium Capital, LP, a Delaware limited partnership (which we sometimes refer to as the Fund), and Osmium Capital II, LP, a Delaware limited partnership (which we sometime refer to as Fund II). The Fund, Fund II and individual account holders directly own the shares of Segue common stock.
(8)	Shares of common stock which may be purchased within 60 days of March 2, 2006 upon the exercise of stock options.
(9)	Includes (i) 71,925 shares of common stock which may be purchased within 60 days of March 2, 2006 upon the exercise of stock options, and (ii) 150,118 shares of common stock owned by Dr. Levine.
(10)	Includes (i) 78,320 shares of common stock which may be purchased within 60 days of March 2, 2006 upon the exercise of stock options, and (ii) 35,154 shares of common stock owned by Dr. Morgan.
(11)	Includes (i) 25,000 shares of common stock which may be purchased within 60 days of March 2, 2006, upon exercise of stock options, and (ii) 538 shares of common stock owned by Mr. McLeod.
(12)	Includes (i) 43,873 shares of common stock which may be purchased within 60 days of March 2, 2006, upon exercise of stock options, and (ii) 1,000 shares of common stock owned jointly by Mr. Prakash and his spouse.
(13)	Includes (i) 54,652 shares of common stock, which may be purchased within 60 days of March 2, 2006 upon the exercise of stock options, (ii) 6,970 shares of stock owned by Mr. Sullivan, and (iii) 43,95 shares owned jointly by Mr. Sullivan and his spouse.
(14)	Includes (i) 184,125 shares of common stock, which may be purchased within 60 days of March 2, 2006 upon the exercise of stock options, (ii) 53,672 shares of stock owned by Mr. Zaccaro, (iii) 2,700 shares owned jointly by Mr. Zaccaro and his spouse, and (iv) 1,000 shares owned for the benefit of Mr. Zaccaro’s minor children.

ADJOURNMENT OF THE SPECIAL MEETING

(Proposal 2)

We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to approve the merger agreement by the time of the special meeting. In that event, we would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

The proposal to approve one or more adjournments of the special meeting requires the affirmative vote of holders of a majority of the shares of our common stock present or represented at the special meeting and entitled to vote on the proposal.

To allow the proxies that have been received by us at the time of the special meeting to be voted for an adjournment, if necessary, we are submitting a proposal to approve one or more adjournments, and only under those circumstances, to you for consideration. Our board recommends that you vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise indicated on the proxies. If the special meeting is adjourned for 30 days or less, we are not required to give notice of the time and place of the adjourned meeting unless our board fixes a new record date for the special meeting.

The adjournment proposal relates only to an adjournment of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Our board retains full authority to the extent set forth in our by-laws and Delaware law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any of our stockholders.

WHERE YOU CAN FIND MORE INFORMATION

Segue is subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, is obligated to file with the Securities and Exchange Commission periodic reports, proxy statements and other information relating to Segue’s business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the Securities and Exchange Commission’s office at the public reference facilities of the Securities and Exchange Commission, which are located at Room 1024, Judiciary Plaza, at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of these materials can be obtained, upon payment of the Securities and Exchange Commission’s customary charges, by writing to the Securities and Exchange Commission’s principal office at 450 Fifth Street, NW, Washington, D.C. 20549. All documents filed by Segue with the Securities and Exchange Commission may be obtained for free at the Securities and Exchange Commission’s website at www.sec.gov. In addition, the documents filed with the Securities and Exchange Commission by Segue may be obtained free of charge by directing such request to: Doug Zaccaro, Treasurer, Segue Software, Inc. (781) 402-1000 or from Segue’s website at www.segue.com.

STOCKHOLDER PROPOSALS

Segue has not presently scheduled its 2006 annual meeting of stockholders and does not plan to have such a meeting unless the merger is not consummated as contemplated. If our stockholders do not approve the merger agreement at the special meeting or the merger is not consummated for any other reason, our board will later establish the date for the 2006 annual meeting of stockholders. Any matters of business that a stockholder of Segue wishes to have included in our proxy statement for the next annual meeting or otherwise considered at the meeting must be received at a time reasonably in advance of the printing and mailing of such proxy material and should be sent to Segue Software, Inc., 201 Spring Street, Lexington, Massachusetts 02421, Attention: Jeffrey C. Hadden, Secretary. Our by-laws require that a stockholder who wishes to propose an item of business for consideration at the annual meeting must provide notice of such item to the Secretary of Segue in writing not less than 60 days nor more than 90 days prior to the date of the meeting. The by-laws impose the same deadline on the nomination of directors by a stockholder.

Pursuant to Rule 14a-8 under the Exchange Act, a proposal must be received at our principal executive offices not less than 120 calendar days before the anniversary date of our proxy statement released to our stockholders in connection with our previous year’s annual meeting. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

Any proposals must be in conformity with all applicable legal provisions and our by-laws. Proxies solicited by our board will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to the rules of the Securities and Exchange Commission governing the exercise of this authority.

You should rely only on the information contained in this proxy statement to vote your shares of our common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                     , 2006.

You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. If any of the information in this proxy statement becomes materially inaccurate prior to the special meeting, we will update and/or correct that information to the extent required by applicable law. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

IMPORTANT

YOUR VOTE IS IMPORTANT. REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK THAT YOU OWN, PLEASE VOTE AS RECOMMENDED BY OUR BOARD BY COMPLETING, SIGNING, DATING AND PROMPTLY RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING YOUR SHARES THROUGH THE INTERNET OR BY TELEPHONE.

Instructions for “Street Name” Stockholders

If you own your shares in the name of a brokerage firm or bank, only your broker or bank can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker or bank and instruct your contact to execute a proxy card on your behalf. You should also promptly complete, sign, date and return your card when you receive it from your broker. Please do so for each separate account you maintain.

Please return your proxy card at once.

If you have any questions or need assistance in voting your shares, or need additional copies of this proxy statement or the accompanying proxy card, please call:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Call Toll-Free (888) 605-1957

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

BORLAND SOFTWARE CORPORATION,

BETA MERGER SUB, INC.

and

SEGUE SOFTWARE, INC.

Dated as of February 7, 2006

(i)

(ii)

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of February 7, 2006 (this “Agreement”), by and among Borland Software Corporation, a Delaware corporation (“Parent”), Beta Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Segue Software, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to enter into a transaction whereby Merger Sub will merge with and into the Company with the Company being the surviving corporation, upon the terms and provisions of and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) unanimously has (i) determined that the Merger is advisable and in the best interests of the Company’s stockholders, (ii) approved this Agreement and the Merger and (iii) resolved to recommend adoption of this Agreement and approval of the Merger by the stockholders of the Company (the “Company Recommendation”);

WHEREAS, the Board of Directors of Merger Sub unanimously has (i) determined that the Merger is advisable and in the best interests of its sole stockholder, (ii) approved this Agreement and the Merger and (iii) recommended adoption of this Agreement and approval of the Merger by its sole stockholder;

WHEREAS, the Board of Directors of Parent unanimously has approved this Agreement and the Merger;

WHEREAS, Merger Sub is a wholly-owned Subsidiary of Parent;

WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent and certain stockholders of the Company have entered into Voting Agreements, dated as of the date hereof (the “Voting Agreements”), pursuant to which, such stockholders have agreed, subject to the terms thereof, to vote, or cause to be voted, at the Company Stockholder Meeting (as defined below) all of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), beneficially owned by such stockholders in favor of the adoption of this Agreement and approval of the Merger; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Proposal” shall have the meaning given in Section 5.2(a).

“Acquisition Transaction” shall have the meaning given in Section 5.2(a).

“Affected Employees” shall have the meaning given in Section 5.7.

“Affiliate” shall mean, as to any Person, (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, (ii) any corporation or organization of which such Person is an officer, director, general partner or managing member, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (iii) any trust or other estate in which such Person has a ten percent (10%) or greater interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iv) with respect to an individual, any member of the immediate family of such Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Agreement” shall mean this Agreement, as the same may be amended or supplemented, together with all Annexes, Exhibits and Schedules attached hereto.

“Balance Sheet” shall have the meaning given in Section 3.7.

“Burdensome Conditions” shall have the meaning given in Section 5.4(c).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Certificates” shall have the meaning given in Section 2.7(b).

“Certificate of Merger” shall have the meaning given in Section 2.3.

“Claim” shall have the meaning given in Section 5.12(a).

“Cleanup” shall mean all actions required by applicable Environmental Laws to: (i) remove, treat or remediate Hazardous Materials; (ii) prevent the Release of Hazardous Materials; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to removal, treatment or remediation or potential removal, treatment or remediation of Hazardous Materials.

“Closing” shall have the meaning given in Section 2.2.

“Closing Date” shall have the meaning given in Section 2.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall have the meaning given in the recitals of this Agreement.

“Company” shall have the meaning given in the preamble to this Agreement.

“Company Affiliates” shall have the meaning given in Section 3.20(a).

“Company Board” shall have the meaning given in the recitals of this Agreement.

“Company Intellectual Property” shall mean all intellectual property rights used by the Company or its Subsidiaries in the conduct of the businesses of the Company and its Subsidiaries as currently conducted, including all United States and foreign patents and patent applications, Trademarks, copyrights, copyright registrations and applications and copyrightable materials, Computer Programs, technology, trade secrets, know-how, confidential information, business methods, proprietary processes, personal information and customer lists.

“Company Maximum Tail Amount” shall have the meaning given in Section 5.12(b).

“Company Owned Intellectual Property” shall mean Company Intellectual Property owned by the Company or one if its Subsidiaries.

“Company Recommendation” shall have the meaning given in the recitals of this Agreement.

“Company SEC Documents” shall have the meaning given in Section 3.6(a).

“Company Stock Option” shall have the meaning given in Section 2.9(a).

“Company Subsequent Determination” shall have the meaning given in Section 5.2(e).

“Company Stockholder Approval” shall have the meaning given in Section 3.25(b).

“Company Stockholder Meeting” shall have the meaning given in Section 5.3(a).

“Company Treasury Stock” shall have the meaning given in Section 3.3(a).

“Company 401(k) Plan” shall have the meaning given in Section 5.7(d).

“Computer Programs” shall mean (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) any technology supporting the foregoing, (iv) the content and information contained on any website, including metatags, (v) all descriptions, flow-charts and other work product used to design, plan, organize or develop any of the foregoing, and (vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

“Confidentiality Agreement” shall have the meaning given in Section 5.2(b).

“Consent” means any consent, clearance, Permit, qualifications, approval or authorization, or any declaration, filing or registration, or any application, notice or report, or any waiver by, to or with, any Person.

“DGCL” shall have the meaning given in Section 2.1.

“Disclosure Schedule” shall have the meaning given in ARTICLE III.

“Dissenting Shares” shall have the meaning given in Section 2.8.

“Effective Time” shall have the meaning given in Section 2.3.

“Employee Retention Amount” shall have the meaning given in Section 5.7(f).

“Employer’s NICs” shall have the meaning given in Section 3.17(l).

“Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral), by any Person alleging potential Liability (including potential Liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release, of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

“Environmental Permits” shall mean all permits, approvals, identification numbers, licenses, certificates, executions, approvals and any other authorizations required under any Environmental Law for the conduct of the business of the Company or any of its Subsidiaries.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning given in Section 3.17(a).

“ERISA Plans” shall have the meaning given in Section 3.17(a).

“ESPP” shall mean the Company’s 1996 Employee Stock Purchase Plan, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Financial Statements” shall have the meaning given in Section 3.6(b).

“FIRPTA Certificate” shall mean a duly executed certificate of the Company that complies with the requirements of Section 1445(b)(3) of the Code and the Treasury Regulations promulgated thereunder.

“Foreign Plan” shall have the meaning given in Section 3.17(j).

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any United States or foreign governmental or quasi governmental, national, federal, state, local or multinational (including the European Union) judicial, court, legislative, regulatory or administrative authority, agency, bureau, department, tribunal, or commission or similar body or instrumentality thereof, including any labor relations board.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, toxic mold or defined as such by, or regulated as such under, any Environmental Law.

“HSR Act” shall have the meaning given in Section 3.5(b).

“Indebtedness” of any Person at any date shall include, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities for trade payables incurred and payable in the ordinary course of business consistent with past practice), (b) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, indenture, debenture or similar instrument, (c) all obligations of such Person under capitalized leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person to make payments pursuant to sale-leaseback transactions, (f) all Liabilities related to acquisitions of or by the Company or any of its Subsidiaries, including earn-out or similar contingent purchase amounts, (g) all guarantees by such Person of obligations of others whether or not such Person has assumed or otherwise become directly liable for the payment thereof, (h) all Liabilities secured by any Lien; (i) all letters of credit or similar obligations issued on behalf of such Person and (j) all interest, fees, prepayment premiums and other expenses owed with respect to the indebtedness referred to in clauses (a) through (i) above.

“Indemnified Party” shall have the meaning given in Section 5.12(a).

“Intellectual Property” shall mean all intellectual property rights, including all United States and foreign patents and patent applications, Trademarks, copyrights, copyright registrations and applications and copyrightable materials, Computer Programs, technology, trade secrets, know-how, confidential information, business methods, proprietary processes, personal information and customer lists.

“IP Contracts” shall have the meaning given in Section 3.14(a)(ix).

“IRS” shall mean the United States Internal Revenue Service.

“Key Products” shall mean the following Products: SilkTest (including Runtime and Add-ons), SilkTest International, SilkPerformer (including Protocols/Interface Add-ons), SilkPerformer Virtual Users, SilkPerformer Workbench (MMC), SilkPerformer Developer Workbench, SilkPerformer Java Explorer, SilkPerformer .NET Explorer, SilkPerformer Server Analysis Module (SAM), SilkPerformer Lite, SilkPerformer Component Test Edition, SilkCentral Test Manager, SilkCentral Issue Manager, SilkCentral Performance Manager, and any component of any of the foregoing, including, without limitation, any component in the development or testing phase.

“Knowledge” shall mean, with respect to the Company and its Subsidiaries, the actual knowledge, after reasonable due inquiry, of the individuals set forth in Section 1.1 of the Disclosure Schedule.

“Law” shall mean any United States or foreign national, federal, state, local or multinational (including the European Union) law (including common law), statute, ordinance, rule, regulation, writ, injunction, directive, order, judgment, administrative interpretation, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation.

“Leases” shall have the meaning given in Section 3.9(b).

“Liabilities” shall mean any and all losses, claims, charges, Indebtedness, demands, actions, causes of action, suits, damages, costs and expenses and similar obligations, and other liabilities, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

“Licensed Software” shall have the meaning given is Section 3.21(a).

“Lien” shall mean any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude or restriction on use or transfer under any instrument or agreement, or any other encumbrance of any nature whatsoever.

“Litigation” shall mean any litigation, action, arbitration, proceeding, demand, claim or investigation, affecting or brought by or against the Company or any of its Subsidiaries or any of their respective assets or businesses or any of their respective directors, employees or independent contractors, in each case with respect to events, circumstances, actions or inactions occurring or existing prior to the Closing, regardless of whether such litigation, action, arbitration, proceeding, demand, claim or investigation is brought before or after the Closing.

“Material Adverse Effect” shall mean any fact, change, event, development, effect or circumstance that, individually or in the aggregate, (a) are, or would reasonably be expected to be, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations, cash flows, assets or properties of the Company and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent the Company from performing its obligations under this Agreement or consummating the transactions contemplated by this Agreement; provided, however, that notwithstanding the foregoing, the term Material

Adverse Effect shall not include (i) any fact, change, event, development, effect or circumstance generally affecting the industry in which the Company operates or arising from changes in general business or economic conditions (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on the Company and its Subsidiaries, taken as a whole); (ii) any fact, change, event, development, effect or circumstance resulting from any change in Law or GAAP, which affects generally entities such as the Company and its Subsidiaries, taken as a whole (and not specifically relating to or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on the Company and its Subsidiaries taken as a whole); (iii) actions and omissions of one party or any of its Subsidiaries taken with the prior written consent of the other party in furtherance of the transactions contemplated hereby or otherwise permitted to be taken by the other party under this Agreement; and (iv) any fact, change, event, development, effect or circumstance (other than the departure or notice of departure of any employees of the Company or any of its Subsidiaries) resulting from the announcement or pendency of the transactions contemplated by this Agreement.

“Material Contracts” shall have the meaning given in Section 3.14(a).

“Merger” shall have the meaning given in the recitals of this Agreement.

“Merger Consideration” shall have the meaning given in Section 2.6(a).

“Merger Sub” shall have the meaning given in the preamble to this Agreement.

“Notice of Superior Proposal” shall have the meaning given in Section 5.2(e).

“Option Plans” shall have the meaning given in Section 2.9(a).

“Organizational Documents” shall have the meaning given in Section 3.1.

“Owned Software” shall have the meaning given in Section 3.21(a).

“Parent” shall have the meaning given in the preamble to this Agreement.

“Parent Common Stock” shall mean the common stock of Parent, par value $0.01 per share.

“Parent Expenses” shall have the meaning given in Section 7.3(a).

“Parent Material Adverse Effect” shall have the meaning given in Section 4.1.

“Parent Maximum Tail Amount” shall have the meaning given in Section 5.12(b).

“Paying Agent” shall have the meaning given in Section 2.7(a).

“Payment Fund” shall have the meaning given in Section 2.7(a).

“Permits” shall mean, as to any Person, all licenses, permits, franchises, approvals, concessions, consents, rights, privileges, filings, declarations, registrations, authorizations and qualifications under any Laws with any and all Governmental Authorities or with any and all industry or other nongovernmental self-regulatory organizations that are issued or otherwise granted to such Person, including Environmental Permits, or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Liens” shall mean any (i) Liens which arise by operation of Law with respect to current Taxes not yet due and payable, or for Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (ii) statutory landlord Liens or any other Liens arising under the Leases, (iii) Liens encumbering the fee interest title in any leased Real Property, and (iv) statutory materialmen’s, mechanics’, workmen’s or repairmen’s Liens created by, through or under the Company or its Subsidiaries, in each case created in the ordinary course of business, the existence of which does not, and would not reasonably be expected to, materially impair the marketability, value or use and enjoyment of the asset subject to such Lien.

“Person” shall mean an individual, corporation, joint venture, partnership, limited liability company, association, joint stock or other company, business trust, trust or other entity or organization, including a Governmental Authority.

“Plans” shall have the meaning given in Section 3.17(a).

“Policies” shall have the meaning given in Section 3.12(a).

“Post-Signing Tax Return” shall have the meaning given in Section 5.11.

“Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

“Products” means those computer programs and related documentation developed, manufactured, licensed and distributed by the Company.

“Proxy Statement” shall have the meaning given in Section 5.3(b).

“Real Property” shall have the meaning given in Section 3.9(b).

“Release” shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata).

“Representatives” shall have the meaning given in Section 5.2(a).

“Sarbanes-Oxley” shall have the meaning given in Section 3.6(c).

“SEC” shall mean the Securities and Exchange Commission.

“Secondary Contributor” shall have the meaning given in Section 3.17(l).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series A Preferred Stock” shall mean the Series A Preferred Stock of the Company, par value $0.01 per share.

“Series B Preferred Stock” shall mean the Series B Preferred Stock of the Company, par value $0.01 per share.

“Series C Preferred Stock” shall mean the Series C Preferred Stock of the Company, par value $0.01 per share.

“Software” shall have the meaning given in Section 3.21(a).

“Subsidiary” shall mean, with respect to any specified Person, any other Person of which (or in which) such specified Person will, at the time, directly or indirectly through one or more subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) having ordinary voting power to elect a majority of the board of directors or other similar governing body (irrespective of whether at the time capital stock (or other shares of beneficial interest) of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency), (b) hold at least 50% of the interests in the capital or profits, (c) hold at least 50% of the beneficial interest (in the case of any such Person that is a trust or estate), or (d) be a general partner (in the case of a partnership) or a managing member (in the case of a limited liability company).

“Superior Proposal” shall have the meaning given in Section 5.2(b).

“Surviving Corporation” shall have the meaning given in Section 2.1.

“Tax Claims” shall have the meaning set forth in Section 3.16(d).

“Tax Return” shall mean any return, report, declaration, estimates, information return (including Form 1099 and partnership returns filed on Form 1065) or other document (including any related or supporting information) with respect to Taxes (including any attachments thereto and amendments thereof), and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company and any of its Subsidiaries or any of their respective Affiliates.

“Tax Sharing Agreement” shall have the meaning given in Section 3.16(g).

“Taxes” shall mean any and all (i) taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp); (ii) all penalties, fines, damages, costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States, or any state, local, foreign or other applicable jurisdiction in connection with any item described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii) payable by reason of contract, assumption of transferee liability, operation of Law, Treasury Regulation 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

“Termination Fee” shall have the meaning given in Section 7.3(a).

“Trademarks” shall mean trademarks, service marks, logos, designs, trade dress, slogans, trade names, domain names, and any other similar designations of source or origin and any and all registrations and applications therefor, and general intangibles of like nature, together with all goodwill of the Company and its Subsidiaries and the businesses of the Company and its Subsidiaries, as currently conducted, related to any of the foregoing.

“Treasury Regulations” shall mean the United States Tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding United States Tax regulations).

“Unvested Company Stock Options” shall have the meaning given in Section 2.9(a).

“Unvested Option Consideration” shall have the meaning given in Section 2.9(a).

“Vested Company Stock Options” shall have the meaning given in Section 2.9(a).

“Vesting Plan” shall have the meaning given in Section 2.9(a).

“Voting Agreements” shall have the meaning given in the recitals of this Agreement.

“Voting Debt” shall have the meaning given in Section 3.3(b).

“WARN Act” shall have the meaning given in Section 3.18(g).

“96 Option Plan” shall have the meaning given in Section 2.9(a).

“98 Option Plan” shall have the meaning given in Section 2.9(a).

ARTICLE II

THE MERGER

Section 2.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York time, on the second Business Day after satisfaction or waiver (subject to applicable Law) of all the conditions to Closing contained in ARTICLE VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing being referred to herein as the “Closing Date”). The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036-6522, unless another place is agreed to in writing by the parties hereto.

Section 2.3 Effective Time. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

Section 2.4 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, as provided under Section 259 of the DGCL.

Section 2.5 Certificate of Incorporation; By-laws; Directors and Officers.

(a) From and after the Effective Time, the certificate of incorporation of the Company shall be amended and restated to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the Company, as the Surviving Corporation, shall continue to be Segue Software, Inc. From and after the Effective Time, the by-laws of the Company shall be amended and restated to be identical to the by-laws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(b) From and after the Effective Time, the directors of Merger Sub shall be the directors of the Surviving Corporation and the officers of Merger Sub shall be the officers of the Surviving Corporation, in each case until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

Section 2.6 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or of the holders of capital stock thereof:

(a) Each share of the Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or converted in accordance with Section 2.6(b) and Dissenting Shares) shall be converted into the right to receive $8.67 in cash (the “Merger Consideration”). As of the Effective Time, all such shares of Common Stock shall no longer remain outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of the certificate or certificates representing such shares of Common Stock in accordance with Section 2.7, without interest or dividends.

(b) Each share of Company Treasury Stock and each share of Common Stock owned by Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be paid or delivered in exchange therefor.

(c) Each issued and outstanding share of common stock of Merger Sub, par value $0.01 per share, shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 2.7 Surrender and Payment.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as the paying agent for the payment of the Merger Consideration to the holders of shares of Common Stock entitled thereto (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent funds in an amount sufficient to make the payments contemplated by Section 2.6(b) in accordance with the procedures set forth in Section 2.7(b) (such funds, the “Payment Fund”). In the event the Payment Fund shall be insufficient to make all such payments, Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount of funds required to make such payments. The Payment Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in their sole discretion, pending payment thereof by the Paying Agent to the holders of the shares of Common Stock entitled thereto. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of the shares of Common Stock.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of an outstanding share of Common Stock immediately prior to the Effective Time (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly representing shares of Common Stock immediately prior to the Effective Time (the “Certificates”) shall pass, only upon proper delivery of such Certificates to the Paying Agent and which shall be in the form and have such other provisions as the Surviving Corporation or Paying Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the payment of the Merger Consideration to be made to the holder thereof pursuant to Section 2.6. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive promptly in exchange therefor the Merger Consideration for each share of Common Stock formerly represented by such Certificate and such

Certificate so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the shares of Common Stock or on the consideration payable upon the surrender of the Certificate formerly representing such shares of Common Stock.

(c) No Further Ownership Rights; Closing of the Company’s Transfer Books. All cash paid upon the surrender of a Certificate in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock formerly represented by such Certificate. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Common Stock theretofore outstanding on the records of the Company. If Certificates are presented to the Company for transfer following the Effective Time, they shall be canceled against delivery of the Merger Consideration for each share of Common Stock formerly represented by such Certificate.

(d) Termination of Payment Fund. Any portion of the Payment Fund and any interest received with respect thereto that remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to the Surviving Corporation. Any holders of Certificates who have not complied with this Section 2.7 prior to the end of such six (6) month period shall thereafter look, only as general creditors thereof, to the Surviving Corporation (subject to Section 2.7(e)) for payment of the Merger Consideration with respect to the shares of Common Stock formerly represented by such Certificates.

(e) No Liability. None of Parent, Merger Sub, the Surviving Corporation, any of their respective Affiliates or the Paying Agent shall be liable to any Person in respect of any cash held in the Payment Fund delivered to a public official pursuant to the requirements of any applicable abandoned property, escheat or other similar Law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any cash in respect of the shares of Common Stock formerly represented by such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Transfer Taxes. If payment is to be made in respect of any Certificate to a Person other than the Person in whose name the Certificate is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required by reason of the payment of the applicable consideration to a Person other than the registered holder of the Certificate so surrendered, or shall establish to the reasonable satisfaction of the Paying Agent that such Tax either has been paid or is not applicable.

(g) Withholding Rights. Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate or Company Stock Option such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code (including, without limitation, under Section 1445 of the Code) or any provisions of applicable state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation, Parent or the Paying Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate or Company Stock Option, as applicable, in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Agreement.

(i) Adjustments to Prevent Dilution. If prior to the Effective Time, (i) solely as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Common Stock there is a change in the number of shares of Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable or exercisable for shares of Common Stock or (ii) the Company makes a cash dividend on a pro rata basis to all holders of Common Stock, then the Merger Consideration shall be correspondingly adjusted to provide the holders of the applicable shares of Common Stock the same economic effect contemplated by this Agreement prior to such event.

Section 2.8 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any shares of Common Stock that are issued and outstanding immediately prior to the Effective Time and held by a stockholder who has properly exercised such stockholder’s appraisal rights available under Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such stockholder shall have failed to perfect, or shall have effectively withdrawn or lost such stockholder’s right to appraisal under the DGCL. Dissenting Shares shall be treated in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal, such stockholder’s shares of Common Stock shall thereupon be converted into and become exchangeable only for the right to receive, as of the Effective Time, the Merger Consideration for each share of Common Stock formerly represented by the Certificates held by such stockholder without any interest thereon. The Company shall give Parent (a) prompt notice of any notices or demands for appraisal of any shares of Common Stock, attempted withdrawals of such notices or demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the “fair value” of Dissenting Shares, as provided in Section 262 of the DGCL and (b) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, make any payment with respect to any notices or demands for appraisals, offer to settle or settle any demands or approve any withdrawal of any such notices or demands.

Section 2.9 Stock Options.

(a) Each unexercised option to purchase or acquire a share of Common Stock under the Company’s 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan, as amended (the “96 Option Plan”) or the 1998 Employee Stock Option Plan, as amended (the “98 Option Plan”; and, collectively, the “Option Plans”) (each such option, a “Company Stock Option”) which is outstanding at the Effective Time (whether vested or unvested) shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled as of immediately following the Effective Time and be converted into and become: (i) with respect to each Vested Company Stock Option, the right to receive a lump sum equal to the product of (1) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Vested Company Stock Option and (2) the number of shares of Company Common Stock for which such Vested Company Stock Option shall not have been previously exercised; and (ii) with respect to each Unvested Company Stock Option, the right to receive, upon each date on which such Unvested Company Stock Option would have vested had such Unvested Company Stock Option remained outstanding, subject to the optionee’s continued employment by Parent or any of its Subsidiaries (including but not limited to the Surviving Corporation) through such vesting date, a payment from the Surviving Corporation consisting of cash equal to the product of (1) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Unvested Company Stock Option and (2) the number of shares underlying such Unvested Company Stock Option (such amount, the “Unvested Option Consideration”) that was scheduled to vest on such date. Whether a Company Stock Option is a Vested Company Stock Option or an Unvested Company Stock Option as of the Effective Time shall be determined under the terms of the Stock Option Plans, the award agreements thereunder and the Company’s Special Termination and Vesting Plan, as in effect on the date hereof (the “Vesting Plan”). The holder of an Unvested Company Stock Option who is as of the date hereof a participant in the Vesting Plan and who incurs a “Terminating Event” (as defined in Section 2(b) of the Vesting Plan) within one year following a

“Change in Control” (as defined in clause (iii) of Section 2(a) of the Vesting Plan) shall be entitled to payment of the Unvested Option Consideration with respect to the number of such holder’s Unvested Company Stock Options that would have become vested and exercisable as of the effective date of such termination of employment pursuant to Section 5 of the Vesting Plan. Any payments to be made pursuant to this Section 2.9(a) shall be reduced by any Tax withholding required by Law. For purposes of this Section 2.9(a), (x) an “Unvested Company Stock Option” shall mean a Company Stock Option that is not a Vested Company Stock Option and (y) a “Vested Company Stock Option” shall mean a Company Stock Option that is vested and exercisable as of immediately prior to the Effective Time, including any Company Stock Option that pursuant to its terms as in effect on the date hereof becomes vested in connection with the transactions contemplated by this Agreement.

(b) No new “Offering Period” (as defined in the ESPP) shall commence after the Offering Period that is expected to commence as of February 16, 2006. Immediately following the date of this Agreement, the Company shall cause the administrator of the ESPP to prohibit any participant in the ESPP from increasing his or her payroll deduction rate prior to the Effective Time. The date immediately prior to the Closing Date shall be the “New Exercise Date” (as defined under the ESPP) with respect to any Offering Period that is in effect as of the date immediately prior to the Closing Date and any option that is then in effect under the ESPP shall be exercised as of such New Exercise Date.

(c) The Company shall cause all rights, stock options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, in each case, other than the Company Stock Options granted under Company’s 96 Option Plan or 98 Option Plan (which are to be treated in accordance with Section 2.9(a)) to be canceled prior to the Effective Time without any payment being made therefor.

(d) Prior to the Effective Time, the Company shall take all actions that are necessary or appropriate to give effect to the transactions contemplated by Section 2.9(a), Section 2.9(b) and Section 2.9(c). Without in any manner limiting the foregoing sentence, prior to the Effective Time, the Company shall obtain all necessary Consents from all holders of Company Stock Options, to the extent required by the terms of the applicable Option Plans, or pursuant to the terms of any Company Stock Option granted thereunder, and take all such other reasonable lawful action as may be necessary to give effect to the transactions contemplated by this Agreement, including the amendment, modification or termination of the 96 Option Plan, the 98 Option Plan or the ESPP in order to permit the transactions contemplated by this Agreement.

(e) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in Section 2.9(a)(ii).

(f) The provisions of Section 2.9(a)(ii), Section 2.9(e) and, to the extent it relates to Section 2.9(a)(ii), Section 2.9(d), are intended to be for the benefit of, and enforceable by, each holder of an Unvested Company Stock Option and his or her heirs and representatives.

Section 2.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be reasonably necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered by the Company to Parent and Merger Sub on the date hereof (the “Disclosure Schedule”), the Company hereby represents and warrants to Parent and to Merger Sub as set forth below. Each exception set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and, except where cross-referenced with reasonable specificity to another section or subsection, or to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to another section or subsection relates only to such section or subsection.

Section 3.1 Organization. The Company and each of its Subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each of its Subsidiaries has all requisite corporate power and authority to conduct its businesses as they are now being conducted and to own, lease, license and operate its properties and assets. Except as set forth on Section 3.1 of the Disclosure Schedule, the Company and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction in which ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. A true and complete copy of the certificate of incorporation and by-laws or similar documents of the Company and each of its Subsidiaries, as the same may have been amended (collectively, the “Organizational Documents”), have previously been delivered or made available to Parent. The Organizational Documents are in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any provision of its respective Organizational Documents.

\Section 3.2 Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder; provided that the Company Stockholder Approval is required for the Company to consummate the Merger. Subject to receipt of the Company Stockholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and constitutes, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 9,000,000 shares of preferred stock of the Company, of which 4,000,000 shares have been designated as Series A Preferred Stock, 1,500,000 shares have been designated as Series B Preferred Stock and 1,500,000 share have been designated as Series C Preferred Stock and no other shares of preferred stock of the Company have been designated. At the close of business on February 2, 2006: (i) 11,970,916 shares of Common Stock were issued and outstanding; (ii) 145,400 shares of Common Stock and no shares of Preferred Stock were held by the Company in its treasury (such shares, “Company Treasury Stock”) and no shares of Common Stock or Preferred Stock were held by any Subsidiary of the Company; (iii) no shares of Series A Preferred Stock were issued and outstanding; (iv) no shares of Series B Preferred Stock were issued and outstanding; (v) no shares of Series C Preferred Stock were issued and outstanding; (vi) 5,896,305 shares of Common Stock were reserved for issuance pursuant to the Stock Option Plans, of which 3,075,263 shares are subject to outstanding Company Stock Options; and (vii) 88,098 shares of Common Stock remain available for issuance under the ESPP. As of the date hereof, except as set forth on Section 3.3 of the Disclosure Schedule, there are no accrued but unpaid dividends with respect to any shares of the Common Stock or Preferred Stock. Section 3.3 of the Disclosure Schedule contains a true, accurate and complete list, as of the date hereof, of the name of each holder of a Company Stock Option, the grant date of each such Company Stock Option, the number of shares of Common Stock such holder is entitled to receive upon the exercise of each Company Stock Option, the corresponding exercise price and whether the Company Stock Option is vested and exercisable.

(b) All of the outstanding shares of the Company’s capital stock are, and all shares of Common Stock which may be issued pursuant to the exercise of outstanding Company Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company or any of its Subsidiaries issued and outstanding. Except as disclosed in this Section 3.3 or as set forth in Section 3.3 of the Disclosure Schedule: (i) there are no shares of capital stock of the Company or any of its Subsidiaries authorized, issued, reserved for issuance or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of the Company or any of its Subsidiaries obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any Affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any of the Company’s Subsidiaries or any other Person.

(c) Except as set forth in Section 3.3 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to any of the capital stock of the Company or any of its Subsidiaries. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

Section 3.4 Subsidiaries. Section 3.4 of the Disclosure Schedule sets forth the name, form of organization and jurisdiction of organization of each of the Company’s Subsidiaries. Each Subsidiary listed on Section 3.4 of the Disclosure Schedule is wholly-owned (other than director or resident qualifying shares) by the Company. Other than the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries own, directly or indirectly, any equity or other ownership interests in any Person. All of the outstanding capital stock of each of the Company’s Subsidiaries is owned directly or indirectly by the Company free and clear of all Liens (other than Permitted Liens), and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale, transfer or voting of any capital stock or other equity interests of any such Subsidiary of the Company.

Section 3.5 Consents and Approvals; No Violations.

(a) Assuming that all filings with the Governmental Authorities listed in Section 3.5(b) have been obtained or made and except as set forth on Section 3.5(a) of the Disclosure Schedule, none of the execution, delivery or performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Organizational Documents of the Company or any of its Subsidiaries; (ii) require any consent, approval or notice under, materially violate or result in the material violation of, conflict with or result in a material breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration or result in the loss of a benefit under or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or any of the shares of Common Stock under the terms, conditions or provisions of any material contract, agreement, lease, instrument, Permit or other obligation to which either the Company or any of its Subsidiaries is a party or to which they or their respective properties or assets are subject; or (iii) violate, or result in the violation of, any Law or Governmental Order applicable to the Company or any of its Subsidiaries.

(b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except for (i) compliance with any applicable requirements of the Exchange Act; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL; (iii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or the comparable competition laws or foreign investment laws of other jurisdictions; or (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

Section 3.6 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Except as set forth on Section 3.6(a) of the Disclosure Schedule, the Company has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2003 under the Exchange Act or the Securities Act, including all such documents filed after the date hereof and prior to the Effective Time (as such documents have been amended since the time of their filing and all documents incorporated by reference therein, collectively, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file any form, report, schedule, statement or other document with the SEC. As of their respective dates and if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Documents (i) did not, and all documents filed by the Company with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading, and (ii) complied, and all documents filed by the Company with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will comply, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at such time of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the financial statements (including in each case, any related notes thereto), contained or reflected in the Company SEC Documents, including the earnings and financial information reported in the press release to be issued by the Company on February 8, 2006 (the “Financial Statements”) (i) was, and all financial statements contained or reflected in documents filed by the Company with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will be, prepared from the books and records of the Company and its Subsidiaries; (ii) was, and all financial statements contained or reflected in documents filed by the Company with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, except that such unaudited statements do not contain footnotes as permitted by Form 10-Q under the Exchange Act); (iii) complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as in effect on the date of filing; (iv) except with respect to the unaudited financial statements contained in the Company SEC Documents filed on Form 10-Q under the Exchange Act, was accompanied by unqualified reports from the independent auditor opining on the same as to the financial statements contained therein; and (v) fairly presents, and all financial statements contained or reflected in documents filed by the Company with the SEC under the Exchange Act or the Securities Act between the date of this Agreement and the Closing Date will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of their respective dates and the consolidated results of their respective operations and cash flows for the periods indicated therein, except that the unaudited interim financial statements were or will be subject to normal year end audit adjustments which were not and will not be expected to be material in the aggregate.

(c) The Company and each of its Subsidiaries, officers and directors are in compliance with, and have complied, in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the related rules and regulations promulgated under such act and the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq Stock Market. The Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within such entities, and (ii) disclosed, based on its most recent evaluation, to the Company’s outside auditors, the audit committee of the Company Board, and Parent (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to materially affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in the Company’s internal control over financial reporting. Since December 31, 2004, there have been no material changes in the Company’s internal controls or in other factors that could significantly affect the Company’s internal controls, or any significant deficiencies or material weaknesses in such internal controls. The Company has conducted its business in accordance with the terms of its internal accounting controls and procedures and has otherwise operated in compliance with the requirements under Rules 13a-15 and 15d-15 of the Exchange Act. The Company has made available to Parent complete and correct copies of all written policies, manuals and other documents promulgating such internal accounting controls.

(d) None of the Company, its Subsidiaries nor, to the Knowledge of the Company and its Subsidiaries, any of their respective auditors, accountants or representatives have received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the Knowledge of the Company and its Subsidiaries, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.7 No Undisclosed Liabilities. Except (i) as reflected or reserved against in the consolidated balance sheet (including the notes thereto) of the Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 (the “Balance Sheet”), (ii) for Liabilities incurred since September 30, 2005 in the ordinary course of business consistent with past practice which individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect or (iii) as set forth on Section 3.7 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has incurred or has existing any Liabilities of any nature.

Section 3.8 Absence of Certain Changes or Events. Except as expressly permitted by this Agreement or as set forth in Section 3.8 of the Disclosure Schedule, since September 30, 2005, the Company and its Subsidiaries have conducted their business only in the ordinary course of business and consistent with past practice and there has not been any Material Adverse Effect or any development or event which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, except as set forth in Section 3.8 of the Disclosure Schedule, since September 30, 2005, none of the Company and its Subsidiaries have:

(a) (i) declared, set aside or paid any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or other interests;

(ii) except upon an exercise of the Company Stock Options or upon conversion of any shares of the Preferred Stock into Common Stock or upon redemption of any shares of the Preferred Stock, in each case, in accordance with the terms of the Organizational Documents or Certificate of Designation, as applicable, issued, sold, pledged, disposed of or encumbered any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries; or (iii) except upon conversion of any shares of the Preferred Stock into Common Stock or upon redemption of any shares of the Preferred Stock, in each case, in accordance with the terms of the Organizational Documents or Certificate of Designation, as applicable, redeemed, purchased or otherwise acquired any shares of any class or series of the capital stock of the Company or any of its Subsidiaries, or any instrument or security which consists of or includes a right to acquire such shares;

(b) (i) sold, leased, pledged, transferred or disposed of any assets or rights having value in excess of $100,000, other than in the ordinary course of business consistent with past practice; (ii) incurred any Lien (other than Permitted Liens) upon any of its assets; or (iii) acquired or leased any assets or rights, other than in the ordinary course of business consistent with past practice, that individually or in the aggregate would be material to the businesses of the Company and its Subsidiaries, taken as a whole;

(c) paid, discharged or satisfied any material Liability, obligation or Lien, other than payment, discharge or satisfaction of (i) Indebtedness as it matured and became due and payable or (ii) Liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

(d) made any change to any of the Company’s or any of its Subsidiaries’ financial or Tax accounting principles, methods or practices (including any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories), except in each case as required by GAAP or applicable Law;

(e) (i) made any change in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or sales associates or to independent contractors (other than general increases in wages to employees who are not officers or directors or Affiliates in the ordinary course of business consistent with past practice); (ii) entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan with, or made any loans to, any of its officers, directors, employees, Affiliates, agents, consultants, sales associates, independent contractors or Persons providing management services (other than in the ordinary course of business consistent with past practice); or (iii) made any change in its existing borrowing or lending arrangements for or on behalf of any of the foregoing Persons pursuant to an employee benefit plan or otherwise;

(f) (i) paid or made any accrual or arrangement for payment of any pension, retirement allowance, unused vacation days or other employee benefit to any officer, director, employee, sales associate or Affiliate, except payments and accruals made in the ordinary course of business consistent with past practice; (ii) adopted or paid, granted, issued, accelerated or accrued salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement (other than in the ordinary course of business consistent with past practice); or (iii) amended in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

(g) other than (i) regular compensation payable to, and advancement of expenses to, officers, directors and employees in the ordinary course of business consistent with past practice and (ii) employment agreements or consulting agreements in the ordinary course of business consistent with past practice, made any payments, loans, advances or other distributions to, or entered into any transaction, agreement or arrangement with, any Affiliates, officers, directors, employees, agents, consultants, sales associates, independent contractors, shareholders or their Affiliates;

(h) made or committed to make any capital expenditures in excess of $300,000, in the aggregate, except as may be necessary for the maintenance of existing facilities and equipment in good operating condition and repair in the ordinary course of business and except as may be required by Law;

(i) except as required by applicable Law, settled or compromised any Tax liability, agreed to any adjustment of any Tax attribute, made, changed or revoked any election with respect to Taxes, surrendered any right to claim a refund for a material amount of Taxes (other than a right that has expired solely as a result of the operation of the applicable statute of limitations), consented to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Return or Tax Claim, amended any Tax Return or entered into any closing or similar agreement with respect to Taxes;

(j) made any change in its net working capital practices, including accelerating any collections of cash or accounts receivable or deferring payments or accruals;

(k) had a judgment entered or settled any Litigation resulting in a net loss, payment or other cost, after receipt of insurance and indemnification payments, in excess of $25,000 individually, or $100,000 in the aggregate;

(l) amended its Organizational Documents or altered through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership;

(m) terminated or closed any material office building, improvement or structure located on any Real Property;

(n) entered into or amended in an adverse manner any agreement which had non-competition, geographical restriction, non-solicitation of employees or similar covenants relating to the businesses of the Company and its Subsidiaries, as currently conducted; or

(o) agreed to take any of the foregoing actions or any action which would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

Section 3.9 Assets; Real Estate.

(a) Except as set forth on Section 3.9(a) of the Disclosure Schedule, the Company and each of its Subsidiaries owns, or otherwise has, a valid leasehold interest providing sufficient and legally enforceable rights to use, all of the property, assets (tangible and intangible) and rights used or held for use by it in the businesses of the Company and its Subsidiaries, as currently conducted. None of the property, assets (tangible and intangible) and rights used by the Company or any of its Subsidiaries in the conduct of the businesses of the Company and its Subsidiaries, as currently conducted, are owned or leased by any Affiliate (other than the Company and its Subsidiaries) thereof. The Company and each of its Subsidiaries have good and valid title, free and clear of all Liens (except for Permitted Liens), to all assets reflected on the Balance Sheet or acquired since September 30, 2005 other than in any case assets disposed of since September 30, 2005 in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the businesses of the Company and its Subsidiaries, as currently conducted (and, to the extent disposed of following the date of this Agreement, disposed of not in violation of Section 5.1). The buildings, plants, structures, machines, equipment and other assets of the Company and its Subsidiaries are sufficient for the continued conduct of their business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

(b) Neither the Company nor any of its Subsidiaries owns any real property and neither the Company nor any of its Subsidiaries has acquired or disposed of any ownership interest in any real property. Section 3.9(b) of the Disclosure Schedule contains a true, correct and complete list of all leases, subleases and other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (including the addresses thereof), together with any material amendments, modifications, extensions or other agreements (the “Leases”). Except as set forth on Section 3.9(b) of the Disclosure Schedule, with respect to all real property leased by the Company or any of its Subsidiaries (the “Real Property”), the Company or its Subsidiaries, as the case may be, have quiet possession thereof, and, to the Knowledge of the Company, have valid leasehold interests providing exclusive and legally enforceable rights to use such Real Property, free and clear of all Liens, and subject only to Permitted Liens. To the Knowledge of the Company and its Subsidiaries, each member of the Company and its Subsidiaries has complied in all material respects with the material terms of all Leases to which it is a party and under which it is in occupancy. Except as set forth on Section 3.9(b) of the Disclosure Schedule, there are no leases, subleases, licenses, concessions or other agreements granting to any party or parties the right of use or occupancy of any portion of, or any interest in, any of the Real Property. To the Knowledge of the Company, there are no oral agreements in effect as to any Lease to which the Company or any of its Subsidiaries is a party which affect any Lease. Except as set forth on Section 3.9(b) of the Disclosure Schedule, no Real Property is used for any purpose other than the conduct of the businesses of the Company and its Subsidiaries, as currently conducted.

(c) The Company has delivered or made available to Parent a true, correct and complete copy of each of the Leases, and (i) each Lease is legal, valid, binding and enforceable against the Company or its Subsidiary party thereto and, to the Company’s and its Subsidiaries’ Knowledge, on the other parties thereto and is in full force and effect; (ii) to the Knowledge of the Company, none of the Company or any of its Subsidiaries, or any other party to any Lease, has waived any material term or condition thereof, and all material covenants to be performed by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other party to any Lease, have been performed in all material respects; (iii) none of the Company or its Subsidiaries, or to the Knowledge of the Company or its Subsidiaries, any other party to any Lease, is in material breach or default under such Lease, and no event or circumstance exists or has occurred which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent under any lease; (iv) no security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under any Lease which has not been redeposited in full; (v) neither the Company nor any of its Subsidiaries have collaterally assigned or granted any security interest in any Lease or any interest therein; (vi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries owe, nor will they owe at Closing, any brokerage commissions or finder’s fees with respect to any Lease; (vii) except as disclosed under Section 3.9(c) of the Disclosure Schedule the consummation of the Merger does not require Consent of any lessors under any Lease, will not constitute a default or give rise to a right of termination on the part of the lessor under any Lease or cancellation of any right or loss of benefit under any of the Leases or result in an increase in rent or payment of any other amount to the lessor thereunder.

Section 3.10 Litigation and Claims. There is no action, suit, investigation, audit, arbitration or proceeding pending, or, to the Knowledge of the Company and its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of their respective assets or properties, at law or in equity, before or by any Governmental Authority or before any arbitration board or panel, wherever located, which would reasonably be expected to require payments by the Company or any of its Subsidiaries in excess of $50,000 individually or $150,000 in the aggregate, not fully recoverable from insurance.

Section 3.11 Compliance with Laws; Permits and Licenses.

(a) Except as set forth on Section 3.11(a) of the Disclosure Schedule, each of the Company, its Subsidiaries and their respective officers and employees has all Permits, variances, exemptions, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit the Company and its Subsidiaries to own and operate their businesses as presently conducted or that are necessary for the lawful conduct of their businesses, except for failures to have such Permits, licenses, authorizations, variances, exemptions, orders and approvals or make such filings, applications and registrations which would not reasonably be expected to have a Material Adverse Effect. All Permits are in full force and effect and, to the Company’s and its Subsidiaries’ Knowledge, no suspension or cancellation of any of them is threatened. The Company and its Subsidiaries are in material compliance with the terms of the Permits.

(b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, the Company and its Subsidiaries are not in material violation of or material default under any Law or order of any Governmental Authority. Neither the Company, nor any of its Subsidiaries has received a notification or communication from any Governmental Authority asserting that the Company or its Subsidiaries is not in compliance with any of the Laws which such Governmental Authority enforces.

Section 3.12 Insurance Coverage.

(a) Section 3.12(a) of the Disclosure Schedule sets forth a complete and accurate list of all policies of property and casualty insurance, including physical damage, general liability, workers compensation and all other forms of insurance and similar arrangements (collectively, the “Policies”) presently in effect with respect to the assets, properties, business, operations, employees, agents, officers or directors of the Company or any of its Subsidiaries which (i) have been issued to the Company or any of its Subsidiaries or (ii) are held by the Company or any of its Affiliates for the benefit of the Company or any of its Subsidiaries. All Policies are in full force and effect, and, to the Knowledge of the Company and its Subsidiaries, have been issued by licensed insurers, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any Policies, except for such cancellations or terminations which could not reasonably be expected to have a Material Adverse Effect.

(b) The Policies (i) are sufficient for compliance in all material respects with all Material Contracts to which the Company or any of its Subsidiaries is a party or bound, (ii) are valid, outstanding and enforceable; (iii) provide sufficient insurance coverage for the assets, properties, business, operations, employees, officers or directors in such amounts and against such risks as are reasonable for a comparable company; and (iv) will not in any material way be affected by, or terminate or lapse by reason of, the Merger.

Section 3.13 Environmental Matters.

(a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes the possession by the Company and its Subsidiaries of all Environmental Permits, and compliance in all material respects with the terms and conditions thereof). Neither the Company nor any of its Subsidiaries has received any written communication from any Person or Governmental Authority alleging that the Company or any of its Subsidiaries is not in such compliance and, to the Knowledge of the Company and its Subsidiaries, there are no circumstances or conditions that would be reasonably expected to prevent or materially interfere with such compliance in the future. All Environmental Permits required for the conduct of the businesses of the Company and its Subsidiaries, as currently conducted, are identified in Section 3.13 of the Disclosure Schedule.

(b) There are no Environmental Claims pending or, to the Knowledge of the Company and its Subsidiaries, threatened against the Company, any of its Subsidiaries or, to the Knowledge of the Company and its Subsidiaries, against any Person whose Liability for any Environmental Claim the Company or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of Law.

(c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release or threatened Release of any Hazardous Material which could reasonably be expected to form the basis of any Environmental Claim against the Company, any of its Subsidiaries or, to the Knowledge of the Company and its Subsidiaries, any Person whose Liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law, except where such Environmental Claim, if made, would not reasonably be expected to have a Material Adverse Effect.

Section 3.14 Material Contracts.

(a) Section 3.14(a) of the Disclosure Schedule lists, with respect to the Company and each of its Subsidiaries, all contracts and other agreements, including all amendments and modifications thereto (or, in the case of oral contracts or agreements, summaries thereof) to which the Company or any of its Subsidiaries is a party or by or to which the Company or any of its Subsidiaries or any of their assets or properties is bound or subject (collectively, the “Material Contracts”) of the following types:

(i) agreements currently in effect that would be required to be filed as an exhibit to an Annual Report on Form 10-K of the Company pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC;

(ii) any advertising, market research and other marketing agreements having a value in excess of $50,000;

(iii) any employment, severance, non-competition, stock option agreement, restricted stock agreement, consulting or other agreement or understanding of any nature, other than agreements for at-will employment, with any current or former stockholder, director, officer, consultant or employee of the Company or any of its Subsidiaries or any of their Affiliates, under which the Company or any of its Subsidiaries has any obligation, including any non-competition agreements executed in favor of the Company or any of its Subsidiaries, whether or not it is a party;

(iv) any agreements (A) relating to Indebtedness, interest rate swap or hedging arrangements, sale and leaseback transactions or other similar financing transactions or (B) restricting the ability of the Company or any of its Subsidiaries to incur Indebtedness or make any loan or advance or own, operate, sell, transfer, pledge or otherwise dispose of any assets of the Company or any of its Subsidiaries other than assets that are materially insignificant;

(v) any agreements providing for (A) the indemnification of any Person (other than any contract, agreement and other arrangement that is not material to the Company or any of its Subsidiaries or is entered into in the ordinary course of business consistent with past practice) by the Company or any of its Subsidiaries or (B) the guarantee of any Liability of any Person by the Company or any of its Subsidiaries;

(vi) any agreements with any Governmental Authority (other than any customer contract, agreement or other arrangement entered into in the ordinary course of business consistent with past practice);

(vii) any agreements relating to the purchasing of goods by, or the furnishing of services to, the Company or any of its Subsidiaries (A) requiring financial commitments by the Company or any of its Subsidiaries in excess of $50,000 or (B) having a term which is greater than three months and which is not terminable on less than 90 days’ notice without the payment of any termination fee or similar payment;

(viii) except for any professional services or maintenance or similar agreements or arrangements entered into with customers in the ordinary course of business consistent with past practice, any contracts, agreements and other arrangements for the sale of assets or for the furnishing of services by the Company or any of its Subsidiaries (A) with firm commitments having a value in excess of $50,000 or (B) having a term which is greater than three months and which is not terminable on less than 90 days’ notice without the payment of any termination fee or similar payment;

(ix) any agreements (including settlement agreements, co-existence agreements, and consent agreements) relating to Intellectual Property, currently in effect, pursuant to which (A) the Company or any of its Subsidiaries license the right to use any Intellectual Property to any Person or from any Person (other than agreements granting the Company or any of its Subsidiaries’ rights to use readily available commercial Computer Programs having an acquisition price of less than $50,000 in the aggregate for all such related agreements or customer agreements entered into by the Company or any of its Subsidiaries in the ordinary course of its business consistent with past practice); (B) any Person has the right to acquire rights in any Intellectual Property from the Company or any of its Subsidiaries; and (C) the Company’s or any of its Subsidiaries’ rights to use or register any Company Owned Intellectual Property have been restricted (clauses (A), (B) and (C) collectively, the “IP Contracts”);

(x) any agreement, license or other arrangement pertaining to any of the Software (including, without limitation, any development, distribution, marketing, use or maintenance agreement, license or arrangements to which the Company or any of its Subsidiaries is a party) having an aggregate value in excess of $500,000 over the last three (3) years.

(xi) any confidentiality agreements entered into by the Company or any of its Subsidiaries during the period commencing two years prior to the date of this Agreement pursuant to which the Company or any of its Subsidiaries was restricted from providing information to third parties (other than agreements with customers or potential customers entered into by the Company or any of its Subsidiaries in the ordinary course of its business consistent with past practice);

(xii) any stockholder, voting trust or similar agreements relating to the Company or any of its Subsidiaries or their respective securities to which the Company or any of its Subsidiaries is a party and any joint venture, limited liability company, partnership or similar documents or agreements to which the Company or any of its Subsidiaries is a party;

(xiii) (A) all Leases and (B) any lease agreement with respect to personal property with annual payments in excess of $50,000;

(xiv) any agreements that limit or purport to limit the ability of the Company or any of its Subsidiaries to compete in any line of business or geographic area or to acquire, own, operate, sell, transfer, pledge or otherwise dispose of any assets or hire or solicit for employment any Person;

(xv) all agreements between the Company or any of its Subsidiaries, on the one hand, and any current or former stockholder, director, officer or other Affiliate of the Company or any of its Subsidiaries, on the other hand; and

(xvi) all other agreements, contracts or commitments which are material to the Company or any of its Subsidiaries or the businesses of the Company and its Subsidiaries, as currently conducted.

(b) Each Material Contract is a legal, valid and binding obligation of, and enforceable against, the Company or one or more of its Subsidiaries, and is in full force and effect. Except as set forth in Section 3.14(b) of the Disclosure Schedule, upon consummation of the transactions contemplated by this Agreement, each Material Contract shall remain in full force and effect without any loss of material rights or benefits or addition of obligations or burdens thereunder and without the need to obtain the Consent of any party thereto to the transactions contemplated by this Agreement. The Company and each of its Subsidiaries are not (and with the giving of notice or lapse of time would not be) in breach of, or default under, any Material Contract and, to the Knowledge of the Company and its Subsidiaries, no other party thereto is in breach of, or default under, any Material Contract. None of the Company or its Subsidiaries has received notice that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein, or that any other party is in breach of, or default under, any Material Contract. True and complete copies of all Material Contracts or, in the case of oral agreements, if any, written summaries thereof, have been previously delivered or made available to Parent.

Section 3.15 Intellectual Property.

(a) The Company and its Subsidiaries are the sole and exclusive owners of, or have the valid right to use, all Company Intellectual Property, free and clear of all Liens (other than Permitted Liens). Section 3.15(a) of the Disclosure Schedule sets forth, for all Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) registered and applied for, or material unregistered, trademarks, service marks, logos, slogans and trade names; (iii) copyright registrations and applications, and unregistered copyrights for the Key Products; and (iv) domain names. Except as specifically identified in Section 3.15(a) of the Disclosure Schedule, the Company or one of its Subsidiaries currently is listed in the records of the appropriate U.S., state or foreign agency as the sole owner of record for each application and registration listed in Section 3.15(a) of the Disclosure Schedule.

(b) The registrations and applications listed on Section 3.15(a) of the Disclosure Schedule have been duly maintained (including the payment of maintenance fees), and have not been cancelled, expired or abandoned, except for such issuances, registrations or applications that the Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment. There is no pending or, to the Knowledge of the Company, threatened opposition, interference or cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction, or any Governmental Order, against any of the Company Owned Intellectual Property.

(c) With respect to the Company’s use of the Software embedded in or used in the development of any of the Products (i) for the Key Products, no capital expenditures are necessary with respect to such use other than capital expenditures in the ordinary course of business that are consistent with the past practice of the Company or any of its Subsidiaries; (ii) neither the Company nor any of its Subsidiaries has Knowledge of any current material defects in such Software; and (iii) to the Knowledge of the Company and its Subsidiaries, no such Software is subject to the terms of any “open source” or other similar license that is used in a manner that requires the source code of the Software to be publicly distributed or dedicated to the public.

(d) The Company Owned Intellectual Property and the operation of the businesses of the Company and its Subsidiaries, as currently conducted, do not infringe upon or misappropriate any Intellectual Property right of any third party and no such claim has been made, in writing, by a third party against the Company or any of its Subsidiaries. To the Knowledge of the Company and its Subsidiaries, no third party is infringing upon, misappropriating, or otherwise violating rights to any Company Owned Intellectual Property owned, used, or held for use by the Company or any of its Subsidiaries and no such claims have been made against a third party by the Company or any of its Subsidiaries. There are no claims or suits pending, or to the Knowledge of the Company and its Subsidiaries threatened, and neither the Company nor any of its Subsidiaries has received any written notice of a third-party claim or suit challenging the ownership, validity or enforceability of any Company Owned Intellectual Property.

(e) No Affiliate or current or former partner, director, stockholder, officer, or employee of the Company or any of its Subsidiaries has or will have, after giving effect to the transactions contemplated hereby, any right, title or interest, directly or indirectly, in whole or in part, in any of the Company Owned Intellectual Property.

(f) The Company and each of its Subsidiaries are in compliance with applicable data protection and privacy Laws governing the use of personal information, and any privacy policies or related policies of the Company, or other notices of the Company that concern the personal information collected by or on behalf of the Company or any of its Subsidiaries or through any Internet website operated by or on behalf of the Company or any of its Subsidiaries.

(g) The Company and each of its Subsidiaries has taken reasonable security measures to protect the confidentiality of all material trade secrets owned by the Company and its Subsidiaries.

(h) Except as specified in Section 3.15(h) of the Disclosure Schedule, the consummation of the transactions contemplated hereby will not result in the loss or impairment of, or payment of any additional amounts with respect to, the Company’s and its Subsidiaries’ rights to own or use any of the Company Intellectual Property nor will it require the Consent of any Governmental Authority or third party in respect of any such Intellectual Property.

Section 3.16 Taxes. Except as specified in the corresponding subsections of Section 3.16 of the Disclosure Schedule:

(a) Each of the Company and its Subsidiaries has (i) filed (or there has been filed on its behalf) with the appropriate Governmental Authorities all material Tax Returns required to be filed by it and such Tax Returns are true, correct and complete in all material respects; and (ii) paid in full (or there has been paid on its behalf) all Taxes required to be paid by it (whether or not shown due on a Tax Return), except for those Taxes for which the failure to have paid would not, individually or in the aggregate, reasonably be expected to materially affect the Company and its Subsidiaries.

(b) There are no material Liens for Taxes upon any property or assets of the Company or any Subsidiary, except for Liens which arise by operation of Law with respect to current Taxes not yet due and payable, or for Taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(c) Each of the Company and its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time prescribed by Law, withheld and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under applicable Laws.

(d) To the knowledge of the Company and its Subsidiaries, no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or other administrative proceedings (“Tax Claims”) have commenced or are pending with regard to any material Taxes of the Company or any of its Subsidiaries, and no written notification has been received that an audit, investigation, claim or other administrative proceeding is pending or threatened with respect to any material Taxes due from or with respect to the Company or any of its Subsidiaries. No material deficiency for any Tax has been proposed, asserted or assessed with respect to the Company or any of its Subsidiaries which has not been finally resolved and paid.

(e) None of the Company or any of its Subsidiaries has granted any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

(f) None of the Company or any of its Subsidiaries has requested an extension of time within which to file any Tax Return in respect of a taxable year which has not since been filed and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company or any of its Subsidiaries.

(g) None of the Company or any of its Subsidiaries is a party to, bound by, or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (“Tax Sharing Agreement”) with any party other than the Company or any of its Subsidiaries, whether written or unwritten, or has any potential Liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement and with respect to any Tax Sharing Agreements between the Company and any of its Subsidiaries, the Company has provided or made available true, accurate and complete copies of all such Tax Sharing Agreements to Parent.

(h) None of the Company or any of its Subsidiaries has been included in any “consolidated,” “unitary,” “combined” or similar Tax Return provided for under the Laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes.

(i) To the knowledge of the Company and its Subsidiaries, no claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

(j) No closing agreements, private letter rulings, technical advance memoranda or similar agreement or ruling have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries within five years of the date this Agreement, and no such agreement or ruling has been applied for and is currently pending.

(k) Within the past ten (10) years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

(l) None of the Company or any of its Subsidiaries has become subject to Tax in a jurisdiction other than the country of its formation or has a foreign branch or division.

(m) Neither the Company nor any of its Subsidiaries has engaged in any transaction that gives rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the Treasury

Regulations thereunder; (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the Treasury Regulations thereunder; or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.

(n) The Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(o) Notwithstanding any other provision of this ARTICLE III, there are no representations regarding Taxes and Tax Returns other than those set forth in this Section 3.16 and in Sections 3.6(b), 3.7, 3.8(d), 3.8(i), 3.17 and 3.18(e).

Section 3.17 Employee Benefits; ERISA.

(a) Section 3.17(a) of the Disclosure Schedule contains a true and complete list of each (i) bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive plan, program, agreement, or arrangement; (ii) severance, change-in-control, or termination pay, surgical, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits and other “welfare” plan, fund or program (within the meaning of Section 3(1) of ERISA, whether or not subject to ERISA); (iii) profit-sharing, stock bonus or pension plan, program, agreement or arrangement (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA); (iv) individual employment, consulting, termination or severance agreement; and (v) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is or has been since January 1, 1999 sponsored, maintained or contributed to or required to be contributed to by the Company and its Subsidiaries or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company and its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA, or to which the Company, any of its Subsidiaries or any ERISA Affiliate is party, whether written or oral, for the benefit of any current or former employee, independent contractor or director of the Company, any of its Subsidiaries or any ERISA Affiliate (collectively, the “Plans”). Section 3.17(a) of the Disclosure Schedule identifies each of the Plans that is an “employee welfare benefit plan,” or “employee pension benefit plan” as such terms are defined in Sections 3(1) and 3(2), respectively, of ERISA (such plans being hereinafter referred to collectively as the “ERISA Plans”). Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has any formal plan or commitment to create any additional Plan or modify or change any existing Plan in any material respect (except as required by Law) that would affect any current or former employee or director of the Company, any of its Subsidiaries or any ERISA Affiliate. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates or Subsidiaries, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. No Plan is or has been subject to Title IV of ERISA or Section 412 of the Code and none of the Company, any of its Subsidiaries or any ERISA Affiliate has sponsored, maintained, contributed to or been required to contribute to any such plan within the past six (6) years prior to the date of this Agreement. No Plan is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, and none of the Company, any of its Subsidiaries or any ERISA Affiliate at any time within the six (6) years prior to the date of this Agreement, has contributed to or been obligated to contribute to any “multiemployer plan.” Neither the Company nor any of its Subsidiaries has any Liability, contingent or otherwise, under any excess benefit plan or supplemental executive retirement plan.

(b) With respect to each of the Plans, the Company and each of its Subsidiaries has previously delivered or made available to Parent true, correct and complete copies of each of the following documents, as applicable: (i) the Plan documents (including all amendments thereto) for each written Plan or a written description of any Plan that is not otherwise in writing; (ii) the three (3) most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) the most recent summary plan description and all other subsequent summaries of material modifications; (iv) if the Plan is funded through a trust or any other funding vehicle, the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, if any; and (v) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Section 401(a) of the Code.

(c) No Liability under Title IV or Section 302 of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring any such Liability.

(d) All contributions required to be made with respect to any Plan on or prior to the date of the Agreement have been timely made or are reflected on the Balance Sheet.

(e) None of the Company, any of its Subsidiaries, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction or has taken, or failed to take, any action in connection with which the Company, any of its Subsidiaries, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to any material Liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975(a) or (b), 4976 or 4980B of the Code. All contributions and premiums which the Company, any of its Subsidiaries or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and the Code, have, to the extent required, been paid or properly recorded on the financial statements or records of the Company and its Subsidiaries in all material respects.

(f) (i) Each of the Plans has been operated and administered in all material respects in accordance with its terms and any applicable Law, including ERISA and the Code; (ii) each of the ERISA Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS and has been operated in accordance with its terms and with the provisions of the Code and the regulations promulgated thereunder in all material respects; (iii) any fund established under an ERISA Plan that is intended to satisfy the requirements of Section 501(c)(9) of the Code has so satisfied such requirements and no condition exists that would reasonably be expected to adversely affect such qualification; and (iv) there are no pending or, to the Knowledge of the Company and its Subsidiaries, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits or relating to qualified domestic relations orders).

(g) No Plan provides benefits, including death, hospitalization, surgical, medical or similar benefits (whether or not insured), with respect to current or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate after retirement or other termination of service (other than (i) coverage mandated by applicable Laws; (ii) death benefits under any “employee pension plan”; or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)). No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any Plan providing health or medical benefits in respect of any active or former employee of the Company or any of its Subsidiaries.

(h) Except as set forth in Section 3.17(h) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company, any of its Subsidiaries or any ERISA Affiliate to severance pay, unemployment compensation or any other similar payment or (ii) accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any such employee, officer or director. No amounts payable under any of the Plans or any other contract, agreement or arrangement with respect to which the Company or any of its Subsidiaries may have any Liability would fail to be deductible for federal income Tax purposes by virtue of Section 280G of the Code.

(i) There has been no material failure of a Plan that is a group health plan (as defined in section 5000(b)(1) of the Code) to meet the requirements of section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in section 4980B(g) of the Code). Neither the Company nor any of its Subsidiaries has contributed to a nonconforming group health plan (as defined in section 5000(c) of the Code) and no ERISA Affiliate of the Company or any of its Subsidiaries has incurred a tax under section 5000(a) of the Code which is or could become a liability of the Company or any of its Subsidiaries.

(j) With respect to each Plan that is not subject to United States Law (a “Foreign Plan”): (i) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(k) Section 3.17(k) of the Disclosure Schedule contains a true, correct and complete schedule of the aggregate amounts of all Liabilities of the Company and its Subsidiaries that are owed on or following the date of this Agreement to any managers or employees of the businesses of the Company and its Subsidiaries, as currently conducted or to any other Person pursuant to any bonus plan, deferred compensation plan or vacation plan.

(l) In respect of each Company Stock Option which is outstanding at the Effective Time (whether vested or unvested), the holder of which is within the charge to United Kingdom Taxes, either (i) the holder has agreed and undertaken in writing to any company which is a “secondary contributor” in respect of Employer’s NICs (as defined below) payable in respect of any gain realised upon the exercise, assignment, cancellation or release of a Company Stock Option (the “Secondary Contributor”) that the Secondary Contributor may recover from the holder the whole of any Employer’s NICs; or (ii) the holder has joined with the Secondary Contributor in making a written election for the whole of any liability of the Secondary Contributor to Employer’s NICs to be transferred to the holder (such election being in such terms and such form and having obtained such approval by H.M. Revenue & Customs as is provided in paragraph 3B of Schedule 1 to the Social Security Contributions and Benefits Act 1992). For purposes of this Section 3.17(l), “Employer’s NICs” means the amount of secondary Class 1 National Insurance contributions payable in respect of any gain realised on the exercise, assignment, cancellation or release of a Company Stock Option.

(m) The tax-qualified defined contribution plan sponsored by Black & White Software Inc. was previously merged into the Company 401(k) Plan, and the Company complied with all applicable Law (including but not limited to ERISA and the Code) with respect to such plan merger.

Section 3.18 Labor Matters.

(a) No labor strike, work slowdown, work stoppage, lockout or other concerted labor action or dispute involving the employees of the Company or any of its Subsidiaries is pending, or to the Knowledge of the Company and its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries and, during the past five (5) years, there has not been any such action.

(b) Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization or any work rules or practices agreed to with any labor organization applicable to employees of the Company or any of its Subsidiaries, and no collective bargaining or similar agreement is currently being negotiated by the Company or any of its Subsidiaries.

(c) No representation election petition or application for certification of a labor organization as the exclusive collective bargaining representative of any employees of the Company or any of its Subsidiaries has been served on the Company or any of its Subsidiaries within the past five (5) years, nor, to the Knowledge of the Company or any of its Subsidiaries, is such a petition or application pending with the National Labor Relations Board or any other Governmental Authority, and no labor organization is currently engaged in or, to the Knowledge of the Company and its Subsidiaries, threatening organizational efforts with respect to any employees of the Company or any of its Subsidiaries.

(d) Except as set forth on Section 3.18(d) of the Disclosure Schedule, no actions, suits, claims, labor disputes, grievances, charges or controversies are pending or, to the Knowledge of the Company and its Subsidiaries, threatened against the Company or any of its Subsidiaries and any of their respective employees or former employees with respect to employment practices or conduct of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received any notice of the intent of the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries, and no such investigation is in progress.

(e) Each of the Company and its Subsidiaries (i) is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours; and (ii) is not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice).

(f) To the Knowledge of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to a former employer relating (i) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

(g) The Company and its Subsidiaries shall not, at any time within the ninety (90) days before the Closing Date, without fully complying with the notice and other requirements of the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), effectuate (i) a “plant closing” (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; or any similar action under applicable state or local Law requiring notice to employees in the event of a plant closing or mass layoff.

(h) Section 3.18(h) of the Company Disclosure Schedule sets forth a true and complete list of (a) the names, positions and current compensation (including salary and bonus) of all directors, officers and employees of the Company and each of its Subsidiaries whose annual compensation is in excess of $150,000 and (b) the number of shares of Common Stock and Company Stock Options owned beneficially or of record, or both, by each Person subject to reporting obligations under Section 16(b) of the Exchange Act.

Section 3.19 Books and Records. The corporate record minute books of the Company and each of its Subsidiaries contain accurate records of all material meetings and accurately reflect in all material respects all other actions taken by the stockholders of the Company, and the boards of directors and committees of the boards of directors of the Company and each of its Subsidiaries. Complete and accurate copies of all such record books have been previously delivered or made available by the Company and its Subsidiaries to Parent. The books, records and work papers of the Company and each of its Subsidiaries are complete and correct in all material respects, have been maintained in accordance with all Laws in all material respects. The stock transfer books of the Company and each of its Subsidiaries, which have heretofore been delivered or made available to Parent, are complete, accurate and current in all material respects.

Section 3.20 Affiliate Transactions.

(a) Section 3.20(a) of the Disclosure Schedule lists all existing agreements, arrangements and transactions since January 1, 2005, and all currently proposed agreements, arrangements and transactions between the Company or any of its Subsidiaries, on the one hand, and any, director, officer or other Affiliate of the Company or any of its Subsidiaries or any of such Person’s Affiliates, or any entity in which any such

Person has a direct or indirect material interest (collectively, the “Company Affiliates”), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act, other than agreements or transactions relating to payment of salary, bonus and other employee, officer or director benefits in the ordinary course of business. All outstanding debts and other obligations of the Company or any of its Subsidiaries to any Company Affiliate were incurred in return for fair and adequate consideration, and all transactions with Company Affiliates have been appropriately reflected in the Financial Statements.

(b) The Company and its Subsidiaries have caused the Company Affiliates to cancel any Indebtedness or other amounts owing to such Company Affiliates from the Company or its Subsidiaries. Except as set forth on Section 3.20(b) of the Disclosure Schedule, the Company and each of its Subsidiaries have caused all agreements between any Company Affiliate, on the one hand, and the Company or any of its Subsidiaries, on the other hand, to be terminated in all respects such that there is no Liability thereunder on the part of the Company or any of its Subsidiaries.

(c) No Company Affiliate owns (other than ownership of up to five percent (5%) of any class of securities of any entity that is a competitor, lessor, lessee, customer or supplier of the Company or its Subsidiaries), directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is a competitor, lessor, lessee, customer or supplier of the businesses of the Company and its Subsidiaries, as currently conducted; and no Company Affiliate (i) owns, directly or indirectly, in whole or in part, any Company Owned Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the businesses of the Company and its Subsidiaries, as currently conducted; (ii) has any Litigation against the Company or any of its Subsidiaries, except for immaterial claims for accrued vacation pay, accrued benefits under any Plan and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any Company Affiliate, or, to the Company’s and its Subsidiaries’ Knowledge, a relative of any Company Affiliate, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); or (iv) is party to any Material Contract.

Section 3.21 Software.

(a) Section 3.21(a) of the Disclosure Schedule sets forth under the caption “Owned Software” a true, correct and complete list of all computer programs (source code or object code) owned by the Company or any of its Subsidiaries, including without limitation, any Computer Programs in the development or testing phase (collectively, the “Owned Software”), and Section 3.21(a) of the Disclosure Schedule sets forth under the caption “Licensed Software” a true, correct and complete list of all computer programs (source code and object code) licensed to the Company or any of its Subsidiaries by another person (other than any off-the-shelf computer program licensed by the Company for less than $25,000) (collectively, the “Licensed Software” and, together with the Owned Software, the “Software”).

(b) Except as specified in Section 3.21(b) of the Disclosure Schedule, the Company or it Subsidiaries, as applicable, owns, and has exclusive title and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens (other than Permitted Liens). The Company or its Subsidiaries, as applicable, is in actual possession of (A) the source code and object code for each computer program included in the Owned Software and (B) the object code and, to the extent required for the effective use of the Software as currently used in the businesses of the Company and its Subsidiaries or as offered or represented in writing to the Company or its Subsidiaries’ customers or potential customers, the source code, for each computer program included in the Licensed Software that is embedded in the Products. With respect to the Key Products, the Company or its Subsidiaries, as applicable, are in possession of all other documentation (including without limitation all related engineering specifications, program flow charts, installation and user manuals) and know-how required for the effective use and maintenance of the Key Products. To the Knowledge of the Company, the Software and the off-the-shelf computer program licensed by the Company for less than $25,000 constitute all of the computer programs necessary to conduct the businesses of the Company and its Subsidiaries as now conducted, and includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by the Company or its Subsidiaries, as applicable. Except (i) as specified in Section 3.21(b) of the Disclosure Schedule and (ii) for license agreements entered into by the Company in the ordinary course of business (A) neither the Company nor its Subsidiaries have entered into any written license agreement or other agreement under which any third party has been granted any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof, and (B) no Person other than the Company or its Subsidiaries, as applicable, has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

(c) Section 3.21(c) of the Disclosure Schedule sets forth a true, correct and complete list, by Computer Program, of (A) all Persons other than the Company or its Subsidiaries, that have been provided with the source code or have a right to be provided with the source code (including any such right that may arise after the occurrence of any specified event or circumstance, either with our without the giving of notice or passage of time or both) for any of the Owned Software and (B) all source code escrow agreements relating to any of the Owned Software (setting forth as to any such escrow agreement this source code subject thereto and the names of the escrow agent and all other persons who are actual or potential beneficiaries of such escrow agreement), and specifically identifies all agreements and arrangements pursuant to which the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby would entitle any third party or parties to receive possession of the source code for any of the Owned Software or any related technical documentation.

(d) Except as specified in Section 3.21(d) of the Disclosure Schedule, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by the Company or its Subsidiaries or any of their successors or assigns of any version or release of the Owned Software, or the use of the Licensed Software by the Company, obligates or will obligate the Company or its Subsidiaries or any of their successors or assigns to pay any royalty, fee or other compensation to any other Person.

Section 3.22 Brokers, Finders, etc. No broker, investment banker, financial advisor or other Person, other than Jefferies Broadview, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement (including the Merger) based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A true and correct copy of the fee agreement with Jefferies Broadview has been provided to Parent.

Section 3.23 Opinion of Financial Advisor. The Company has received the opinion of Jefferies Broadview, dated February 7, 2006, to the effect that, subject to such qualifications and assumptions as are contained therein, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Common Stock. A copy of such opinion has been delivered to Parent. The Company has been authorized by Jefferies Broadview to permit the inclusion of such opinion in its entirety in the Proxy Statement.

Section 3.24 Proxy Statement. The Proxy Statement (and any amendments thereof or supplements thereto), as of the time of the mailing of the Proxy Statement to the Company’s stockholders, as of the time of the Company Stockholder Meeting and as of the time of any amendments thereof or supplements thereto, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement will, when filed by the Company with the SEC, comply in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Proxy Statement or any amendment or supplement thereto.

Section 3.25 Board and Stockholder Approval.

(a) The Company Board, at a meeting duly called and held, and not subsequently rescinded or modified in any way, has duly (i) unanimously approved this Agreement and determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of the holders of Common Stock and (ii) unanimously resolved (subject to Section 5.2) to recommend that the holders of Common Stock vote for the adoption of this Agreement and approval of the Merger at the Company Stockholder Meeting.

(b) The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Company Stockholder Meeting in favor of the adoption of this Agreement and the approval of the Merger (the “Company Stockholder Approval”) is the only vote of the Company’s stockholders required for adoption of this Agreement and approval of the transactions contemplated hereby, including the Merger. Other than the Company Stockholder Approval, no approval of the holders of shares of capital stock or securities convertible into or exchangeable for shares of capital stock, is required to consummate the transactions contemplated hereby.

Section 3.26 State Takeover Statutes. The Company has taken all steps necessary to approve and irrevocably exempt the transactions contemplated by this Agreement (including the Merger) and the Voting Agreements from any applicable “fair price,” “merger moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation of any jurisdiction. Without limiting the generality of the foregoing, the Company Board has adopted this Agreement and approved the Merger and the Voting Agreements and the transactions contemplated hereby and thereby in such manner as is sufficient to render the restrictions of Section 203 of the DGCL inapplicable to this Agreement and the Voting Agreements and all transactions contemplated hereby and thereby, including the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as set forth below:

Section 4.1 Organization. Parent is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization. Merger Sub is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization. Parent has all requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease, license and operate its properties and assets. Parent is duly qualified or licensed to do business in each jurisdiction in which ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed could not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).

Section 4.2 Authorization. Each of Parent and Merger Sub has the requisite power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and constitutes, assuming due authorization, execution and delivery of this Agreement by the Company, a valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 4.3 Consents and Approvals; No Violations.

(a) Assuming that all filings with the Governmental Authorities referred to in Section 3.5(b) have been obtained or made and all consents, waivers, approvals, orders or authorizations referred to in Schedule 3.5(a) of the Disclosure Schedules have been obtained, none of the execution, delivery or performance by Parent or Merger Sub of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Parent or the certificate of incorporation or by-laws of Merger Sub or (ii) violate, or result in the violation of, any Law or Governmental Order applicable to Parent or Merger Sub.

(b) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation of the transactions contemplated hereby, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL, (iii) filings required under the HSR Act or the comparable competition laws or foreign investment laws of other jurisdictions or (iv) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on the ability of Parent or Merger Sub to perform their obligations under this Agreement or consummate the transactions contemplated hereby.

Section 4.4 Proxy Statement. None of the information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement (and any amendments thereof or supplements thereto) will, as of the time of the mailing of the Proxy Statement to the Company’s stockholders, as of the time of the Company Stockholder Meeting and as of the time of any amendments thereof or supplements thereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.5 Sufficient Funds. Parent has, and Parent and Merger Sub will have available to them at the Effective Time, sufficient funds to consummate the transactions under this Agreement, including payment in full of the Merger Consideration and consideration to be paid to the holders of Company Stock Options pursuant to Section 2.9(a), subject to the terms and conditions of this Agreement.

Section 4.6 Brokers, Finders, etc. No broker, investment banker, financial advisor or other Person, other than Bear, Stearns & Co., Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement (including the Merger) based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1 Operation of Business Prior to the Closing Date. During the period from the date of this Agreement to the Effective Time, except as otherwise required by this Agreement, the Company and its Subsidiaries shall conduct the businesses of the Company and its Subsidiaries only in the ordinary course of business consistent with past practice, and the Company and its Subsidiaries shall use its reasonable best efforts to preserve intact the businesses of the Company and its Subsidiaries and the relationships of the Company and its Subsidiaries with third parties, including Governmental Authorities, customers, suppliers, service providers and others having business relationships with the Company or any of its Subsidiaries, and keep available the services of the Company’s and its Subsidiaries’ officers and key employees. Without limiting the generality of the foregoing and except as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company and its Subsidiaries shall not do any of the following without the prior written consent of Parent, or as specifically permitted by the terms of this Agreement:

(a) enter into any agreement or arrangement with any of the Company’s Affiliates or any waiver or modification of any such agreement or arrangement, other than in the ordinary course of business consistent with past practice;

(b) except as required by Law, (i) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents, consultants or sales associates, or to independent contractors or to Persons providing management services; (ii) enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan with, or make any loans to, any of its officers, directors, employees, Affiliates, agents, consultants, sales associates, independent contractors or Persons providing management services (other than in the ordinary course of business consistent with past practice); or (iii) make any change in its existing borrowing or lending arrangements for or on behalf of any of the foregoing Persons pursuant to an employee benefit plan or otherwise;

(c) except as required by Law, (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance, unused vacation days or other employee benefit to any officer, director, employee, sales associate or Affiliate, except payments and accruals made in the ordinary course of business consistent with past practice; (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement (other than in the ordinary course of business consistent with past practice); or (iii) amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

(d) (i) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or other interests (other than dividends or distributions declared, set aside or paid by any wholly-owned Subsidiary of the Company to the Company or to another wholly-owned Subsidiary of the Company consistent with past practice); (ii) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries (other than exercise of Company Stock Options outstanding as of the date hereof); or (iii) redeem, purchase or otherwise acquire any shares of any class or series of the capital stock of the Company or any of its Subsidiaries, or any instrument or security which consists of or includes a right to acquire such shares, except, in the case of clause (iii), for the acquisition of Common Stock from holders of Company Stock Options in full or partial payment of the exercise price payable by such holders upon exercise of Company Stock Options outstanding of the date of this Agreement;

(e) (i) sell, lease, pledge, transfer or dispose of any assets or rights having value in excess of $25,000, other than in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force as of the date of this Agreement, which contracts or agreements are set forth in Section 5.1(e) of the Disclosure Schedule; (ii) enter into any lease for real property; (iii) incur any Lien (other than Permitted Liens) upon any of its assets other than pursuant to contracts or agreements in force as of the date of this Agreement, which contracts or agreements are set forth in Section 5.1(e) of the Disclosure Schedule; or (iv) acquire or lease any assets or rights (other than in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force as of the date of this Agreement, which contracts or agreements are set forth in Section 5.1(e) of the Disclosure Schedule);

(f) merge, consolidate or otherwise combine, directly or indirectly, the Company or any of its Subsidiaries or any substantial portion of the assets thereof with another Person;

(g) incur any Indebtedness or any other material Liability, other than (A) Liabilities incurred by the Company or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation, fees, expenses and disbursements of financial advisors, outside legal counsel (at current billing rates) and accountants, and (B) Liabilities incurred in the ordinary course of business consistent with past practice;

(h) amend or change the Organizational Documents;

(i) fail to operate the businesses of the Company and its Subsidiaries, to maintain the Company’s and its Subsidiaries’ books, accounts and records in the ordinary course of business consistent with past practice and to maintain in reasonably good repair the Company’s and its Subsidiaries’ business premises, fixtures, machinery, furniture and equipment in a manner consistent with past practice;

(j) initiate, settle, dismiss or otherwise dispose of any Litigation or arbitration to which the Company or any of its Subsidiaries is a party, which settlement dismissal or other disposition will result in a net loss, payment or other cost, after receipt of insurance and indemnification payments, in excess of $25,000;

(k) institute any liquidation, dissolution, reorganization, or insolvency proceedings or other proceedings for relief under any bankruptcy or similar Law for the relief of debtors;

(l) appoint or terminate any officer of the Company or any of its Subsidiaries;

(m) enter into, amend, extend, terminate or permit any renewal notice period or option to lapse with respect to, any Material Contract (or any contract or agreement had it been in effect on the date hereof would have been a Material Contract) or waive, release or assign any material rights or claims under any Material Contract;

(n) make any change to any of the Company’s or any of its Subsidiaries’ financial or Tax accounting principles, methods or practices (including any change in depreciation or amortization policies or rates or any change in the policies pertaining to the recognition of accounts receivable or the discharge of accounts payable or accounting for inventories), except in each case as required by GAAP or applicable Law;

(o) except as required by applicable Law, settle or compromise any Tax Liability, agree to any adjustment of any Tax attribute, make, change or revoke any material election with respect to Taxes, surrender any right to claim a refund for any Taxes (other than a right that has expired solely as a result of the operation of the applicable statute of limitations), consent to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Return, or Tax Claim, amend any Tax Return or enter into any closing or similar agreement with respect to Taxes;

(p) other than in the ordinary course of business, commence, terminate or change (in any material respect) any line of business or materially change any business practice;

(q) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent;

(r) enter into or amend in an adverse manner any agreement which has non-competition, geographical restriction or similar covenants relating to the businesses of the Company and its Subsidiaries;

(s) take, or agree in writing or otherwise to take, any action that would or would be reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, or would make any representation or warranty of the Company or its Subsidiaries contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation, except, in every case, as may be required by Law; and

(t) consent, agree or resolve to do any of the foregoing.

Section 5.2 No Solicitation.

(a) The Company shall not and shall cause its Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, Affiliates and other agents of the Company and its Subsidiaries (collectively “Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Parent and Merger Sub) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. The Company and its Subsidiaries shall, and shall cause each of their Representatives to, immediately cease and cause to be terminated all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Parent or Merger Sub), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of the Company or any of its Subsidiaries representing, in the aggregate, fifteen percent (15%) or more of the assets of the Company and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing fifteen percent (15%) or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding Section 5.2(a), prior to the date of the Company Stockholder Meeting, the Company may take any of the actions described in clause (ii) of Section 5.2(a) if, but only if, (i) the Company has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.2; (ii) the Company Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and a nationally recognized, independent financial advisor, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is required to take such actions to comply with its fiduciary duties to the Company’s stockholders under applicable Law; (iii) the Company has provided Parent with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, the Company receives from such Person a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated December 6, 2005, between Parent and the Company (the “Confidentiality Agreement”).

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Company Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Common Stock or all, or substantially all, of the assets of the Company and its Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the Company’s stockholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to the Company’s stockholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably capable of being completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal, including the likelihood that such transaction will be consummated.

(c) The Company shall promptly (and in any event within 24 hours) notify Parent and Merger Sub in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or its Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request). The Company shall promptly (and in any event within twenty-four (24) hours) following determination by the Company Board that an Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and prior to providing any such Person with any non-public information regarding the Company or its Subsidiaries, notify Parent of the making of such determination. The Company shall promptly provide to Parent any non-public information regarding the Company or its Subsidiaries provided to any other Person which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

(d) Neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Parent or to Merger Sub in connection with the transactions contemplated by this Agreement (including the Merger), the Company Recommendation, or make any statement, filing or release, in connection with the Company Stockholder Meeting or otherwise, inconsistent with the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause the Company or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.2(b)) or (B) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

(e) Notwithstanding Section 5.2(d), prior to the date of the Company Stockholder Meeting, the Company Board may approve or recommend to the stockholders of the Company a Superior Proposal and withdraw, qualify or modify the Company Recommendation in connection therewith (a “Company Subsequent Determination”) after the fifth (5th) Business Day following Parent’s receipt of a notice (the “Notice of Superior Proposal”) from the Company advising Parent that the Company Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.2) constitutes a Superior Proposal (it being understood that the Company shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that the Company proposes to accept) if, but only if, (i) the Company Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor of nationally recognized reputation, that it is required to take such actions to comply with its fiduciary duties to the Company’s stockholders under applicable Law, (ii) during the five (5) Business Day Period after receipt of the Notice of Superior Proposal by Parent, the Company and the Company Board shall have cooperated and negotiated in good faith with Parent to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable the Company to proceed with the Company Recommendation without a Company Subsequent Determination; provided, however, that Parent shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of such five (5) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Parent since its receipt of such Notice of Superior Proposal, the Company Board has again in good faith made the determination (A) in clause (i) of this Section 5.2(e) and (B) that such Acquisition Proposal is a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Company Recommendation or the making of a Company Subsequent Determination by the Company Board shall not change the approval of the Company Board for purposes of causing Section 203 of the DGCL and any other state takeover statute or other state law to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(f) Nothing contained in this Section 5.2 shall prohibit the Company or the Company Board from complying with the Company’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the Company Recommendation unless the Company Board reaffirms the Company Recommendation in such disclosure.

Section 5.3 Stockholders’ Meeting; Proxy Material.

(a) The Company shall take all actions necessary in accordance with applicable Law and the Company’s Organizational Documents to duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholder Meeting”) as promptly as practicable after the date of this Agreement for the purpose of voting upon the adoption of this Agreement and the approval of the Merger and shall use its reasonable best efforts to solicit proxies in favor of approval of this Agreement and the Merger.

(b) As promptly as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to the Company Stockholder Meeting; provided, however, that prior to filing the Proxy Statement, the Company shall cooperate and provide Parent and Merger Sub with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto). Parent shall furnish all information concerning it and Merger Sub as the Company may reasonably request in connection with the preparation of the Proxy Statement.

(c) The Company shall as promptly as practicable notify Parent and Merger Sub of the receipt of any oral or written comments from the SEC relating to any request from the SEC for amendments of, or supplements to, the Proxy Statement as well as any request by the SEC for additional information. The Company (in consultation with Parent and Merger Sub) shall use its reasonable best efforts to respond to the comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. The Company shall cooperate and provide Parent and Merger Sub with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with, or sending such to, the SEC, and the parties hereto will provide each other with copies of all such filings made and correspondence with the SEC. If at any time prior to the Effective Time, any information should be discovered by any party which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company; provided that prior to such mailing, the Company shall provide Parent with the right to review and comment described in this Section 5.3(c). Subject to Section 5.2(e), the Company Recommendation, together with a copy of the opinion referred to in Section 3.23, shall be included in the Proxy Statement.

Section 5.4 Reasonable Best Efforts.

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including obtaining Consents as required from any Governmental Authority or as required by any contract, lease or agreement, including those disclosed in Section 3.5(b), in order to effect the transactions contemplated hereby.

(b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other party (or its counsel) copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions hereunder. Each party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions under this Agreement unless otherwise prohibited by Law. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Government Authority with respect to the transactions under this Agreement, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including Environmental Permits) are required as a result of the execution of this Agreement or consummation of the transactions hereunder, the Company shall use its reasonable best efforts to facilitate such transfers.

(c) No party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Authority necessary to be contained prior to Closing. Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, “reasonable best efforts” of Parent shall not require Parent to agree to any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by the Company or any of its Subsidiaries, or by Parent, Merger Sub or any of Parent’s Affiliates, of all or any material portion of the business or assets of the Company or any of its Subsidiaries or Parent or any of its Affiliates, or compel Parent, Merger Sub or any of Parent’s Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its Subsidiaries or Parent or any of its Affiliates (together, the “Burdensome Conditions”). The Company shall not agree to any such prohibition, limitation, or other requirement without the prior written consent of Parent.

Section 5.5 Delisting. Each of the parties hereto agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the Common Stock from the Nasdaq Stock Market and terminate registration under the Exchange Act; provided, that such delisting and termination shall not be effective until after the Effective Time.

Section 5.6 Access.

(a) From the date of this Agreement until the Closing, the Company shall, and shall cause its Subsidiaries to (i) give Parent, its officers and its employees and its authorized Representatives, upon reasonable prior notice, reasonable access during normal business hours to the employees, agreements, contracts, books, records (other than confidential information contained in personnel files to the extent the disclosure of such information is prohibited by privacy laws), analysis, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and its Subsidiaries and their accountants and accountants’ work papers and (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business, operations and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request and shall make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other Representatives of Parent the appropriate individuals (including management, personnel, employees, sales associates, attorneys, accountants and other professionals) for discussion of (A) the Company’s and its Subsidiaries’ business, properties, prospects and personnel (other than confidential information relating to personnel to the extent the disclosure of such information is prohibited by privacy laws) and (B) Parent’s business, operating and financial plans for the businesses of the Company and its Subsidiaries following the Closing, in each case as Parent shall request.

(b) Without limiting the generality of paragraph (a), the Company shall prepare and furnish to Parent promptly after becoming available and in any event within fifteen (15) days after the end of each calendar month, monthly unaudited balance sheets of the Company and its Subsidiaries and the related unaudited statements of income of the Company and its Subsidiaries, for each full month following the date of this Agreement, including the month this Agreement was signed, unless this Agreement is earlier terminated.

Section 5.7 Employee Matters.

(a) Following the Effective Time and for at least one (1) year thereafter, Parent shall cause to be provided to individuals who are employed by the Company and its Subsidiaries immediately prior to the Effective Time who remain employed with the Surviving Corporation or any Subsidiary of the Parent (“Affected Employees”) employee benefits (other than incentive and equity compensation) (i) pursuant to the Company’s or its Subsidiaries’ employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the Effective Time or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing coverage and benefits which, in the aggregate, are no less favorable than those provided to employees of Parent in positions comparable to positions held by Affected Employees with Parent or its Subsidiaries from time to time after the Effective Time.

(b) Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting, waiting periods and determination of the level of benefits under any employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent for such Affected Employees’ service with the Company or any Subsidiary of the Company to the same extent recognized immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

(c) Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, at-work conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments, deductibles and out-of-pocket expenses paid in the calendar year in which the Effective Time occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements for such year under any welfare plans that Affected Employees are eligible to participate in after the Effective Time.

(d) If requested by Parent, the Company shall terminate the Company 401(k) Plan (the “Company 401(k) Plan”) effective as of the day immediately prior to the Closing Date. Parent shall notify the Company, in writing, at least five (5) business days prior to the Closing Date of any such request. If Parent makes a request to terminate the Company 401(k), Parent shall receive from the Company evidence (in a form reasonably satisfactory to Parent) that the Company complied with Parent’s request. If the Company 401(k) Plan is terminated, Parent shall cause the trustee of a defined contribution plan in which employees of Parent or any of its Subsidiaries participate, to accept “eligible rollover distributions” (as such term is defined under Section 402 of the Code) from the Company 401(k) Plan, including rollover of participant loans.

(e) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all employment, severance, change-of-control and similar obligations of the Company.

(f) Post-Closing Employee Payments. Prior to the Closing, Parent will allocate an aggregate of $4,250,000 (the “Employee Retention Amount”) among Affected Employees as Parent shall determine upon consultation with Company management, subject to such additional terms as set forth on Schedule 5.7(f). Each portion of the Employee Retention Amount that is allocated to an Affected Employee will be paid in such amounts, at such times and upon conditions as shall be set forth in letter agreements with each such Affected Employees.

Section 5.8 Rule 16b-3. Prior to the Effective Time, the Company shall approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any disposition of equity securities of the Company (including derivative securities) resulting from the transactions contemplated by this Agreement by each officer and director of the Company who is subject to Section 16 of the Exchange Act.

Section 5.9 Public Disclosure; Confidentiality. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, the Company and Parent shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and confer with and use reasonable best efforts to agree on, any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other transactions contemplated hereby, except with respect to any such press release or public announcement: (a) as may be required by applicable Law (including any filing made with the SEC by Parent pursuant Section 13(d) of the Exchange Act) or by the rules and regulations of any stock exchange upon which one of the parties’ securities are listed as determined in the good faith judgment of the party proposing to make such release, in which case neither the Company nor Parent shall issue or cause the publication of such press release or other public announcement without prior consultation with the other party, to the extent practicable and (b) as may be consistent with actions taken by the Company or its Board of Directors (or any committee thereof) pursuant to Section 5.2(e) or Section 5.2(f). Notwithstanding anything to the contrary contained in this Section 5.9, either party may respond to questions from stockholders or inquiries from financial analysts and media representatives in a manner that is consistent with then-existing public disclosures.

Section 5.10 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent (on behalf of itself and Merger Sub) shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing or (ii) any failure of such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

Section 5.11 Tax Filings. During the period from the date hereof to the Closing Date, the Company shall, and shall cause its Subsidiaries to: (i) timely file all Tax Returns (“Post-Signing Tax Returns”) required to be filed by the Company and its Subsidiaries, as the case may be, and all such Post-Signing Tax Returns shall be prepared in a manner consistent with past practice to the extent permitted by applicable Law, (ii) timely pay all Taxes due and payable by the Company and its Subsidiaries (except for Taxes which are being contested in good faith), respectively, and (iii) promptly notify Parent of any Tax Claims pending against or with respect to the Company or any of its Subsidiaries (or any significant developments with respect to ongoing Tax Claims).

Section 5.12 Directors’ and Officers’ Insurance and Indemnification.

(a) For a period of six (6) years after the Effective Time, each of Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless the present and former officers and directors of the Company or any of its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (the “Indemnified Parties”), against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel in advance of the final disposition of any claim, suit, action, proceeding or investigation and judgments, fines, losses, claims, liabilities and amounts paid in settlement in connection with any such threatened or actual claim, suit, action, proceeding or investigation) (a “Claim”) arising out of actions or omissions (including those pertaining to this Agreement or any of the transactions contemplated hereby) occurring at or prior to the Effective Time (but regardless of whether such Claim is or was asserted before or after the Effective Time) to the full extent permissible under applicable provisions of the DGCL, the terms of the Company’s Organizational Documents, and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided or made available to Parent); provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent; provided, however, that (w) Parent shall have the right to assume the defense thereof (provided Parent confirms in writing to the Indemnified Party its obligations to indemnify such party to the fullest extent permitted by law) and upon such assumption Parent shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (x) Parent shall be obligated pursuant to this Section 5.12(a) to pay for only one firm or counsel for all Indemnified Parties, unless the proposed counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest among such parties, in which case Parent shall pay the reasonable fees and expenses of additional counsel to the extent necessary to avoid such conflict and (y) Parent shall not be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 5.12, upon learning of any Claim, shall notify Parent thereof, provided, that the failure to so notify shall not affect the obligations of Parent under this Section 5.12 except to the extent such failure to notify materially prejudices the Company.

(b) Prior to the Effective Time, Parent shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage, or other fully paid up “tail” policy from a nationally recognized insurance carrier having a financial strength or security rating equal to or greater than that of the Company’s insurance carrier, for the Company’s directors and officers in a form reasonably acceptable to the Company, which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company, so long as the aggregate cost of such insurance coverage is less than $375,000 (the “Parent Maximum Tail Amount”); provided that in the event that the Parent Maximum Tail Amount is insufficient to obtain such coverage, then the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage for the Company’s directors and officers in a form reasonably acceptable to the

Company which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company, so long as the aggregate cost of such insurance coverage is less than $400,000 (the “Company Maximum Tail Amount”); provided that the parties shall cooperate in good faith in order to obtain the lowest premium for such coverage. In the event that the Company Maximum Tail Amount is insufficient to obtain such coverage, the Company may spend up to that amount to purchase such lesser coverage as may be obtained with such amount. Parent shall, and shall cause the Surviving Corporation to, maintain the policies purchased hereunder in full force and effect, and continue to honor the obligations thereunder.

(c) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 5.12.

(d) The provisions of this Section 5.12 are intended to be for the benefit of, and enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the certificate of incorporation or by-laws of the Company or the equivalent documents of any of the Company’s Subsidiaries, any contract or applicable law.

Section 5.13 State Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Company, this Agreement or the Merger, then the Company Board shall take all action necessary to render such statute inapplicable to the foregoing.

Section 5.14 FIRPTA Certificate. At the Closing, the Company shall deliver to Parent a duly executed FIRPTA Certificate in the form of Exhibit A to this Agreement. Notwithstanding anything to the contrary herein, if the Company fails to deliver a FIRPTA Certificate and Parent elects to proceed with the Closing, Parent shall be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code as provided in Section 2.7(g).

Section 5.15 Source Code Escrow Obligations. Prior to Closing, the Company shall use its reasonable best efforts, and at its sole cost and expense, to ensure that it is in compliance with all, and not in breach of any, of its source code escrow obligations to all licensees of the Owned Software listed on Section 5.15 of the Disclosure Schedules.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained at the Company Stockholder Meeting.

(b) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Section 5.4; and

(c) Expiration of HSR Waiting Period. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

Section 6.2 Additional Conditions of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the following additional conditions, which may be waived in whole or in part by Parent or Merger Sub to the extent permitted by applicable law:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) except for such inaccuracies that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect.

(b) Covenants and Agreements. The Company shall have performed and complied with in all material respects all of its covenants, obligations and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

(d) Certificate. Parent shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that the conditions in Sections 6.2(a), (b) and (c) have been satisfied.

(e) Governmental Consents. All Permits, regulatory consents, approvals or clearances of Governmental Authorities (other than the filing of the Certificate of Merger) necessary for the consummation of the Closing shall have been obtained; provided, however, that no such permit, regulatory consent, approval or clearance shall contain any Burdensome Condition.

(f) Dissenting Shares. The total number of Dissenting Shares that are shares of Common Stock shall not exceed 10% of the issued and outstanding shares of Common Stock as of the Effective Time.

(g) No Restraints. There shall not be any Litigation pending or threatened in writing before any Governmental Authority in which a Governmental Authority is a party seeking to: (i) restrain, enjoin, prevent, prohibit, make illegal or otherwise challenge the acquisition of some or all of the shares of Common Stock by Parent or Merger Sub or the consummation of the Merger or the other transactions contemplated hereby; (ii) impose any limitations on the ability of Parent or its Affiliates effectively to vote, transfer, receive dividends or otherwise exercise ownership rights with respect to all shares of the Surviving Corporation; (iii) prohibit or limit the ownership or operation by the Company, Parent or any of their respective Affiliates of any material portion of the businesses or assets of the Company, Parent or any such Affiliate, or to require any such Person to divest or hold separate any material portion of its businesses or assets, as a result of the Merger or the other transactions contemplated hereby or (iv) prohibit Parent or any of its Affiliates from effectively controlling a material portion of the business or operations of the Company or its Subsidiaries.

Section 6.3 Additional Conditions of the Company. The obligations of the Company to effect the Merger shall be subject to the following additional conditions, which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” or any similar limitation set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty speaks of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except for such inaccuracies that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Parent Material Adverse Effect.

(b) Covenants and Agreements. Parent and Merger Sub shall have performed and complied with in all material respects all of their respective covenants, obligations and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(c) Certificate. The Company shall have received a certificate, dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of Parent, to the effect that the conditions in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE VII

TERMINATION

Section 7.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned:

(a) at any time prior to the Closing:

(i) by mutual written consent of Parent and the Company;

(ii) by Parent or the Company if the Closing shall not have occurred on or before November 30, 2006; provided, further, that the right to terminate this Agreement under this Section 7.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

(iii) by Parent or the Company if any Law makes consummation of the Merger illegal or otherwise prohibited or any Governmental Authority shall have issued a Governmental Order enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such Governmental Order shall have become final and nonappealable (which order the parties have used their reasonable best efforts to lift, subject to Section 5.4(c) of this Agreement);

(iv) by Parent or the Company, if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 6.2 (in the case of a breach by the Company) or Section 6.3 (in the case of a breach by Parent), and such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within thirty (30) days after written notice thereof shall have been received by the party alleged to be in breach; provided, at the time of the delivery of such written notice, the party delivering such written notice shall not be in material breach of its obligations under this Agreement;

(v) by Parent if (A) the Company Board (i) modifies, qualifies, withholds or withdraws the Company Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Company Recommendation), or makes any statement, filing or release, in connection with the Company Stockholder Meeting or otherwise, inconsistent with the Company Recommendation, (ii) breaches its obligations to call, give notice of and commence the Company Stockholder Meeting under Section 5.3(a), (iii) approves or recommends an Acquisition Proposal, (iv) fails to publicly recommend against a publicly announced Acquisition Proposal within five (5) Business Days of being requested to do so by Parent, (v) fails to publicly reconfirm the Company Recommendation within five (5) Business Days of being requested to do so by Parent, or (vi) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing or (B) there shall have been a material breach by the Company of Section 5.2;

(vi) by the Company in connection with entering into a definitive agreement to effect a Superior Proposal after making a Company Subsequent Determination in accordance with Section 5.2(e); and

(b) at any time after the Company Stockholder Meeting and any adjournments thereof, by either Parent or the Company if at the Company Stockholder Meeting or any adjournment thereof the Company Stockholder Approval shall not have been obtained.

Section 7.2 Effect of Termination. If this Agreement is terminated by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company, Parent or Merger Sub or their respective officers or directors, except with respect to Section 5.7, this Section 7.2, Section 7.3 and ARTICLE VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, none of the Company, Parent or Merger Sub shall be relieved or released from any liabilities or damages arising out of any willful breach of this Agreement.

Section 7.3 Fees and Expenses.

(a) In the event this Agreement is terminated by Parent pursuant to Section 7.1(a)(v) or by the Company pursuant to Section 7.1(a)(vi), the Company shall pay to Parent (or its designees) an amount equal to the sum of (i) $4,300,000 (the “Termination Fee”) plus (ii) an amount not to exceed, in the aggregate, $1,000,000 for the out-of-pocket expenses of Parent and its Affiliates, including reasonable fees and expenses of financial advisors, outside legal counsel, accountants, experts and consultants, incurred by Parent and its Affiliates or on their respective behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby (the “Parent Expenses”).

(b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.1(a)(iv) and (ii) on or before the date of such termination, (x) an Acquisition Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company Board and (y) within twelve (12) months of such termination, the Company shall have entered into a definitive agreement with respect to, or the Company shall have consummated, an Acquisition Transaction, then the Company shall pay to Parent (or its designees) upon consummation of such Acquisition Proposal an amount equal to the sum of (i) the Termination Fee plus (ii) the Parent Expenses.

(c) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b) and within eighteen (18) months of termination, the Company shall have entered into a definitive agreement with respect to, or the Company shall have consummated, an Acquisition Transaction, then the Company shall pay to Parent (or its designee) an amount equal to the sum of (i) the Termination Fee plus (ii) the Parent Expenses (to the extent not previously paid by the Company).

(d) In the event that (i) at the Company Stockholder Meeting or any adjournment thereof the Company Stockholder Approval is not obtained and (ii) prior to the Company Stockholder Meeting an Acquisition Proposal shall have been publicly announced, disclosed or otherwise communicated to the Company Board, then without limiting Parent’s rights under Section 7.3(a), Section 7.3(b), or Section 7.3(c), the Company shall pay to Parent (or its designees) an amount equal to the Parent Expenses (provided that in no event shall the Parent Expenses be paid by the Company more than once).

(e) Any payment required to be made pursuant to (i) Section 7.3(a) shall be made concurrently with the termination giving rise to the payments provided for in Section 7.3(a) and (ii) Section 7.3(b), Section 7.3(c) or Section 7.3(d) shall be made not more than two (2) Business Days after the satisfaction of the applicable conditions provided for in Section 7.3(b), Section 7.3(c) or Section 7.3(d). All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment. Subject to Section 7.2, no payment under this Section 7.3 shall limit in any respect any rights or remedies available to Parent and Merger Sub relating to any breach or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting directly or indirectly, in the right to receive any payment under this Section 7.3.

(f) Parent and the Company acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amount set forth in this Section 7.3, such defaulting party shall pay to the prevailing party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile. Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which receipt is signed or delivery is made, (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed by registered or certified mail, (d) on the next succeeding Business Day if sent by national courier service, or (e) on the date sent by facsimile if the appropriate facsimile confirmation is received by the sender.

If to the Company:

Segue Software, Inc.

201 Spring St.

Lexington, MA 02421

Attention:         President

Telephone:       (781) 402-1000

Facsimile:         (781) 402-1099

With a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention:         Jeffrey C. Hadden

                         James A. Matarese

Telephone:       (617) 570-1000

Facsimile:         (617) 523-1231

If to Parent or Merger Sub:

Borland Software Corporation

20450 Stevens Creek Blvd., Suite 800

Cupertino, CA 95014

Attention:         General Counsel

Telephone:       (800) 632-2864

Facsimile:         (408) 517-2869

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention:         Daniel E. Stoller

                         Richard J. Grossman

Telephone:       (212) 735-3000

Facsimile:         (212) 735-2000

Section 8.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent and the Company or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.3 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the consummation of the Merger.

Section 8.4 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of Parent or the Company; provided, that Parent and the Merger Sub may assign any of its rights and obligations hereunder, in whole or in part, to any Affiliate or Subsidiary of Parent without obtaining the consent of the Company and any such assignment shall not relieve Parent or Merger Sub of its obligations hereunder.

Section 8.5 Entire Agreement. This Agreement (including all Schedules and Annexes hereto), the Voting Agreements, the Confidentiality Agreement and the other agreements, documents and instruments delivered in connection herewith contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

Section 8.6 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Except as set forth in Section 2.9, Section 5.7 and Section 5.12, nothing in this Agreement, express or implied, is intended to confer upon any Person other than Parent, the Merger Sub or the Company or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 8.7 Expenses. Except as expressly set forth in Section 7.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 8.8 Governing Law; Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by applicable Law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or federal court, and (iv) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8(c).

Section 8.9 Specific Performance. The parties agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 8.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

Section 8.12 Interpretation. When a reference is made in this Agreement to Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 8.13 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions of this Agreement.

*remainder of page has intentionally been left blank*

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SEGUE SOFTWARE, INC.

By:	/s/ JOSEPH K. KRIVICKAS
Name:	Joseph K. Krivickas
Title:	President and Chief Executive Officer

BORLAND SOFTWARE CORPORATION

By:	/s/ TOD NIELSEN
Name:	Tod Nielsen
Title:	Chief Executive Officer

BETA MERGER SUB, INC.

By:	/s/ KENNETH R. HAHN
Name:	Kenneth R. Hahn
Title:	President

Exhibit A

FIRPTA CERTIFICATE

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that withholding is not required if the transferee acquires property that is not a United States real property interest or acquires an interest in a domestic corporation that is not a United States real property interest. To inform Borland Software Corporation, a Delaware corporation (“Parent”), that withholding of tax is not required upon the acquisition of interest in Segue Software, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger entered into by Parent, Beta Merger Sub, Inc., a Delaware corporation and the Company, dated as of February 7, 2006, as amended, the undersigned hereby certifies that the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five-year period ending on the date hereof.

The Company understands that this certification may be disclosed to the Internal Revenue Service by the transferee (Parent) and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and further I declare that I have the authority to sign this document on behalf of the Company.

SEGUE SOFTWARE, INC.

By:
Name:
Title:

, 2006

ANNEX B

February 7, 2006

CONFIDENTIAL

Board of Directors

Segue Software, Inc.

201 Spring St.

Lexington, MA 02421

Dear Members of the Board:

We understand that Segue Software, Inc. (“Segue” or the “Company”), Borland Software Corporation (“Borland” or “Parent”) and Borland Merger Sub, a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub will merge with and into Segue (the “Merger”), as a result of which the Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Parent. Pursuant to the Merger, each issued and outstanding share of Segue common stock other than treasury shares, shares held by Parent and Dissenting Shares (as defined in the Agreement) will be cancelled and converted into the right to receive $8.67 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully detailed in the Agreement.

You have requested our opinion as to whether, as of the date hereof, the Merger Consideration is fair from a financial point of view to holders of Segue common stock.

Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies Broadview”), provides investment banking services, including merger and acquisition advisory services, to information technology (“IT”), communications, healthcare technology, and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, healthcare technology, and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Segue’s Board of Directors, have received an engagement fee from Segue in such capacity and will receive fees from Segue upon delivery of this opinion and upon the closing of the Merger. In addition, the Company has agreed to indemnify Jefferies Broadview and its affiliates in connection with its engagement and to reimburse certain of our expenses. In the ordinary course of their businesses, Jefferies Broadview and its affiliates may publish research reports regarding the securities of the Company or Borland or their respective affiliates, may trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

CONFIDENTIAL

Segue Software, Inc. Board of Directors	February 7, 2006

In rendering our opinion, we have, among other things:

1.)

reviewed the terms of the Agreement in the form of the draft dated February 7, 2006 furnished to us by the Company’s legal counsel, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed;

2.)

reviewed Segue’s annual report on Form 10-K for the fiscal year ended December 31, 2004, including the audited financial statements included therein, Segue’s quarterly report on Form 10-Q for the period ended September 30, 2005, including the unaudited financial statements included therein, and the preliminary financial results for the quarter ended December 31, 2005 in draft and unaudited form, prepared and furnished to us by Segue management;

3.)

reviewed certain internal financial and operating information for Segue, including quarterly financial projections for the fiscal year ending December 31, 2006, prepared and furnished to us by Segue management;

4.)	participated in discussions with Segue management concerning the operations, business strategy, current financial performance and prospects for the Company;

5.)	discussed with Segue management its view of the strategic rationale for the Merger;

6.)	reviewed the recent reported closing prices and trading activity for Segue common stock;

7.)	compared certain aspects of Segue’s financial performance with those aspects of public companies we deemed comparable;

8.)	analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

9.)	assisted in negotiations and discussions related to the Merger among Segue, Borland and their respective financial and legal advisors; and

10.)	conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

CONFIDENTIAL

Segue Software, Inc. Board of Directors	February 7, 2006

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Segue or its advisors. With respect to the financial projections and estimates of future revenues examined by us, we have assumed, with your permission, that they were reasonably prepared and reflect the best available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have also assumed, with your permission, that in the course of obtaining the regulatory and third party approvals, consents and releases necessary for consummation of the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Agreement as set forth in the February 7, 2006 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We have not made or taken into account any independent appraisal or valuation of any of Segue’s assets or liabilities, contingent or otherwise. We express no view as to the federal, state or local tax consequences of the Merger.

For purposes of this opinion, we have assumed that Segue is not currently involved in any material transaction other than the Merger, other than publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, we have no obligation to update, revise or reaffirm the opinion.

Based upon and subject to the foregoing qualifications and limitations and those set forth below, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of Segue common stock.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Segue in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Segue common stock, or any other person, as to how such person should vote on or act with respect to the Merger. This opinion may not be used for any other purpose whatsoever or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; except that this opinion may be included in its entirety, if required, in any proxy statement filed by the Company in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel in our sole discretion.

Sincerely,

/s/ Jefferies Broadview

Jefferies Broadview, a division of Jefferies & Company, Inc.

ANNEX C

FORM OF VOTING AGREEMENT

BY AND AMONG

BORLAND SOFTWARE CORPORATION

AND

THE STOCKHOLDER LISTED HEREIN

Dated as of February 7, 2006

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of February 7, 2006, by and among Borland Software Corporation, a Delaware corporation (“Parent”), and [            ] (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Stockholder “beneficially owns” (for the purpose of this Agreement, as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) the number of shares of Common Stock of Segue Software, Inc., a Delaware corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule I hereto (together with any shares of Common Stock acquired by such stockholder after the date hereof, the “Subject Common Shares”);

WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Beta Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Parent (the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company being the surviving corporation; and

WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholder is executing this Agreement whereby the Stockholder agrees to vote all of such Stockholder’s Subject Common Shares pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 1.2 Other Definition. For purposes of this Agreement, “Proxy Term” shall mean the period from the execution of this Agreement until the earlier of (i) the date on which the Merger Agreement is terminated in accordance with its terms or (ii) the Effective Date.

Section 1.3 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used is this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require Parent, the Stockholder or any of their respective Subsidiaries or Affiliates to take any action that would violate any applicable Law.

ARTICLE II

VOTING

Section 2.1 Agreement to Vote the Stockholder’s Subject Common Shares. During the Proxy Term, the Stockholder agrees that at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, such Stockholder will:

(a) appear in person or by proxy at each such meeting or otherwise cause such Stockholder’s Subject Common Shares to be counted as present at such meeting for purposes of calculating a quorum; and

(b) vote (or cause to be voted) all of such Stockholder’s Subject Common Shares (i) in favor of the approval of the terms of the Merger Agreement (including any amendments thereto), the Merger and the other transactions contemplated by the Merger Agreement and any actions required in furtherance thereof and (ii) (other than the transactions contemplated by the Merger Agreement) against any action, proposal, transaction or agreement that would reasonably be expected to (A) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of such Stockholder contained in this Agreement, (B) preclude fulfillment of a condition under the Merger Agreement to the Company’s, Parent’s or Merger Sub’s respective obligations to consummate the Merger or (C) materially impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement or this Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Any vote by the Stockholder of such Stockholder’s Subject Common Shares that is not in accordance with this Section 2.1 shall be considered null and void.

Section 2.2 Grant of Irrevocable Proxy. If requested by Parent, the Stockholder will constitute and appoint Parent, or any nominee of Parent, or will cause Parent, or any nominee of Parent, to be constituted or appointed, with full power of substitution and re-substitution, during and for the Proxy Term, as such Stockholder’s true and lawful attorney in fact and irrevocable proxy, for and in such Stockholder’s name, place and stead, to vote each of the Subject Common Shares beneficially owned by such Stockholder as such Stockholder’s proxy, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, or, as applicable, to instruct and direct the Depository Trust & Clearing Corporation or any other holder of record of such Subject Common Shares to vote such Subject Common Shares at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the stockholders of the Company taken by written consent, (i) in favor of the approval of the terms of the Merger Agreement (including any amendments thereto), the Merger and the other transactions contemplated by the Merger Agreement and any actions required in furtherance thereof and (ii) (other than the transactions contemplated by the Merger Agreement) against any action, proposal, transaction or agreement that would reasonably be expected to (A) result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of such Stockholder contained in this Agreement, (B) preclude fulfillment of a condition under the Merger Agreement to the Company’s, Parent’s or Merger Sub’s respective obligations to consummate the Merger or (C) materially impede, interfere or be inconsistent with, delay, postpone, discourage or adversely affect the transactions contemplated by the Merger Agreement or this Agreement.

Section 2.3 Nature of Irrevocable Proxy. ANY PROXY AND POWER OF ATTORNEY GRANTED PURSUANT TO SECTION 2.2 BY THE STOCKHOLDER SHALL BE IRREVOCABLE DURING THE PROXY TERM, SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND SHALL REVOKE ANY AND ALL PRIOR PROXIES GRANTED BY SUCH STOCKHOLDER. Any power of attorney granted by the Stockholder pursuant to

Section 2.2 shall be a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder and any obligation of such Stockholder under this Agreement and shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder. The Stockholder hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder’s Subject Common Shares that may have heretofore been appointed or granted, and, except as expressly contemplated by this Agreement, no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) The Stockholder agrees that, except as expressly contemplated by the terms of this Agreement or the Merger Agreement, such Stockholder shall not (i) sell, transfer, tender, pledge, give, encumber, assign, convert into another class of securities of the Company or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of or grant a proxy or power of attorney, deposit into any voting trust, enter into any voting agreement, or create or permit to exist any Liens of any nature whatsoever with respect to, any or all of such Stockholder’s Subject Common Shares or (ii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement. [Notwithstanding the foregoing, such Stockholder may make (A) transfers by will or by operation of law, in which case this Agreement shall bind the transferee, (B) transfers in connection with charitable gifts or donations not to exceed an aggregate of 15,000 shares of Common Stock, and (C) as Parent may otherwise agree in writing in its sole discretion.]1

(b) The Stockholder agrees not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling the Stockholder from performing such Stockholder’s obligations under this Agreement.

(c) In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Common Shares”, when used with respect to the Stockholder, shall be deemed to refer to and include such Stockholder’s then-existing Subject Common Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such Stockholder’s Subject Common Shares may be changed or exchanged or which are received in such transaction.

Section 3.2 Standstill Obligations of Stockholder. The Stockholder covenants and agrees with Parent that, during the Proxy Term:

(a) Such Stockholder shall not, nor shall such Stockholder permit any Affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any Affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or grant powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, in each case in a manner that would be inconsistent with such Stockholder’s obligations under this Agreement (including without limitation, Article II hereof), other than to recommend that stockholders of the Company vote in favor of the Merger and the Merger Agreement.

[1]	This language is included in the agreement executed by Mr. Levine

(b) Such Stockholder shall not, nor shall such Stockholder authorize any Affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any Affiliate to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, in each case in a manner that would be inconsistent with such Stockholder’s obligations under this Agreement (including without limitation, Article II hereof).

(c) Such Stockholder shall not, nor shall such Stockholder authorize any Affiliate of such Stockholder, directly or indirectly, to (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Parent and Merger Sub) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; or (iii) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Such Stockholder shall promptly (and in any event within 24 hours) notify Parent in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or its Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials, providing copies of such materials (including e-mails or other electronic communications) to Parent unless such materials constitute confidential information of such Person under an effective confidentiality agreement between such Person and the Company).

(d) Notwithstanding any of the provisions of this Agreement, the Stockholder makes no agreement or understanding herein as directors or officers of the Company. The Stockholder signs this Agreement solely in such Stockholder’s capacity as a beneficial owner of such Stockholder’s Subject Common Shares, and nothing herein shall limit or affect any action or inaction taken in such Stockholder’s capacity as an officer or director of the Company, including without limitation, in connection with actions permitted to be taken by officers or directors pursuant to and in accordance with the terms of the Merger Agreement.

Section 3.3 Exercise of Options. The Stockholder may purchase or acquire any additional shares of Common Stock pursuant to the exercise of Stock Options; provided, however, that any such shares of Common Stock received by such Stockholder in respect thereof shall be deemed “Subject Common Shares” respectively for all purposes of this Agreement without any action by any Person. Schedule II attached hereto sets forth a list of all outstanding Stock Options held by the Stockholder, the vesting schedule for each and the expiration or similar dates thereof.

Section 3.4 Public Disclosure. No Stockholder shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement without the prior consent of Parent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to Parent as follows:

Section 4.1 Authority. (i) Such Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions to be consummated by it as contemplated hereby have been duly and validly authorized by such Stockholder, and no other proceedings on the part of such Stockholder are necessary to authorize this Agreement, to perform such obligations or to consummate such transactions, and (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 4.2 Ownership of Shares. Schedule I sets forth the number of shares of Common Stock over which such Stockholder has record and/or beneficial ownership as of the date hereof. Such Stockholder does not own beneficially or of record any shares of Common Stock or other equity interests of the Company other than as set forth on Schedule I. As of the date hereof, such Stockholder is the lawful record and/or beneficial owner of the shares of Common Stock denoted as being owned beneficially and/or of record by such Stockholder on Schedule I and has the sole power to vote (or cause to be voted) such Stockholder’s shares of Common Stock in accordance with the provisions of this Agreement and the sole power of disposition with respect to such shares, with no restrictions, subject to applicable federal securities laws. Such Stockholder has good and valid title to the Common Stock denoted as being owned by such Stockholder on Schedule I, free and clear of any and all Liens. Such Stockholder has not appointed or granted any proxy which is still in effect with respect to any of such Stockholder’s Subject Common Shares.

Section 4.3 Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations under this Agreement will not, require such Stockholder to obtain any consent (including any spousal consent), approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority based on the Law of any applicable Governmental Authority, except for any filing(s) (including amendments) that such Stockholder may be required to make pursuant to any applicable provision of the Exchange Act.

Section 4.4 No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (a) for the Stockholder which is an entity, conflict with or violate the certificate of incorporation, by-laws or other organizational documents of such Stockholder, (b) result in, or give rise to, a violation or breach of or a default (or an event that with notice or lapse of time or both would become a default) under any of the terms of any contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s Subject Common Shares or assets may be bound or affected or (c) conflict with or violate any applicable Governmental Order or Law.

Section 4.5 Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement shall terminate, and none of Parent or the Stockholder shall have any further rights or obligations hereunder, upon the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Notwithstanding the foregoing, this Section 5.1 and Articles IV and VI of this Agreement shall survive the termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Appraisal Rights. The Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that such Stockholder may directly or indirectly have by virtue of the ownership of any Subject Common Shares.

Section 6.2 Publication. The Stockholder hereby permits Parent to publish and disclose in any document and/or schedule filed by Parent or any of its Affiliates with the SEC such Stockholder’s identity and ownership of shares of Common Stock and Stock Options and the nature of such Stockholder’s commitments, arrangements and understandings pursuant to this Agreement.

Section 6.3 Further Actions. The Stockholder agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement and the transactions contemplated by the Merger Agreement.

Section 6.4 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.5 Specific Performance. The parties hereto agree that if for any reason any party hereto shall have failed to perform such Stockholder’s obligations under this Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform such Stockholder’s obligations under this Agreement.

Section 6.6 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile, in each case as set forth below. Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed by registered or certified mail, (c) on the next succeeding Business Day if sent by national courier service, or (d) on the date sent by facsimile if the appropriate facsimile confirmation is received by the sender.

If to Parent, addressed to it at:

Borland Software Corporation

20450 Stevens Creek Blvd., Suite 800

Cupertino, CA 95014

Attention: General Counsel

831-431-1000 (phone)

408-517-2869 (fax)

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Daniel E. Stoller, Esq.

Richard J. Grossman, Esq.

212-735-3000 (phone)

212-735-2000 (fax)

If to the Stockholder, addressed to such Stockholder at the address and facsimile number set forth on Schedule III hereto, with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Attention: Jeffrey C. Hadden, Esq.

James A. Matarese, Esq.

617-570-1000 (phone)

617-523-1231 (fax)

Section 6.7 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 6.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 6.9 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 6.10 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Parent may assign and transfer its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent.

Section 6.11 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware state court, or federal court of the United States of

America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by applicable Law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or federal court, and (iv) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.6. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12(c).

Section 6.13 Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 6.14 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Restated Certificate of Incorporation, as amended, the possible acquisition of the Subject Common Shares by Parent pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Parent and the Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

BORLAND SOFTWARE CORP.

By:
Name:
Title:

STOCKHOLDER:

Name:

Schedule I

Beneficial and Record Ownership of Common Stock

Name of Stockholder	Number of Shares of Common Stock Held Beneficially	Number of Shares of Common Stock Held of Record

Schedule II

Stock Options

Name of Stockholder	Number of Outstanding Stock Options	Vesting Date(s)	Expiration Date(s)	Grant Date

Schedule III

Notice to Stockholder

Name of Stockholder	Address

ANNEX D

DELAWARE GENERAL CORPORATION LAW

SECTION 262—APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY—SUBJECT TO COMPLETION

SEGUE SOFTWARE, INC.

201 Spring Street

Lexington, MA 02421

FORM OF REVOCABLE PROXY

Special Meeting of Stockholders

To Be Held On                      at             , local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph Krivickas and Michael Sullivan, and each or any of them, as proxies (the “Proxies”) of the undersigned, with full power to act without the other and with full power of substitution in each, and hereby authorizes each of them to represent and to vote all shares of common stock, par value $0.01 per share, of Segue Software, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of                     , located at             ,             ,             , on             ,             , 2006, at             , local time and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The Proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters that may properly come before the Special Meeting.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR each of the proposals set forth on the reverse side. In their discretion, the Proxies are each authorized to vote upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed postage-paid envelope.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

SEGUE SOFTWARE, INC.

                             , 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. - OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. - OR -	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote FOR proposals 1 and 2 below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	FOR	AGAINST	ABSTAIN

1.         To approve the agreement and plan of merger, dated as of February 7, 2006, by and among Borland Software Corporation, Beta Merger Sub, Inc., a wholly-owned subsidiary of Borland, and Segue Software, Inc.

	☐	☐	☐

2.         To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve the agreement and plan of merger.

	☐	☐	☐

3. To consider and act upon any other business that may properly come before the special meeting or at any adjournments or postponements of that meeting.

Your shares of the Company’s common stock will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or through the Internet or the shares are voted in person at the Special Meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

Also, if you have any questions or need assistance in voting, please call D.F. King & Co., Inc., toll-free at 1-888-605-1957. Stockholders calling from outside the U.S. and Canada may call collect at (212) 269-5550. Office hours are weekdays from 8:00 a.m. to 9:00 p.m., Eastern Time.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

SEGUE SOFTWARE, INC.

                             , 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

The Board of Directors recommends a vote FOR proposals 1 and 2 below. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	FOR	AGAINST	ABSTAIN

1.         To approve the agreement and plan of merger, dated as of February 7, 2006, by and among Borland Software Corporation, Beta Merger Sub, Inc., a wholly-owned subsidiary of Borland, and Segue Software, Inc.

	☐	☐	☐

2.         To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve the agreement and plan of merger.

	☐	☐	☐

3. To consider and act upon any other business that may properly come before the special meeting or at any adjournments or postponements of that meeting.

Your shares of the Company’s common stock will not be voted unless a proxy form is signed and returned, a proxy is submitted by telephone or through the Internet or the shares are voted in person at the Special Meeting.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

Also, if you have any questions or need assistance in voting, please call D.F. King & Co., Inc., toll-free at 1-888-605-1957. Stockholders calling from outside the U.S. and Canada may call collect at (212) 269-5550. Office hours are weekdays from 8:00 a.m. to 9:00 p.m., Eastern Time.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.